Preliminary Offering Circular: November 8, 2019

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Real Goods Solar, Inc.

Subscription Rights Offering

Up to an Aggregate of 2,000,000 Shares of Series 1 Preferred Stock Under Subscription Rights Offering

Up to an Aggregate of 3,000,000 Shares of Series 1 Preferred Stock in Lieu of Payment of Cash Dividends

We are distributing, at no charge, to each of (i) the holders of our Class A common stock and (ii) the holders of our warrants exercisable for our Class A common stock, which we collectively refer to as the “Rights Holders,” non-transferable subscription rights, or “Rights,” to purchase up to an aggregate of 10 shares of our Series 1 Preferred Stock, par value $0.0001 per share. We refer to the offering of the Series 1 Preferred Stock as the “Rights Offering”.

As a Rights Holder you will receive in the Rights Offering 10 subscription rights for every (i) one share of Class A common stock owned by you as of 5:00 p.m., Eastern time, on November 27, 2019, the record date for the Rights Offering and (i) if you hold warrants to purchase shares of our Class A common stock, every one share of Class A common stock that you could purchase as of 5:00 p.m., Eastern time, on the record date by exercising your warrants (assuming full exercise, and without any beneficial ownership limitation). You will not need to exercise your warrants in order to receive the Rights.

Subject to proration and, if applicable, the 10% Restriction described elsewhere herein, each Right entitles the Rights Holder a basic subscription privilege to purchase one share of our Series 1 Preferred Stock at the subscription price of $10 per share of Series 1 Preferred Stock. Each Rights Holders who exercises this basic subscription privilege in full will also be entitled to an over-subscription privilege to purchase, at the same subscription price, additional shares of our Series 1 Preferred Stock that remain unsubscribed as a result of any unexercised basic subscription privilege. Rights may only be exercised in the aggregate for whole numbers of shares of our Series 1 Preferred Stock, and any fractional shares of our Series 1 Preferred Stock will be rounded down to the nearest whole share amount.

In addition to qualifying 2,000,000 shares of Series 1 Preferred Stock for issuance upon exercise of the Rights under this Rights Offering, we are also qualifying at this time 3,000,000 additional shares of Series 1 Preferred Stock issuable at our election in lieu of payment of cash dividends on the Series 1 Preferred Stock.

You may exercise your Rights any time commencing on December 2, 2019 and before the expiration of the Rights Offering at 5:00 p.m., Eastern time, on December 16, 2019, unless we extend the Rights Offering subscription period, as determined in our sole discretion, for up to 45 calendar days. Rights not timely exercised will expire.

There is no minimum number of subscription rights that must be exercised under this Rights Offering, and no minimum number of Series 1 Preferred Stock that we will issue at the closing of this Rights Offering.

We reserve the right to cancel the Rights Offering at any time before the closing of the Rights Offering for any or no reason in our sole discretion. If the right offering is cancelled, all subscription payments received by the Subscription Agent will be promptly returned, without interest.

Continental Stock Transfer & Trust Company (referred to in this offering circular as the “Subscription Agent”) will serve as the Subscription Agent for the Rights Offering. The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete or cancel the Rights Offering.

Mackenzie Partners (referred to in this offering circular as the “Information Agent”) will act as our Information Agent in connection with the Rights Offering. You may contact them directly with any questions or comments via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

We have engaged the services of Advisory Group Equity Services Ltd., d/b/a RHK Capital as the dealer-manager for this Rights Offering. See “Plan of Distribution.”

	Price to Public	Dealer-Manager Fee (1)	Proceeds to Issuer Before Expenses
Per Share of Series 1 Preferred Stock	$10.00	$0.60	$9.40
Total (2)	$20,000,000	$1,200,000	$18,800,000

(1)	We have agreed to pay RHK Capital as the dealer-manager a fee of 6% of the proceeds of the Rights Offering, plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering. See “Plan of Distribution.” For any unsubscribed shares of our Series 1 Preferred Stock placed by RHK Capital during the 45-day placement period following the expiration of the Rights Offering, we have agreed to pay RHK Capital a placement fee equal to 6% of such sales, in lieu of the dealer-manager fee, together with a continuing 1.8% non-accountable expense fee and out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by RHK Capital if the Rights Offering were to have been fully subscribed. Neither the placement fee nor expense allowance in connection with the placement will be payable with respect to any shares of our Series 1 Preferred Stock purchased as result of the exercise of any basic subscription privilege or over-subscription privilege in the Rights Offering.

(2)	Assumes that the Rights Offering is fully subscribed.

If the Rights Offering is not fully subscribed following expiration of the Rights Offering, RHK Capital has agreed to act in the capacity of a placement agent and to use its commercially reasonably efforts to place any unsubscribed shares of our Series 1 Preferred Stock authorized for the Rights Offering, at the subscription price, for an additional period of up to 45 days after the expiration of the Rights Offering. The number of shares of Series 1 Preferred Stock that may be sold during this placement period will depend upon the number of shares of Series 1 Preferred Stock that are subscribed for pursuant to the exercise of Rights by the Rights Holders.

Neither our board of directors nor our management has made any recommendation regarding your exercise of the Rights. You may not revoke or revise any exercises of Rights once made, unless we cancel or make a fundamental change to the terms and conditions of the Rights Offering. The exercise of your Rights involves material risks. See “Risk Factors” beginning on page 29 of this offering circular, as well as the risk factors and other information in any documents we incorporate by reference into this offering circular, to read about important factors you should consider before exercising your Rights.

There is no established public trading market for the Series 1 Preferred Stock issuable upon exercise of your Rights at present; however, it is our intention that the Series 1 Preferred Stock will be qualified to trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group. The Rights may not be sold, transferred, or assigned and will not be listed for trading on any stock exchange or market.

As of November 6, 2019, there were 119,980,991 shares of Class A common stock issued and outstanding, and warrants to purchase 12,657,157 shares of our Class A common stock issued and outstanding. There are no shares of our preferred stock issued and outstanding at the Record Date or as of the date of this offering circular.

Neither the United States Securities and Exchange Commission, or “SEC,” nor any state securities commission has passed upon the merits or give its approval of any securities offered or the terms of the Rights Offering, nor have either passed upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this Rights Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The company is following the “Form S-1” format of disclosure under Regulation A.

The date of this offering circular is [     ], 2019.

i

OFFERING CIRCULAR SUMMARY

This summary highlights certain information that we believe is especially important concerning our business and this Rights Offering. It does not contain all of the information that may be important to you and to your investment decision. You should carefully read the entire offering circular and should consider, among other things, the matters set forth in the section entitled “Risk Factors” before deciding to participate in the Rights Offering. As used herein, Real Goods Solar, Inc. and its subsidiaries are referred to as “RGS Energy,” “Company,” as well as “we,” “us” and “our.”

Overview of the Company

We are the exclusive worldwide manufacturer and distributor of the POWERHOUSE™ in-roof solar shingle, an aesthetically pleasing solar shingle system. The POWERHOUSE™ in-roof solar shingle uses technology developed by The Dow Chemical Company and licensed to us. While The Dow Chemical Company holds all applicable patents, we have been licensed the exclusive domestic and international rights to commercialize POWERHOUSE™ and have the rights and obligations to maintain and prosecute the patents and invest in research and development to achieve future technological advances in productivity and output efficiency. Additionally, we are a solar energy engineering, procurement and construction firm serving residential and small commercial customers in the state of Hawaii and small commercial customers in the northeast section of the United States. To these customers, we offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar photovoltaic modules. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their reliance upon fossil fuel energy sources.

We, including our predecessors, have more than 40 years of experience in residential solar energy and trace our roots to 1978, when our subsidiary, Real Goods Trading Corporation, sold the first solar photovoltaic panels in the United States. We have designed and installed over 25,000 residential and commercial solar energy systems since our founding.

We operate as three reportable segments: (1) POWERHOUSE™ – the manufacturing and sales of solar shingles; (2) Solar Division – the installation of solar energy systems for both homeowners and business owners (commercial) in Hawaii and small business owners (commercial) in the continental United States; and (3) Other – corporate operations. We believe this structure enables us to effectively manage our operations and resources.

Our principal executive offices are located at 110 16th Street, 3rd Floor, Denver, CO 80202. Our telephone number is (303) 222-8300. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this offering circular or the accompanying offering circular, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Recent Developments

Launch of Commercialization of our Powerhouse Solar Shingle

We obtained UL approval for POWERHOUSE™ in November 2018 and thereafter engaged our supply chain to manufacture POWERHOUSE™ shingles. We commenced efforts to establish a nationwide network of roofing companies, solar installers, homebuilders and equipment distributors to sell and install POWERHOUSE™ shingles to homeowners. We have since commencing commercialization of POWERHOUSE™ reported our progress on building the network and our sales pipeline, backlog and revenue every 30-day period. As of September 30, 2019, POWERHOUSE™ has a backlog of approximately $7.7 million. Backlog represents the dollar amount of revenue that we may recognize in the future from signed contracts without taking into account possible future cancellations. No revenue would be forthcoming under such contracts in the event of such cancellation. Backlog is not a measure defined by generally accepted accounting principles and is not a measure of contract profitability. The backlog amounts disclosed are net of cancellations received and include anticipated revenues associated with (i) the original contract amounts, and (ii) change orders for which written confirmations have been received. Backlog may not be indicative of future operating results.

Supply Chain and Tariffs on Chinese Imports

We engage third-party manufacturers to manufacture components of the in-roof POWERHOUSE™ solar shingle. The major components of the POWERHOUSE™ solar shingle consist of the solar laminate, connectors, wire harnesses, base assembly and integrated flashing system. The solar laminate, connectors and wire harnesses are produced by a manufacturer located in China and shipped to our U.S. based manufacturer of the baseplate for assembly into a solar shingle. The solar shingle is then shipped to our third-party logistics provider to warehouse and distribute kitted systems to our customers.

The tariffs on solar cells and photovoltaic modules from China imposed by the Office of the President of the United States have increased our cost of goods sold by 26%.

Preliminary Third Quarter of 2019 Results and Business Update

The following unaudited preliminary results for our third quarter ended September 30, 2019 are subject to the completion of our quarterly closing and review procedures, and have not been audited or reviewed by our independent registered accounting firm, and therefore is subject to change.

(000's omitted and unaudited)	Preliminary Sept. 30, 2019	Last Quarter Reported June 30, 2019	Year Ago Quarter Reported Sept. 30, 2018
Selected Balance Sheet Items:
Cash	$799	$1,696	$8,593
Convertible Debt	-	-	218
Shareholder's Equity	4,539	3,590	6,639
Selected Income Statement Items:
Revenue for Quarter	$2,225	$2,294	$3,885
Operating Loss	(2,611)	(3,352)	(3,038)
Non-Operating Income (Expense)	800	(1,724)	(15,227)
Net Loss	(1,811)	(5,076)	(18,294)
Other Items:
Working Capital	$410	$2,579	$5,181
Backlog:
POWERHOUSE™ Division	7,731	7,698	-
Solar Division (excluding exited mainland residential business)	14,480	10,965	6,477
Debt-to-Equity Ratio	0%	0%	3%

Non-operating income (expense) is primarily non-cash expenses that include changes in the fair value of derivative liabilities, losses on the extinguishment of debt, and the amortization of debt discount and deferred loan costs associated with the conversion of debt to equity.

Backlog represents the dollar amount of revenue that may be recognized in the future from signed contracts without taking into account possible future cancellations. Backlog is not a measure defined by generally accepted accounting principles and is not a measure of contract profitability. The backlog amounts disclosed are net of cancellations received and include anticipated revenues associated with (i) the original contract amounts, and (ii) change orders for which written confirmations have been received. Backlog may not be indicative of future operating results. The backlog amounts for our Solar Division excludes backlog of our mainland residential business, which our Board of Directors determined to exit on March 29, 2019, as previously disclosed.

Strategic Alternatives

As previously reported, on March 7, 2019, we announced we had commenced a process to explore strategic alternatives focusing on maximizing shareholder value, which may include, among others, a sale of our company, a business combination such as a merger with another party, or a strategic investment financing which would allow us to continue our current business plan of commercializing POWERHOUSE™ solar shingles. To-date, this process has resulted in our (i) exiting our mainland residential solar business to focus on the POWERHOUSE™ in-roof shingle market and reduce overall cash outflow, (ii) closing a registered offering of common stock and warrants in April 2019, and (iii) this Rights Offering. While we are not actively pursuing strategic alternatives and have not engaged a financial adviser for this purpose, we expect to continue to evaluate potential strategic alternatives if opportunities arise. To-date, the process of exploring strategic alternatives has not resulted in our incurring substantial expenses or been time consuming or disruptive to our business operations. The risk factors incorporated by reference into this offering circulate contains a description of certain risks associated with our exploring strategic alternatives. We have no current plans to use the proceeds from this Rights Offering in the pursuit of strategic alternatives. However, should an attractive opportunity in that respect arise in the future, we expect to use available general corporate funds to explore such opportunity.

The Rights Offering

Issuer	Real Goods Solar, Inc.

Securities Offered	We are distributing to you, at no charge, 10 Rights for (i) each share of our Class A common stock owned on the record date for the Rights Offering, or “Record Date,” and (ii) each share of our Class A common stock purchasable under outstanding warrants held on the Record Date, in each case either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees on your behalf, as a beneficial owner of such securities.

Each Right is exercisable to subscribe for one share of our Series 1 Preferred Stock and, as described below, entitles the Rights Holder to a basic subscription privilege and an over-subscription privilege, both of which are subject to proration and, if applicable, the 10% Restriction described below.

Size of Offering

The Rights are exercisable, in the aggregate, to purchase up to a total of 2,000,000 shares of our Series 1 Preferred Stock. If this Rights Offering is fully subscribed, we expect gross proceeds to be $20 million.

As part of this Rights Offering, we are qualifying:

o      2,000,000 shares of Series 1 Preferred Stock available for issuance under this Rights Offering, and

o      3,000,000 additional shares of Series 1 Preferred Stock issuable at our election in lieu of payment of cash dividends on the Series 1 Preferred Stock

Subscription Price	$10 per share of Series 1 Preferred Stock, payable in cash.

To be effective, any payment related to the exercise of a Right must clear before the end of the subscription period or such earlier date as may be specified in the subscription procedures furnished or made available to Rights Holders.

Basic Subscription Privilege	The basic subscription privilege will entitle each Rights Holder to purchase one share of Series 1 Preferred Stock for each Right at a subscription price of $10, subject to proration and, in the case of Rights Holders who are not “accredited investors” (as defined in Rule 501 under the Securities Act), the 10% Restriction.

You may exercise your basic subscription privilege for any number of shares of Series 1 Preferred Stock for which you are entitled or you may choose not to exercise any Rights. At the end of the subscription period, unexercised Rights will expire and have no value.

Over-Subscription Privilege	If, and only if, you fully exercise your basic subscription privilege, you will also have an over-subscription privilege which will allow you to purchase additional shares of Series 1 Preferred Stock that remain unsubscribed for at the expiration of the Rights Offering, subject to availability and any pro-rata allocation of such additional shares among Rights Holders exercising this over-subscription privilege and, in the case of Rights Holders who are not “accredited investors” (as defined in Rule 501 under the Securities Act), the 10% Restriction.

You must state your intention to exercise your over-subscription privilege at the time that you exercise your basic subscription privilege.

Proration	If an insufficient number of shares of Series 1 Preferred Stock is available to fully satisfy all basic subscription privilege requests, we will allocate the available shares, as applicable, pro ratably among those Rights Holders exercising their basic subscription privilege (so that the aggregate number of shares of our Series 1 Preferred Stock sold in the Rights Offering does not exceed the aggregate number offered).

Likewise, if after the basic subscription privilege is satisfied there remain an insufficient number of shares of Series 1 Preferred Stock available to satisfy in full all over-subscription privilege requests, we will allocate the available shares of our Series 1 Preferred Stock authorized under the Rights Offering pro ratably among those Rights Holders exercising their over-subscription privilege.

The Subscription Agent will notify Rights Holders of the number of pro-rated shares of Series 1 Preferred Stock allocated to each holder exercising the basic subscription privilege and over-subscription privilege, as the case may be, as promptly as may be practicable after the allocations are completed.

Record Date	5:00 p.m., Eastern time, on November 27, 2019

Commencement Date	The subscription period for the Rights Offering begins on December 2, 2019

Expiration Date	5:00 p.m., Eastern time, on December 16, 2019, which expiration date is subject to extension for a period not to exceed 45 calendar days, at our sole discretion. We are not required to give notice of such extension.

Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

Procedure for Exercising Rights	To exercise your subscription right to buy shares of Series 1 Preferred Stock, you must (i) properly complete the subscription process as set forth in the subscription documents and (ii) submit payment for all the Rights you elect to exercise under the basic subscription privilege and over-subscription privilege, to Continental Stock Transfer & Trust Company, as the Subscription Agent, at the address set forth in the subscription documents. The subscription documents must be received by the Subscription Agent on or before the expiration date of the Rights Offering.

Persons holding Class A common stock or warrants through a broker, bank or other nominee that desire to exercise their Rights with respect thereto should contact such broker, bank or other nominee and request it to effect the transaction for them.

If you cannot deliver your completed subscription documents to the Subscription Agent before the expiration of the subscription period, you may follow the guaranteed delivery procedures described under “The Rights Offering – Guaranteed Delivery Procedures.”

No Minimum Requirements	There is no minimum purchase requirement for closing this Rights Offering, and no minimum purchase requirement for any Rights Holder.

10% Restriction	Generally, any sale of Series 1 Preferred Stock in this Rights Offering made to any subscribing Rights Holder who is not an “accredited investor” (as defined in Rule 501 under the Securities Act) may not exceed the number of shares of Series Preferred Stock for which the aggregate purchase price to be paid exceeds 10% of the greater of such Rights Holder’s annual income or net worth (in each case, as determined pursuant to Rule 501 under the Securities Act) (the “10% Restriction”). See “The Rights Offering – Limitations on Exercise of Basic Subscription Privilege and Over-Subscription Privilege – 10% Restriction.”

Others Limitation on Purchase of Preferred Stock	We will not issue shares of Series 1 Preferred Stock to any Rights Holder that is required to obtain prior clearance or approval from, or submit a notice to, any state or federal regulatory authority to acquire, own, or control such shares if we determine that, as of the expiration date of the Rights Offering, such clearance or approval has not been satisfactorily obtained and any applicable waiting period has not expired.

Description of Series 1 Preferred Stock

Series 1 Preferred Stock shall generally provide for the following privileges, preferences and rights (See “Description of Securities We Are Offering”):

Dividends. Holders of the Series 1 Preferred Stock will be entitled to receive cumulative cash dividends representing a 12% annual yield on the purchase price, payable quarterly. Dividends may, at our option, also be paid in additional shares of Series 1 Preferred Stock in lieu of cash. Our ability to pay cash dividends in the future will depend upon our financial results, liquidity and financial condition.

Liquidation Preference; Sale Transactions. The Series 1 Preferred Stock will have a liquidation preference of $10.00 per share, equal to its purchase price, and be entitled to distributions before holders of our Class A common stock in the event of any liquidation, dissolution or winding up of our company. Certain “sale transactions” will be treated as a liquidation, dissolution or winding up of our company unless holders of a majority of the outstanding shares of Series 1 Preferred Stock shall have consented otherwise.

Voting Rights. Except as required by law, each holder of shares of Series 1 Preferred Stock will be entitled to 100 votes for each share of Series 1 Preferred Stock held on a record date. Except as otherwise provided in the articles of designation, preferences and rights or as required by law, the Series 1 Preferred Stock will generally vote together with the shares of our Class A common stock (and not as a separate class) at any annual or special meeting of shareholders. Preferred Stock will vote as a class on any modification or amendment of the articles of designation, preferences and rights.

No Conversion. The Series 1 Preferred Stock will not be convertible into or exchangeable for shares of our Class A common stock or any other security.

Rank. With respect to dividends, redemption payments and rights upon our liquidation, dissolution or winding-up or a sale transaction, the Series 1 Preferred Stock will rank junior to our indebtedness and any securities we issue in the future the terms of which expressly make such securities senior to the Series 1 Preferred Stock, on a parity with any securities we issue in the future the terms of which expressly make such securities on a parity with any or all of the Series 1 Preferred Stock, but senior to our Class A common stock and any securities we issue in the future that are not expressly made on a parity or senior to the Series 1 Preferred Stock.

Term. The Series 1 Preferred Stock is perpetual.

Redemption. We may redeem any or all of the Series 1 Preferred Stock at any time after the one-year anniversary of the issuance of the first share of Series 1 Preferred Stock and from time to time thereafter, at our option, at a redemption price equal to 125% of the purchase price per share plus any unpaid dividends with respect to any record date that occurred before notice of redemption if the holder of any shares of Series 1 Preferred to be redeemed was the record holder of such shares on any such record date.

Anti-Dilution Adjustments. The Series 1 Preferred Stock will not be adjusted, and no additional shares of Series 1 Preferred Stock will be issued solely as a result of, any future change to or affecting our Class A common stock. The number of votes and the liquidation preference per share of Series 1 Preferred Stock is subject to proportional adjustments for stock splits or similar events affecting the Series 1 Preferred Stock. Further, the number of votes per share of Series 1 Preferred Stock is subject to proportional adjustments for stock splits or similar events affecting our Class A common stock.

Amendment. We may modify or amend the articles of designation of preferences, rights and limitations for the Series 1 Preferred Stock with the consent of the holders of a majority of the outstanding shares of Series 1 Preferred; provided, however, that any proposed modification or amendment that materially and adversely affects the rights and obligations of any holder of Series 1 Preferred shall require the prior written consent of such holder of Series 1 Preferred.

Trading. There is no established public trading market for Series 1 Preferred Stock presently; however, it is intended that the Series 1 Preferred Stock will trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group.

Delivery of Shares	As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of Series 1 Preferred Stock purchased pursuant to the Rights Offering.

If you are a holder of record of Class A common stock or warrants to purchase Class A common stock, all shares of Series 1 Preferred Stock that you purchase in the Rights Offering will be issued in book-entry form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these shares but no physical stock certificate.

If you hold your Class A common stock or warrants through a broker, bank or other nominee, the Depository Trust Company, or “DTC,” will credit your account with your nominee with the shares of Series 1 Preferred Stock you purchased in the Rights Offering.

Use of proceeds	We intend to use the proceeds (i) in connection with the commercialization of the POWERHOUSE™ product, and (ii) for general corporate purposes. See “Use of Proceeds.”

Risk Factors	The exercise of your Rights involves material risks. See “Risk Factors” beginning on page 29 of this offering circular, as well as the risk factors and other information in any documents we incorporate by reference into this offering circular, to read about important factors you should consider before exercising your Rights.

Non-Transferability of Rights	The Rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

No Recommendation	None of the board of directors or management of our company, the Subscription Agent, the Information Agent or the dealer-manager is making a recommendation regarding your exercise of the Rights. You are urged to make your decision based on your own assessment of our business and of the Rights Offering. Please see “Risk Factors” for a discussion of material risks.

No Revocation	Except in the event we make a fundamental change to the terms and conditions of our Rights Offering, your exercise of Rights will be irrevocable, even if you later change your mind about exercising your Rights. The irrevocability of your exercise will apply even if new information comes to your attention. Your exercise of the Rights will also remain irrevocable if the authorized period for the Rights Offering is extended by our board of directors. You should not exercise your Rights unless you are certain that you wish to purchase shares of our Series 1 Preferred Stock at the subscription price of $10 per share.

Extension, Cancellation and Amendment	We have the option to extend the Rights Offering and the period for exercising your Rights for a period not to exceed 45 calendar days, at our sole discretion. We do not presently intend to do so.

Our board of directors may cancel the Rights Offering at any time before the closing of the Rights Offering for any reason or for no reason at all.

Our board of directors also reserves the right to amend or modify the terms of the Rights Offering. If we make any fundamental changes to the terms of the Rights Offering set forth in this offering circular, we will offer Rights Holders who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such Rights Holders and recirculate an updated offering circular. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, to increase participation in the Rights Offering.

If the Rights Offering is extended, cancelled or otherwise amended to make a fundamental change to its terms, we will issue a press release notifying Rights Holders of such extension, cancellation or amendment. In the event of the cancellation or fundamental change, all subscription payments received by the Rights agent will be promptly returned, without interest or penalty.

Stand-by Placement Period	If the Rights Offering is not fully subscribed following expiration of the Rights Offering, RHK Capital has agreed to act in the capacity of placement agent and use its commercially reasonable efforts to place any unsubscribed shares of Series 1 Preferred Stock in the Rights Offering at the subscription price for an additional period of up to 45 calendar days. RHK Capital is not acting as an underwriter, and no assurance can be given that any unsubscribed shares of Series 1 Preferred Stock will be sold during this period.

Transfer Agent and Registrar for the Series 1 Preferred Stock	Continental Stock Transfer and Trust Company

Subscription Rights Agent	Continental Stock Transfer and Trust Company

Information Agent	Mackenzie Partners

Dealer-Manager	Advisory Group Equity Services Ltd., d/b/a RHK Capital

Material U.S. Federal Tax Consequences to U.S. Holders	For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon the receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the Rights in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences to U.S. Holders.”

Shares Outstanding before the Rights Offering	119,980,991 shares of our Class A common stock were outstanding as of November 6, 2019. There were no shares of Series 1 Preferred Stock outstanding as of the Record Date or as of the date of this offering circular.

Shares Outstanding After the Rights Offering	Assuming all shares of Series 1 Preferred Stock are sold in the Rights Offering, in addition to the outstanding shares of Class A common stock noted above, we expect that approximately 2,000,000 shares of our Series 1 Preferred Stock will be outstanding immediately after completion of this Rights Offering.

We do not expect to issue any additional shares of Series 1 Preferred Stock after this Rights Offering other than if we elect to pay dividends on the Series 1 Preferred Stock in the form of additional shares of Series 1 Preferred Stock, and we are qualifying an additional 3,000,000 shares of Series 1 Preferred Stock for such purpose. We will not be issuing any shares of our Class A common stock as part of this Rights Offering.

Fees and Expenses	We will pay all fees charged by each of the transfer agent, the Subscription Agent and the Information Agent in connection with the Rights Offering.

We will also pay the fees of RHK Capital for acting as the dealer-manager in the Rights Offering, consisting of a 6% commission on the proceeds of the Rights Offering and a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering. We have agreed to a similar fee structure for RHK Capital, in its capacity as placement agent, with respect to proceeds received in connection with the purchase of any unsubscribed shares of Series 1 Preferred Stock during the stand-by placement period.

You will be responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with your exercise of the Rights.

Payments to Broker-Dealers and Other Intermediaries	Subject to entry into a selected dealer agreement with other broker-dealers, our dealer-manager, RHK Capital, has informed us that it will reallocate to each such broker-dealer whose clients purchase shares of our Series 1 Preferred Stock in this Rights Offering pursuant to their Rights up to one-half of its dealer-manager fee applicable to proceeds otherwise attributable to such purchase. See “Plan of Distribution.”

Questions	If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this offering circular or other documents, please contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

The number of shares of Class A common stock outstanding before and after this Rights Offering is based on 119,980,991 shares issued and outstanding as of November 6, 2019 and excludes:

•	shares of our Class A common stock issuable at our election in lieu of payment of cash dividends on the Series 1 Preferred Stock;

•	145 shares of our Class A common stock issuable upon the exercise of options outstanding under our 2008 Long-Term Incentive Plan;

•	1,074,000 shares of our Class A common stock issuable upon the exercise of options outstanding under our 2018 Long-Term Incentive Plan;

•	25,000 shares of our Class A common stock available for future issuance under our 2018 Long-Term Incentive Plan;

•	12,657,157 shares of our Class A common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.09 per share; and

•	26 shares of our Class A common stock currently issuable to the sellers from the Company’s purchase of Sunetric in May 2014.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following questions and answers are intended to help you locate answers to questions you may have about this Rights Offering and related matters, but they do not purport to be complete. The following questions and answers are subject to, and qualified in their entirety by, the more detailed information set forth elsewhere in this Rights Offering circular or incorporated herein by reference. See “Risk Factors,” “Description of Securities We Are Offering,” “The Rights and the Rights Offering,” and the other information in this offering circular and the information incorporated herein by reference.

Why is RGS Energy conducting this Rights Offering?

We are conducting this Rights Offering to raise up to $20 million of additional capital. We intend to use these proceeds (i) in connection with the commercialization of the POWERHOUSE™ product, and (ii) for general corporate purposes. See “Use of Proceeds.” Our board of directors has chosen to give you the opportunity to purchase additional securities in our company with additional voting power. We cannot assure you that we will not need to seek additional financing in the future.

What is the Rights Offering?

We are distributing to the holders of our Class A common stock and the holders of outstanding warrants exercisable for our Class A common stock, in each case as of the Record Date, at no charge, non-transferable subscription rights, or Rights, to subscribe for shares of our Series 1 Preferred Stock. As such a holder, you will receive 10 Rights for every share of our Class A common stock held of record by you or purchasable (assuming full exercise, and without any beneficial ownership limitation) under any such warrants held by you at 5:00 p.m., Eastern time as of the Record Date of November 27, 2019.

The Rights will be evidenced by subscription documents. Each subscription right will entitle the holder to (i) a basic subscription privilege and (ii) an over-subscription privilege for all basic subscription privileges that remain unsubscribed, in each case subject to proration and, if applicable, the 10% Restriction as described below.

Where can I find the number of Rights I hold?

The number of Rights constituting your basic subscription privilege will be shown on the subscription documents provided to you. You may exercise any or all of your Rights to purchase shares of Series 1 Preferred Stock, but for purposes of your basic subscription privilege, the number you exercise cannot exceed the lesser of the number shown and, if applicable, the number allowed under the 10% Restriction, subject in either case to proration as discussed below. If you are able to exercise your basic subscription privilege in full, you may also elect to exercise your over-subscription privilege.

What are the Series 1 Preferred Stock Shares issuable upon exercise of the Rights?

The Series 1 Preferred Stock shares are a class of preferred stock newly authorized by our company, with such rights, privileges and preferences as set forth in the articles of designation of preferences, rights and limitations filed with the SEC as an exhibit to the offering statement on Form 1-A (SEC File No. 024-11087) of which this offering circular is a part, as well as set forth under “Description of Securities We Are Offering.”

As discussed herein, holders of the Series 1 Preferred Stock will be entitled, among other things, to:

o	dividend representing a 12% annual yield on the purchase price, payable quarterly in cash or in additional shares of Series 1 Preferred Stock, at our option;

o	exercise super voting rights on matters brought before the shareholders, voting together with the holders of our Class A common stock but casting 100 votes for each share of Series 1 Preferred Stock in such matters (as opposed to one vote cast for each share of outstanding Class A common stock outstanding and entitled to vote);

o	liquidation preference, meaning that in the event of any liquidation, dissolution, winding up of our company or certain “sale transactions” such amounts as remain available for distribution to shareholders after satisfaction of all of our liabilities will be distributed first among the holders of Series 1 Preferred Stock and then to the holders of our Class A common stock and other securities then junior to the Series 1 Preferred Stock;

We may redeem any or all of the Series 1 Preferred Stock at any time after the one-year anniversary of the issuance of the first share of Series 1 Preferred Stock and from time to time thereafter, at our option, at a redemption price equal to 125% of the purchase price per share plus any unpaid dividends with respect to any record date that occurred before notice of redemption if the holder of any shares of Series 1 Preferred to be redeemed was the record holder of such shares on any such record date.

What is the basic subscription privilege?

The basic subscription privilege is your opportunity, as a Rights Holder, to purchase one share of Series 1 Preferred Stock at a subscription price of $10 per share for every Right held by you. We have granted to you, as a holder of our Class A common stock or outstanding warrants exercisable for our Class A common stock, in either case as of the Record Date, 10 Rights for every share of our Class A common stock owned by you or purchasable by you under such warrants at that time. For example, if you owned 100 shares of our Class A common stock as of 5:00 p.m., Eastern time, on the Record Date, you would receive 1000 Rights.

Under your basic subscription privilege, you may elect to purchase, at the subscription price of $10 per share, up to that number of shares of Series 1 Preferred Stock equal to the lesser of the number of Rights you hold and the 10% Restriction, as applicable, and in either case subject to proration. Subject to the foregoing sentence, you may exercise the basic subscription privilege of any number of your Rights, or you may choose not to exercise any Rights. If you fully exercise your basic subscription privilege, you would also be entitled to an unlimited over-subscription privilege, in each case subject to proration as described herein.

Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.

What is the over-subscription privilege?

If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for, at the same purchase price per share, shares of Series 1 Preferred Stock unclaimed by other Rights Holders in this Rights Offering. Your ability to purchase additional shares pursuant to the over-subscription privilege is subject to sufficient shares of Series 1 Preferred Stock being available for purchase and, as applicable, proration of such shares among other Rights Holders exercising their over-subscription privilege.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the expiration of the Rights Offering or such earlier date as may be specified in the subscription documents you receive from the Subscription Agent (or via any web portal established by the Subscription Agent). Because we will not know the total number of unsubscribed shares of Series 1 Preferred Stock before the expiration of the Rights Offering, you will need to deliver payment in an amount equal to the aggregate purchase price for the maximum number of shares that you desire to purchase. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.

Are there any limitations on my ability to exercise my rights?

Subject to your ability to exercise the over-subscription privilege, the number of shares of Series 1 Preferred Stock that you may purchase in the Rights Offering is limited by:

o	the number of shares of our Class A common stock that you held on the Record Date or which you could purchase under outstanding warrants then exercisable for such shares;

o	the 10% Restriction, if applicable; and

o	the proration provisions of this Rights Offering.

In addition, although Rights Holders that fully and properly exercise their basic subscription privilege have the right to exercise the over-subscription privilege, there can be no assurances of the number of shares of Series 1 Preferred Stock that a holder will be able to acquire through the exercise of the over-subscription privilege, if any.

We also reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful or which, for any other reason, we deem inconsistent with the requirements of the Rights Offering as described herein.

What is the 10% Restriction on the exercise of the basic subscription privilege?

If you are not an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933), then generally you may only purchase shares of Series 1 Preferred Stock under this Rights Offering to the extent that the aggregate purchase price you pay does not exceed 10% of the greater of your annual income or net worth (each determined as provided in Rule 501 under the Securities Act of 1933). See “The Rights Offering – Limitations on Exercise of Basic Subscription Privilege and Over-Subscription Privilege – 10% Restriction.”

What is proration?

We do not intend to sell more than an aggregate of 2,000,000 shares of Series 1 Preferred Stock in the Rights Offering. If an insufficient number of shares of Series 1 Preferred Stock is available to satisfy in full all basic subscription privilege requests by the Rights Holders, we will allocate the available shares pro-rata among those Rights Holders exercising their basic subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of shares does not exceed the aggregate number offered) obtained by multiplying the number of shares such Rights Holder subscribed for under the basic subscription privilege by a fraction (i) the numerator of which is the total number of shares of Series 1 Preferred Stock available for subscription under the Rights Offering and (ii) the denominator of which is the total number of shares of Series 1 Preferred Stock sought to be subscribed for under the basic subscription privilege by all Rights Holders exercising their basic subscription privilege. Any fractional shares to which Rights Holders would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share. For example, if the basic subscription privilege requests were for 3,000,000 shares of Series 1 Preferred Stock, the total number of shares that would be issued would be 2,000,000, or approximately 67% of such requests.

The Subscription Agent will notify Rights Holders of the number of shares of Series 1 Preferred Stock allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.

Likewise, the number of shares of our Series 1 Preferred Stock available for issuance under any over-subscription privilege shall be similarly allocated ratably (based upon number of shares available for subscription and the number of shares sought to be purchased in the over-subscription privilege) to the extent there is an insufficient number of shares of the Series 1 Preferred Stock available to fully satisfy all over-subscription privilege requests.

How was the $10 per share subscription price determined?

The purchase price for one share of Series 1 Preferred Stock offered in this Rights Offering was determined by our board of directors, taking into account the advice of the dealer-manager, RHK Capital, based on a number of factors, including but not limited to: our need for capital, the likely cost of capital from other sources, the price at which our principal shareholders would be willing to purchase our securities, our business prospects, the need to offer securities at a price that would be attractive to our investors and encourage them to participate in the Rights Offering, the historic and current market price of our Class A common stock, general conditions in the securities market, our operating history and the liquidity of our Class A common stock. In determining the purchase price, our board of directors did not take into account the anticipated limited liquidity in the potential trading of the Series 1 Preferred Stock, because the board had no way to estimate the probable extent or absence of trading activity. The purchase price is not the result of any negotiation between us and any person. The purchase price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the shares of Series 1 Preferred Stock offered in the Rights Offering.

Will there be an active trading market for the Series 1 Preferred Stock?

The shares of Series 1 Preferred Stock do not currently trade on any stock exchange or market. We intend, however, for the Series 1 Preferred Stock to trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group. There is no assurance that the Series 1 Preferred Stock will be quoted on the OTCQX marketplace and we cannot guarantee that a trading market for the Series 1 Preferred Stock will develop or, if a trading market does develop, the depth or liquidity of that market. There will be no holders of the Series 1 Preferred Stock to help establish a trading market other than purchasers in this Rights Offering and any other investors with whom such Series 1 Preferred Stock are placed by RHK Capital, acting in the capacity as placement agent during a standby placement period following the Rights Offering. Trading of the Series 1 Preferred Stock may be very limited and possibly non-existent.

Am I required to exercise any or all of the Rights I receive in the Rights Offering?

No. You may exercise any number of your Rights (subject to proration and the 10% Restriction, as applicable), or you may choose not to exercise any Rights at all. Exercising or not exercising your Rights will not affect the number of shares of our Class A common stock you own. However, if you choose not to exercise your Rights, your ownership interest in our company and your voting and other rights may be diluted by other Rights Holder purchases (to the extent we receive any subscriptions in this Rights Offering).

How soon must I act to exercise my Rights?

The Rights may be exercised at any time beginning on the December 2, 2019 commencement date and before the expiration of the subscription period, which is on December 16, 2019, at 5:00 p.m., Eastern time, unless we extend the subscription period in our sole discretion.

If you elect to exercise any Rights, the Subscription Agent must actually receive all required documents and payments from you before the expiration of the subscription period or such earlier date as may be specified in the subscription documents. Although we have the option of extending the subscription period for a period, we do not intend to do so.

If you cannot deliver your completed subscription documents to the Subscription Agent before the expiration of the subscription period, you may follow the guaranteed delivery procedures described under “The Rights Offering – Guaranteed Delivery Procedures

How do I exercise my Rights?

To exercise your Rights, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance you may contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com

If I want to exercise my Rights but my shares are held in the name of my broker, bank or other nominee, what should I do?

You should contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

What if I attempt to exercise my Rights for shares of Series 1 Preferred Stock, but I am not a U.S. citizen, or for any other reason the Subscription Agent determines that I am not allowed to subscribe for the shares?

If for any reason the Subscription Agent determines that you cannot subscribe for shares of Series 1 Preferred Stock, the Subscription Agent will return your subscription funds to you. You may contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

Who is the Subscription Agent for this Rights Offering?

Continental Stock Transfer and Trust Company.

Who is the transfer agent for our Series 1 Preferred Stock and Class A common stock?

Continental Stock Transfer and Trust Company.

Who is the Information Agent for this Rights Offering?

Mackenzie Partners.

Who is the dealer-manager for this Rights Offering?

Advisory Group Equity Services Ltd. d/b/a RHK Capital.

May I transfer my Rights?

No. You may not sell or transfer your Rights to anyone.

Are we requiring a minimum subscription to complete the Rights Offering?

No. We may complete the Rights Offering regardless of the number of Rights that may be exercised.

Are there any conditions to completing the Rights Offering?

No, but we have the right to cancel or modify the terms of the Rights Offering in our sole discretion.

Can our board of directors extend the Rights Offering?

Yes. Our board of directors has the option to extend the Rights Offering and the period for exercising your Rights for a period not to exceed 45 calendar days, at our sole discretion. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the Rights Offering.

We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give Rights Holders more time to exercise their Rights in the Rights Offering. We do not presently intend to extend the Rights Offering.

Can our board of directors cancel the Rights Offering?

Our board of directors may cancel the Rights Offering at any time in its sole discretion. If we cancel the Rights Offering, we will issue a press release notifying Rights Holders of the cancellation and all subscription payments received by the Subscription Agent will be promptly returned, without interest or penalty.

Can our board of directors amend the Rights Offering?

Our board of directors also has the right to amend or modify the terms of the Rights Offering in its sole discretion. If we make any fundamental change to the terms of the Rights Offering set forth in this offering circular, we will offer persons who have exercised their Rights the opportunity to cancel their purchases and the Subscription Agent will refund the funds advanced by each such person and recirculate an updated offering circular. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow Rights Holders ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date.

The terms of the Rights Offering cannot be modified or amended after the expiration date of the Rights Offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the purchase price, although we do not currently anticipate any such change.

Has our board of directors made any recommendation to our Rights Holders regarding the Rights Offering?

No. Neither we nor our board or directors, the Subscription Agent, the Information Agent nor the dealer-manager are making any recommendation to Rights Holders regarding the exercise of Rights in the Rights Offering. You should make an independent investment decision about whether or not to exercise your rights. Rights Holders who exercise Rights risk the loss of the amount invested. Please see “Risk Factors” for a discussion of material risks involved in investing in the Series 1 Preferred Stock.

What will happen if I choose not to exercise my Rights?

Whether or not you exercise your Rights, the number of shares of our Class A common stock you own (or have the right to own upon exercise of outstanding warrants) will not change. However, if you choose not to exercise your Rights, your ownership interest in the company and your voting and other rights will be diluted by other Rights Holder purchases (to the extent we receive any subscriptions in this Rights Offering).

I am not a U.S. citizen or resident. May I exercise my Rights in this Rights Offering?

Persons who are not U.S. citizens or residents may exercise their Rights in this Rights Offering.

Will I receive a certificate representing my new Series 1 Preferred Stock if I purchase shares?

Not unless you request one. If you are a holder of record of Class A common stock or warrants to purchase Class A common stock, all shares of Series 1 Preferred Stock that you purchase in the Rights Offering will be issued in book-entry form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these shares but no physical stock certificate. If you hold your Class A common stock or warrants through a broker, bank or other nominee, the Depository Trust Company, or “DTC,” will credit your account with your nominee with the shares of Series 1 Preferred Stock you purchased in the Rights Offering. You may request that we issue the shares of Series 1 Preferred Stock in certificated form at any time.

Will there be a CUSIP number for the Series 1 Preferred Stock?

Yes.

If I exercise some or all of my Rights, may I cancel my exercise before the Rights Offering closes?

No. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if our board of directors extends the Rights Offering (other than in connection with a fundamental change to the terms of the Rights Offering). You should not exercise your Rights unless you are certain that you wish to purchase shares of Series 1 Preferred Stock at the purchase price of $10 per share.

How many shares of our Class A common stock and how many shares of the Series 1 Preferred Stock will be outstanding after the Rights Offering?

The offering of the Series 1 Preferred Stock in this Rights Offering will have no effect at all on the number of shares of our Class A common stock outstanding. The number of shares of our Series 1 Preferred Stock that we will issue in this Rights Offering through the exercise of Rights will depend on the number of shares that are subscribed for in the Rights Offering. If the Rights Offering is fully subscribed, we will issue a total of 2,000,000 shares of Series 1 Preferred Stock. We do not expect to issue any additional shares of Series 1 Preferred Stock after this Rights Offering other than if we in the future elect to pay dividends on the Series 1 Preferred Stock in the form of additional shares of Series 1 Preferred Stock. Consequently, we expect trading of Series 1 Preferred Stock to be limited to what we issue in this Rights Offering.

How much will the company receive from the Rights Offering?

If the Rights Offering is fully subscribed for 2,000,000 shares of Series 1 Preferred Stock, the proceeds of the Rights Offering, net of estimated expenses, including dealer-manager fees, will be approximately $18 million. Please see “Use of Proceeds.”

Are there material risks in exercising my Rights?

Yes. The exercise of your Rights involves material risks. Among other things, you should carefully consider each of the risks described under the heading “Risk Factors” in this offering circular and the documents incorporated by reference herein.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be promptly returned, without interest. If you own your Class A common stock in a brokerage account, it may take longer for you to receive the return of your payment because the Subscription Agent will return your payment through the record holder of your shares of Class A common stock.

Will the Rights be listed on a stock exchange or national market?

No. The Rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

How do I exercise my Rights if I live outside the United States?

We will mail this offering circular and the subscription documents to Rights Holders whose addresses are outside the United States or who have an army post office or foreign post office address. To exercise your Rights, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance you may contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

What fees or charges apply if I purchase shares of Series 1 Preferred Stock?

We are not charging any fee or sales commission to issue Rights to you or to issue shares of Series 1 Preferred Stock to you if you exercise your Rights. If you exercise your Rights through the record holder of your Class A common stock or warrant, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising Rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of Rights unless the Rights Offering is treated as a distribution described in either Section 305(b) or 305(c) of the Code. We believe that the Rights Offering should not be treated as either such distribution, but our position is not binding on the Internal Revenue Service or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt, exercise or lapse of Rights and the receipt, ownership and disposition of our Series 1 Preferred Stock. For further information, please see “Material U.S. Federal Income Tax Consequences to U.S. Holders.”

If I hold Series 1 Preferred Stock, how will I receive any dividends paid on the Series 1 Preferred Stock?

Dividends on the Series 1 Preferred Stock will be paid in cash or in additional shares of Series 1 Preferred Stock, in all cases at our discretion, and will be paid to the record holders of the Series 1 Preferred Stock at their registered addresses. Our ability to pay cash dividends in the future will depend upon our financial results, liquidity and financial condition.

Who should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge, to the holders of our Class A common stock and to the holders of warrants exercisable for our Class A common stock, in each case outstanding as of the Record Date, non-transferable subscription rights, or Rights, to purchase up to an aggregate of 2,000,000 shares of our Series 1 Preferred Stock, par value $0.0001 per share. Each Right will entitle you to purchase one share of our Series 1 Preferred Stock, at a subscription price of $10 per share, subject to proration and the 10% Restriction as applicable and described elsewhere herein.

Each Rights Holder will receive 10 subscription rights for every share of our Class A common stock owned or purchasable (assuming full exercise, and without any beneficial ownership limitation) upon exercise of warrants to purchase Class A common stock held by such holder as of 5:00 p.m., Eastern time, on the Record Date of November 27, 2019.

Each Right entitles the Rights Holder to a basic subscription privilege and an over-subscription privilege, as described below. The basic subscription privilege and the over-subscription privilege are both subject to proration and the 10% Restriction, as applicable.

Basic Subscription Privilege

The basic subscription privilege of each Right gives the Rights Holder the opportunity to purchase one share of our Series 1 Preferred Stock at a subscription price of $10 per share.

All subscriptions, including subscriptions pursuant to the basic subscription privilege, will be subject to proration and, if applicable, the 10% Restriction discussed elsewhere herein. If all the Rights were exercised, all Rights Holders would be subject to proration of their basic subscription privilege, and each Rights Holder would be entitled to purchase in this Rights Offering a total number of shares of our Series 1 Preferred Stock of approximately 0.15% of the number of Rights held by such Rights Holder. The Subscription Agent will notify Rights Holders of the number of shares of Series 1 Preferred Stock allocated to each holder exercising the basic subscription privilege as promptly as may be practicable after the allocations are completed. Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.

You may exercise the basic subscription privilege to the extent you are entitled, or you may choose not to exercise any Rights. If you do not exercise your basic subscription privilege in full, you will not be entitled to purchase any shares of Series 1 Preferred Stock under your over-subscription privilege.

Over-Subscription Privilege

The over-subscription privilege provides each Rights Holder that fully exercises all of such Right Holder’s basic subscription privileges the opportunity to purchase additional shares of Series 1 Preferred Stock that are not purchased by other Rights Holders under the basic subscription privilege, at the same subscription price per share.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the expiration of the subscription period. Because we will not know the total number of unsubscribed shares of Series 1 Preferred Stock before the expiration of the Rights Offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares available to you, assuming that no Rights Holder other than you has purchased any shares of Series 1 Preferred Stock pursuant to its basic subscription privilege and over-subscription privilege.

We will only honor over-subscription privileges to the extent sufficient unsubscribed shares of Series 1 Preferred Stock are available following the exercise of Rights under the basic subscription privilege To the extent the aggregate subscription available to you pursuant to the subscription privileges is less than the amount you actually paid in connection with the exercise of the subscription privileges, you will be allocated only the number of unsubscribed shares of Series 1 Preferred Stock available to you promptly after the expiration of the Rights Offering.

To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate subscription price of the maximum number of shares of Series 1 Preferred Stock available to you, you will be allocated the number of shares for which you actually paid in connection with the privilege.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

Proration

There may not be sufficient shares of Series 1 Preferred Stock available to purchase the number of shares issuable upon the exercise of your basic subscription privilege or your over-subscription privilege. If the Rights Offering is over-subscribed, in which case the total number of shares of Series 1 Preferred Stock available in the Rights Offering will be allocated to participating Rights Holders on a pro-rata basis, as follows:

o	If an insufficient number of shares of Series 1 Preferred Stock is available to fully satisfy all basic subscription privilege requests, we will allocate the available shares pro-rata among those Rights Holders exercising their basic subscription privilege in proportion to the product (rounded down to the nearest whole number so that the aggregate number of shares of Series 1 Preferred Stock does not exceed the aggregate number offered) obtained by multiplying the number of shares such Rights Holder subscribed for under the basic subscription privilege by a fraction (i) the numerator of which is the total number of shares of Series 1 Preferred Stock available for subscription under the Rights Offering and (ii) the denominator of which is the total number of shares of Series 1 Preferred Stock sought to be subscribed for under the basic subscription privilege by all Rights Holders exercising their basic subscription privilege.

o	If an insufficient number of shares of Series 1 Preferred Stock is available to fully satisfy all over-subscription privilege requests, we will allocate the available shares, pro-rata among those Rights Holders exercising their over-subscription privilege in proportion to the product (rounded down to the nearest whole number so that the subscription price multiplied by the aggregate number of shares of Series 1 Preferred Stock does not exceed the aggregate offering amount) obtained by multiplying the number of shares of Series 1 Preferred Stock such Rights Holder subscribed for pursuant to the over-subscription privilege by a fraction (i) the numerator of which is the total number of unsubscribed shares available for subscription pursuant to the over-subscription privilege and (ii) the denominator of which is the total number of shares sought to be subscribed for pursuant to the over-subscription privilege by all Rights Holders participating in such over-subscription.

10% Restriction

If you are a natural person (an individual) and not an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933), the aggregate purchase price you can pay in the Rights Offering may not exceed 10% of the greater of your annual income or net worth (each determined as provided in Rule 501 under the Securities Act of 1933), and therefor the number of shares of Series 1 Preferred Stock that you may purchase in the Rights Offering is restricted such that the aggregate purchase price you pay does not exceed such cap. If instead you are a non-natural person and not an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933), the aggregate purchase price you can pay in the Rights Offering may not exceed 10% of the greater of your revenue or net assets for your most recently completed fiscal year-end.

This cap does not apply to accredited investors. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. If you meet one of the following requirements, you should qualify as an accredited investor:

o	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
o	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of Series 1 Preferred Stock (For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and indebtedness that is secured by the your primary residence, up to the estimated fair market value of the primary residence at the time you purchase shares of Series 1 Preferred Stock (except that if the amount of such indebtedness outstanding at the time you purchase shares of Series 1 Preferred Stock exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability));
o	You are an executive officer or director of the Company;
o	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, not formed for the specific purpose of acquiring shares of Series 1 Preferred Stock in this Rights Offering, with total assets in excess of $5,000,000;
o	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, as amended, or a private business development company as defined in the Investment Advisers Act of 1940, as amended;
o	You are an entity in which each equity owner is an accredited investor;
o	You are a trust with total assets in excess of $5,000,000, your purchase of shares of Series 1 Preferred Stock is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares; or
o	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Allocations

The Subscription Agent will perform the allocations of shares of Series 1 Preferred Stock in this Rights Offering. The Subscription Agent will notify holders who validly exercise their Rights the number of shares allocated to each as promptly as may be practicable after completion of the allocation process.

Subscription Price

The subscription price is not the result of any negotiation between us and any person. Our board of directors established the subscription price at $10 per share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the shares of Series 1 Preferred Stock offered in the Rights Offering. No valuation consultant or investment banker has opined upon the fairness or adequacy of the subscription price. You should not consider the Subscription Price as an indication of actual value of our company

The subscription price was determined by our board of directors, taking into account the advice of the dealer-manager, RHK Capital, based on a number of factors, including but not limited to:

o	our need for capital,
o	the likely cost of capital from other sources,
o	the price at which our principal shareholders would be willing to purchase our securities,
o	our business prospects,
o	the need to offer securities at a price that would be attractive to our investors and encourage them to participate in the Rights Offering,
o	the historic and current market price of our Class A common stock,
o	general conditions in the securities market,
o	our operating history and
o	the liquidity of our Class A common stock.

In determining the purchase price, our board of directors did not take into account the anticipated limited liquidity in the potential trading of the Series 1 Preferred Stock, because the board had no way to estimate the probable extent or absence of trading activity

You should not assume or expect that, after the Rights Offering, our shares of Series 1 Preferred Stock will trade at or above the subscription price in any given time period, or if at all. The market price of the Series 1 Preferred Stock may be less than the $10 subscription price after the Rights Offering. We cannot assure you that you will be able to sell the shares purchased in the Rights Offering at a price equal to or greater than the subscription price. Rights Holders should consider the potential lack of liquidity carefully before making a decision to exercise their Rights for the shares of Series 1 Preferred Stock. See “Risk Factors.”

Method of Exercising Rights

To exercise your Rights, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance you may contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

The exercise of Rights will be irrevocable and may not be cancelled or modified, even if the Rights Offering is extended by our board of directors, unless we amend the subscription period to make a fundamental change to the terms of the Rights Offering set forth in this offering circular, in which case you may cancel your subscription and receive a refund of any money you have advanced.

Rights may be exercised as follows:

Subscription by Registered Holder with U.S. or Canadian Address

To exercise your subscription right to buy shares of Series 1 Preferred Stock, you must (i) properly complete the subscription process as set forth in the subscription documents and (ii) submit payment for all the Rights you elect to exercise under the basic subscription privilege and over-subscription privilege, to the Subscription Agent, Continental Stock Transfer & Trust Company, at the address set forth on the subscription documents before 5:00 p.m., Eastern time, on the expiration date. If the mail is used to forward subscription documents and/or a certified or bank check, it is recommended that insured, registered mail be used. Once you exercise your Rights, you cannot revoke your exercise. In addition, since we may terminate or withdraw the Rights Offering at our discretion, your participation in the Rights Offering is not assured.

Subscription by DTC Participants

Banks, trust companies, securities dealers and brokers that hold our equity securities as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise their subscription privileges on the same basis as if the beneficial owners were record holders on the Record Date through the DTC. The DTC will issue 10 Rights to you for every share of our Class A common stock that you hold as of the Record Date. Each Right can then be used to purchase one share of Series 1 Preferred Stock for $10 per share under the basic subscription privilege. You may exercise these subscription privileges through DTC’s PSOP Function and by instructing DTC to charge your applicable DTC account for the subscription payment for the shares of Series 1 Preferred Stock and deliver such amount to the Subscription Agent. DTC must receive the subscription instructions and payment for the shares by the expiration date of the Rights Offering.

Subscription by Beneficial Owners

If you are a beneficial owner of our Class A common stock or warrants to purchase Class A common stock that are registered in the name of a broker, bank or other nominee, or if you hold Class A common stock certificates and would prefer to have an institution conduct the transaction relating to the Rights on your behalf, you should instruct your broker, bank or other nominee or institution to exercise your Rights and deliver all documents and payment on your behalf before 5:00 p.m., Eastern time, on the expiration date of this Rights Offering. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment before 5:00 p.m., Eastern time, on the expiration date of the Rights Offering.

Payment Method

Payments must be made in full in U.S. currency by certified check or bank draft, or by wire transfer, and payable to Continental Stock Transfer & Trust Company. You must timely pay the full subscription payment, including payment for the over-subscription privilege, if applicable, for the full number of shares of Series 1 Preferred Stock you wish to acquire pursuant to the exercise of Rights by delivering a:

•	certified check drawn against a U.S. bank payable to Continental Stock Transfer & Trust Company, the Subscription Agent;

•	U.S. Postal money order payable to Continental Stock Transfer & Trust Company; or

•	wire transfer of immediately available funds to the subscription account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, at JPMorgan Chase Bank; ABA # 021000021; Acct # 475-480273; Reference: Real Goods Solar.

The Subscription Agent will be deemed to receive payment upon receipt by the Subscription Agent of any certified check bank draft drawn upon a U.S. bank.

You should read the instruction letter accompanying the subscription documents carefully and strictly follow it. DO NOT SEND SUBSCRIPTION DOCUMENTS OR PAYMENTS TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the Subscription Agent.

Unless a subscription document provides that the shares of Series 1 Preferred Stock are to be delivered to the record holder of such subscription rights or such document is submitted for the account of a bank or a broker, signatures on such subscription document must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to any standards and procedures adopted by the Subscription Agent.

Guaranteed Delivery Procedures

If you cannot sign and mail the Rights Certificate by the expiration date of the Rights Offering, the Subscription Agent will grant you two business days after the expiration date of the Rights Offering to deliver the Rights Certificate if you follow the following instructions for providing the Subscription Agent notice of guaranteed delivery.

On or prior to the expiration date of the Rights Offering, the Subscription Agent must receive:

•	Payment in full in cash, as provided herein, for all shares of Series 1 Preferred subscribed for in the Rights Offering, and

•	A properly completed and duly executed notice of guaranteed delivery substantially in the form included as an exhibit to the offering statement on Form 1-A of which this offering circular is a part either by mail or overnight carrier, that specifies the name of the Rights Holder and the number of shares of Series 1 Preferred subscribed for. The notice of guaranteed delivery must be guaranteed by an Eligible Guarantor Institution such as a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank, trust company or credit union having an office, branch or agency in the United States, or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. The Eligible Guarantor Institution must guarantee that the properly completed and executed Rights Certificate for all shares of Series 1 Preferred Stock subscribed for will be delivered to the Subscription Agent within two business days after the expiration date of the Rights Offering.

The Subscription Agent will then conditionally accept the exercise of the rights and will withhold the shares of Series 1 Preferred until it receives the properly completed and duly executed Rights Certificate within that time period.

Missing or Incomplete Subscription Forms or Payment, and Calculation of Rights Exercised

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If we determine that your incomplete Rights Certificate otherwise complies with the subscription procedures and you do not indicate the number of Rights being exercised, or do not forward full payment of the total subscription price payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of Rights that may be exercised with the aggregate subscription price payment you delivered to the Subscription Agent and for which you are entitled (after giving effect to the 10% Restriction and any proration, as applicable). If we do not apply your full subscription price payment to your purchase of shares of Series 1 Preferred Stock, we or the Subscription Agent will promptly return the excess amount to you by mail, without interest or deduction after the expiration date of this Rights Offering.

Issuance of Series 1 Preferred Stock

As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of Series 1 Preferred Stock purchased pursuant to the Rights Offering.

If you are a holder of record of Class A common stock or warrants to purchase Class A common stock, all shares of Series 1 Preferred Stock that you purchase in the Rights Offering will be issued in book-entry form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these shares but no physical stock certificate.

If you hold your Class A common stock or warrants through a broker, bank or other nominee, the Depository Trust Company, or “DTC,” will credit your account with your nominee with the shares of Series 1 Preferred Stock you purchased in the Rights Offering.

Fractional Rights and Shares

No fractional shares of Series 1 Preferred Stock will be issued to you upon exercise of your Rights, as a result of proration or otherwise. Any fractional interest will be rounded down to the nearest whole share.

Listing

None of the Rights or the Series 1 Preferred Stock will be listed for trading on any national securities exchange. We intend for the Series 1 Preferred Stock to trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group. However, there can be no assurance that the Series 1 Preferred Stock will be quoted on the OTCQX marketplace.

Rights as Preferred Stock holder

You will have no rights as a holder of the shares of our Series 1 Preferred Stock you purchase in the Rights Offering until such shares are issued in book-entry form or your account at your broker, bank or other nominee is credited with the shares of our preferred stock purchased in the Rights Offering.

Subscription Period

Expiration Date

The subscription period during which you may exercise your Rights expires at 5:00 p.m., Eastern time, on the expiration date of the Rights Offering, December 16, 2019, unless extended as provided herein. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable.

We will not be required to issue shares of Series 1 Preferred Stock to you if the Subscription Agent receives your subscription documents or your subscription payment after that time, regardless of when the subscription documents and subscription payment were sent. We may extend the Rights Offering up to an additional 45 calendar days, at our sole discretion. We do not presently intend to extend the Rights Offering. If we elect to extend the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the Rights Offering. We will extend the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their Rights in the Rights Offering.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the Rights Offering before the expiration of the Rights Offering for any reason. We may terminate the Rights Offering, in whole or in part, if at any time before completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the Rights Offering that in the sole judgment of our board of directors would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering. We may choose to proceed with the Rights Offering even if one or more of these events occur. If we terminate, cancel or withdraw the Rights Offering, in whole or in part, we will issue a press release notifying the Rights Holders of such event, all affected Rights will expire without value, and all subscription payments received by the Subscription Agent will be promptly returned, without interest, following such termination, cancellation or withdrawal.

Cancellation Rights

Our board of directors may cancel the Rights Offering at any time before the time the Rights Offering is completed for any reason. If we cancel the Rights Offering, we will issue a press release notifying Rights Holders of the cancellation and all subscription payments received by the Subscription Agent will be promptly returned, without interest.

Amendments

Our board of directors also reserves the right to amend or modify the terms of the Rights Offering. If we make any fundamental changes to the terms of the Rights Offering set forth in this offering circular, we will offer Rights Holders who have exercised their Rights the opportunity to cancel their subscriptions and issue a refund of any subscription payments advanced by such Rights Holder and recirculate an updated offering circular. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow Rights Holders ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the closing of the Rights Offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

No Revocation or Change

Once you submit the subscription documents to exercise any Rights, you have no right to revoke or change the exercise or request a refund of funds paid. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended by our board of directors, unless we make a fundamental change to the terms of the Rights Offering set forth in this offering circular, in which case you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your Rights unless you are certain that you wish to purchase shares of our Series 1 Preferred Stock under this Rights Offering at the subscription price.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. Once made, subscriptions and directions are irrevocable, and even if the Rights Offering is extended by our board of directors, we will not accept any alternative, conditional or contingent subscriptions or directions. (However, if we make a fundamental change to the terms of the Rights Offering set forth in this offering circular, you will be permitted to cancel your subscription and will receive a refund of any money you have advanced.)

We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent has any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent has received a properly completed and duly executed subscription documents and any other required documents and the full subscription payment. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Return of Funds

The Subscription Agent will hold funds received in payment for the shares of our Series 1 Preferred Stock under this Rights Offering in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is withdrawn and canceled. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be promptly returned, without interest. In addition, all subscription payments received by the Subscription Agent will be promptly returned, without interest, if Rights Holders decide to cancel their Rights in the event there is a fundamental change to the terms of the Rights Offering.

Non-transferability of Rights

The Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Rights to anyone. The Rights will not be listed for trading on any stock exchange or market.

Regulatory Limitations

We will not be required to issue to you any shares of Series 1 Preferred Stock in this Rights Offering if, in our opinion, you are or may be required to obtain prior clearance or approval from any state or federal regulatory authorities to purchase, own or control such shares and if, at the time the subscription period expires, you have not obtained such clearance or approval. We also will not be required to issue to you any shares of Series 1 Preferred Stock in this Rights Offering if, in our opinion, any such issuance may violate any law, rule or regulation or other requirement or prohibition of any non-U.S. governmental authority or may require any registration or qualification or other action by or on behalf of the company or any other entity involved in the Rights Offering.

Notice to Brokers and Nominees

If you are a broker, bank or other nominee that holds shares of our Class A common stock or warrants to purchase shares of our Class A common stock for the account of others on the Record Date, you should notify the beneficial owners of the securities for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. If a beneficial owner of our Class A common stock or warrants so instructs, you should complete the required subscription forms and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date. You may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Class A common stock or warrants on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form titled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Outstanding Warrants, Stock Options and Restricted Stock

Holders of our outstanding warrants exercisable for our Class A common stock are entitled to receive subscription rights and to purchase shares of Series 1 Preferred Stock in this Rights Offering based on the number of shares of Class A common stock they would own assuming full exercise of their warrants (without any beneficial ownership limitation).

Holders of outstanding options to purchase Class A common stock issued under our long-term incentive plans are not considered Rights Holders for purposes of this Right Offering. Accordingly, such holders are not entitled to receive any Rights nor to purchase any shares of Series 1 Preferred Stock in this Rights Offering.

Holders of outstanding shares of restricted stock issued under our long-term incentive plans will not be allowed to purchase shares of Series 1 Preferred Stock in this Rights Offering because none of the outstanding shares of restricted stock will vest before the expiration of the Rights Offering.

Foreign Rights Holders

Non-U.S. citizens or residents are permitted to purchase shares of Series 1 Preferred Stock to the extent such purchases do not violate any law, rule, regulation or other requirement or prohibition of any non-U.S. governmental authority and do not require any registration or qualification or other action by or on behalf of the company or any other entity involved in the Rights Offering. To exercise Rights, our foreign Rights Holders must notify the Subscription Agent before 11:00 a.m., Eastern time, at least three business days before the expiration of the Rights Offering.

Subscription Rights Agent

The Subscription Agent for this Rights Offering is Continental Stock Transfer and Trust Company. To exercise your Rights for shares of our Series 1 Preferred Stock under this Rights Offering, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance or copies of the documents you may contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com. To exercise your Rights for shares of our Series 1 Preferred Stock under this Rights Offering you will need to use the traditional paper documentation.

You should direct any questions or requests for assistance concerning the method of subscribing for shares of our Series 1 Preferred Stock under this Rights Offering, or for additional copies of this offering circular and subscription documents to the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

Fees and Expenses

We will pay all fees charged by each of the transfer agent, the Subscription Agent and the Information Agent in connection with the Rights Offering. We will also pay the fees of RHK Capital acting as the dealer-manager, and its capacity as placement agent with respect to any unsubscribed Series 1 Preferred Stock placed during the stand-by placement period, consisting of a 6% commission on the proceeds of the Rights Offering or on the proceeds received in connection with the purchase of any unsubscribed shares during the stand-by placement period, as the case may be, together with a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2% of such proceeds. See “Plan of Distribution.”

RHK Capital has informed us that, subject to entry into an acceptable selected dealer agreement with such other broker-dealer, RHK Capita will agree to allocate to each such other broker-dealer whose clients purchase shares of our Series 1 Preferred Stock in this Rights Offering pursuant to the exercise of their Rights up to one-half of its dealer-manager fee (equating to a 3% commission on the proceeds and non-accountable expense fees and accountable expense allowances of 0.9% and 0.1%, respectively) to which it would otherwise be entitled with respect to the proceeds received in connection with such purchases. See “Plan of Distribution.” You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights.

U.S. Federal Income Tax Treatment of Rights Distribution

We believe that our distribution and your receipt and exercise of the Rights should not be taxable for the reasons described below in “Material U.S. Federal Income Tax Consequences to U.S. Holders.” You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the Rights in light of your particular circumstances.

No Recommendation to Rights Holders

None of the board of directors or management of our company, the Subscription Agent, the Information Agent or the dealer-manager is making a recommendation regarding your exercise of the Rights. You are urged to make your decision based on your own assessment of our business and of the Rights Offering. Please see “Risk Factors” for a discussion of material risks involved in investing in shares of our Series 1 Preferred Stock.

No Backstop or Standby Commitment

We have not entered into any backstop or standby purchase arrangement in connection with this Rights Offering.

Standby Placement Period

If the Rights Offering is not fully subscribed following expiration of the Rights Offering, RHK Capital has agreed to act in the capacity of a placement agent and to use its commercially reasonably efforts to place any unsubscribed shares of our Series 1 Preferred Stock authorized for the Rights Offering, at the subscription price, for an additional period of up to 45 days after the expiration of the Rights Offering. The number of shares of Series 1 Preferred Stock that may be sold during this placement period will depend upon the number of shares of Series 1 Preferred Stock that are subscribed for pursuant to the exercise of Rights by the Rights Holders. RHK Capital is not acting as an underwriter, and no assurance can be given that any unsubscribed shares of Series 1 Preferred Stock will be sold during this period.

We have agreed to pay a fee to RHK Capital, in its capacity as placement agent, with respect to proceeds received in connection with any purchase of any unsubscribed shares of Series 1 Preferred Stock placed by them during the stand-by placement period. Such fee will consist of a 6% commission on such proceeds and a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2% of such proceeds.

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it would be unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of Series 1 Preferred Stock from Rights Holders who are residents of any such states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Rights or holding shares of Series 1 Preferred Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks described below, together with all of the other information included or incorporated by reference in this offering circular. If any of the following risks actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market value of the Series 1 Preferred Stock, if any, could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this offering circular. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.

Risks Related to this Rights Offering

If we terminate this Rights Offering, we will have no obligation other than to promptly return subscription monies.

We may decide, in our discretion and for any reason, or for no reason at all, to cancel or terminate the Rights Offering at any time before the closing date. If this Rights Offering is terminated, we will have no obligation with respect to Rights that have been exercised except to promptly return, without interest or deduction, the subscription monies deposited with the Subscription Agent. If we terminate this Rights Offering, your Rights will expire worthless.

Completion of the Rights Offering and the sale of the shares of Series 1 Preferred Stock is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors.

Completion of the Rights Offering is not subject to our raising a minimum offering amount. As such, proceeds from the Rights Offering and the sale of the shares of Series 1 Preferred Stock may not be sufficient to meet the objectives we state in this offering circular, including the further commercialization of the POWERHOUSETM product. Rights Holders should not rely on the success of the Rights Offering and the sale of the shares to entirely address our need for funding. If we fail to complete the Rights Offering or raise capital from other sources, we would anticipate having to scale back our growth plans and operating expenses, which will curtail the progress of our business.

Because we do not have any formal commitments from any of our shareholders or warrant holders, as applicable, to participate in the Rights Offering, the net proceeds we receive from the Rights Offering may be lower than we currently anticipate and may even be zero.

We do not have any formal commitments from any of our eligible shareholders or warrant holders to participate in the Rights Offering, and we cannot assure you that any of such shareholders or warrant holders will exercise all or any part of their Rights. If our shareholders and warrant holders, as Rights Holders, subscribe for fewer shares of our Series 1 Preferred Stock than we currently anticipate, or if such Rights Holders do not participate in the Rights Offering at all, the net proceeds we receive from the Rights Offering could be significantly lower than we currently expect and potentially zero.

There is no back-stop or standby commitment in place to purchase rights or shares of Series 1 Preferred Stock that are not purchased in the Rights Offering, and our dealer-maker is not underwriting this Right Offering and there can be no assurance that shares of our Series 1 Preferred Stock will be sold, or that proceeds therefrom will be forthcoming.

There is no back-stop or standby commitment in place to purchase shares of Series 1 Preferred Stock that are not purchased in the Rights Offering. Consequently, there is no assurance that the Rights Offering will raise any amount of funds.

RHK Capital, as dealer-manager in the Rights Offering, is not acting as an underwriter of the Rights or the shares of Series 1 Preferred Stock issuable upon exercise of the Rights. Under our agreement with the dealer-manager, RHK Capital has no obligation to act, and will not act, in any capacity as an underwriter in connection with the Rights Offering and has no obligation to purchase or procure purchases of the shares of Series 1 Preferred Stock offered in the Rights Offering. Rather, RHK Capital is solely providing marketing assistance and advice to us in connection with this Rights Offering, and its services to us cannot be construed as any assurance that this Rights Offering will be successful.

Similarly, RHK Capital’s agreement to use its commercially reasonable efforts to place any unsubscribed shares of Series 1 Preferred Stock, at the subscription price, for an additional period of up to 45 calendar days following the expiration of the Rights Offering in the event that the Rights Offering is not fully subscribed cannot be construed as any assurance that any unsubscribed shares of Series 1 Preferred Stock will be sold during such period. In neither event does the dealer-manager make any recommendation with respect to whether you should exercise the basic subscription privilege or over-subscription privilege, or to otherwise invest in our company.

Your subscription privilege, including your basic subscription privilege, is subject to adjustment and reduction.

If the Rights Offering is over-subscribed, in which case the total number of shares of Series 1 Preferred Stock available in the Rights Offering will be allocated to participating Rights Holders on a pro-rata basis, as set forth more fully in this offering circular, then the number of shares of Series 1 Preferred Stock that each participating Rights Holder will be eligible to receive will depend upon the number of Rights exercised by the Rights Holder and the total number of Rights exercised. All subscriptions, including the basic subscription privilege and over-subscription privilege, are subject to proration. If all basic subscription privileges were fully exercised, each Rights Holder would be entitled to exercise approximately 0.15% of the rights such Rights Holder holds.

If you do not act on a timely basis and follow subscription instructions, your exercise of the Rights may be rejected.

Holders of shares of our Class A common stock and warrants exercisable to purchase our Class A common stock who desire to purchase shares of the Series 1 Preferred Stock in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern time, on December 16, 2019 (unless extended). If you are a beneficial owner of shares of Class A common stock or warrants to purchase the same and you wish to exercise your Rights, you must act promptly to ensure that your broker, bank or other nominee acts for you and that all required forms and payments are actually received by your broker, bank or other nominee in sufficient time to deliver the forms and payments to the Subscription Agent prior to 5:00 p.m., Eastern time, on December 16, 2019 (unless extended). We will not be responsible if your broker, bank or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern time, on December 16, 2019.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you do not participate in the Rights Offering, your interest in our company will be diluted.

Rights Holders who do not fully exercise their respective Rights should expect that they will, at the completion of the Rights Offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their Rights.

Management will have broad discretion as to the use of the net proceeds from this Rights Offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this Rights Offering. Investors in this Rights Offering and our Rights Holders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

The subscription price determined for the Series 1 Preferred Stock is not an indication of our value.

The subscription price of the shares of Series 1 Preferred Stock offered in this offering circular may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price of the Series 1 Preferred Stock as an indication of the value of our company or our Class A common stock.

The receipt of Rights may be treated as a taxable distribution to you.

We believe the distribution of the Rights in the Rights Offering should be a non-taxable distribution to holders of shares of Class A common stock under Section 305(a) of the Code. See the discussion of “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of Class A common stock and warrants to purchase shares of Class A common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

Risk Related to the Securities we are Offering

The risk factors contained under the heading “Risk Factors Related to our Securities” in Item 1A. Risk Factors of our Annual Report on Form 10-K filed on April 15, 2019 available here are incorporated by this reference.

The interests of the holders of Series 1 Preferred Stock and the holders of Class A common stock may be adverse.

Holders of our Series 1 Preferred Stock will generally vote together with holders of our Class A common stock as one class (and not as a separate class) at any annual or special meeting of shareholders. Except as required by law, each holder of shares of Series 1 Preferred Stock will be entitled to 100 votes for each share of Series 1 Preferred Stock held on the record date as though each share of Series 1 Preferred Stock were 100 shares of our Class A common stock. If less than 1,119,809 shares of Series 1 Preferred Stock are issued in this Rights Offering, then the holders of Class A common stock would hold a majority of the voting power of our shareholders. Due to the differences in the terms of the Series 1 Preferred Stock and our Class A common stock, such as rank, liquidation preference and lack of conversion of the Series 1 Preferred Stock into Class A common stock, the interests of the holders of the Series 1 Preferred Stock and those of the holders of our Class A common stock may differ or be adverse.

A public market may not develop for the Series 1 Preferred Stock offered by this offering circular.

There is no established public trading market for the Series 1 Preferred Stock offered by this offering circular and one may not develop. The Series 1 Preferred Stock will not be listed on any national securities exchange. We expect the Series 1 Preferred Stock to trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group. Nevertheless, there can be no guarantee that a public trading market will develop for the Series 1 Preferred Stock. Without an active market, the liquidity of the Series 1 Preferred Stock offered by this Rights Offering will be very limited.

The subscription price for the Series 1 Preferred Stock offered by this offering circular will not be adjusted for certain dilutive events.

The subscription price for the Series 1 Preferred Stock is not subject to adjustment upon a future issuances of securities, including, without limitation, capital stock, options and convertible securities. Such issuances, transactions or occurrences may adversely affect the market value of the Series 1 Preferred Stock, if any, without resulting in an adjustment of the subscription price for the Series 1 Preferred Stock.

We do not intend to issue any additional shares of the Series 1 Preferred Stock after this transaction.

We do not expect to issue any additional shares of Series 1 Preferred Stock after this transaction other than if we elect to pay dividends on the Series 1 Preferred Stock in the form of additional shares of Series 1 Preferred Stock. Consequently, we expect trading of the Series 1 Preferred Stock, if any, to be limited to what we issue in this transaction.

Although there may be low or no correlations between the trading prices of the Series 1 Preferred Stock and our Class A common stock, decreases in the price of our Class A common stock may cause decreases in the trading price of the Series 1 Preferred Stock.

The trading price of the Series 1 Preferred Stock, if any, may have only a low correlation, and may have no correlation, with the trading price of our Class A common stock. Nevertheless, decreases in the trading price of our Class A common stock, which could occur as the result of developments in our business or from future sales of Class A common stock by us or by holders of the Class A common stock or for other reasons, may cause decreases in the trading price of the Series 1 Preferred Stock to decline. For example, in the future, we may sell shares of our Class A common stock to raise capital or to acquire interests in other companies. Any of these events may adversely affect the price of our Class A common stock and, in turn, of the Series 1 Preferred Stock. In addition, we have reserved shares of our Class A common stock for issuance upon the exercise of stock options and upon exercise of warrants. Any of these events, and any other event that results in sales of a substantial amount of our Class A common stock in the public market, or the perception that any such sales may occur, could reduce the market price of our Class A common stock and, in turn, the trading price of the Series 1 Preferred Stock. This could also impair our ability to raise additional capital through the sale of our securities. Any of the foregoing events could have a material adverse effect on holders of the Series 1 Preferred Stock.

The Series 1 Preferred Stock will rank senior to our Class A common stock but junior to all of our existing and future liabilities in the event of a liquidation, winding up or dissolution of our business.

In the event of our liquidation, winding up or dissolution, our assets would be available to make payments to holders of the Series 1 Preferred Stock only after all of our liabilities have been paid. In addition, the Series 1 Preferred Stock will rank structurally senior to our Class A common stock, but junior to all of our existing and future liabilities and those of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties and employees holding shares of any other direct or indirect subsidiary of ours, whether now existing or created in the future, which issues shares or other equity interests to employees. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of the Series 1 Preferred Stock then outstanding. Any liquidation, winding up or dissolution of the company or of any of its wholly or partially owned subsidiaries would have a material adverse effect on holders of the Series 1 Preferred Stock.

Purchasers of shares of Series 1 Preferred Stock may be adversely affected by our issuance of any subsequent series of preferred stock.

The terms of the Series 1 Preferred Stock do not restrict our ability to offer one or more additional new series of preferred stock, any or all of which may rank equally with or have preferences over the Series 1 Preferred Stock as to dividend payments, voting rights, rights upon liquidation or other types of rights. We would have no obligation to consider the specific interests of the holders of the Series 1 Preferred Stock in creating any such new series of preferred stock or engaging in any such offering or transaction. Our creation of any new series of preferred stock or our engaging in any such offering or transaction could have a material adverse effect on holders of the Series 1 Preferred Stock.

You may not receive any cash payment of dividends on the Series 1 Preferred Stock.

Holders of the Series 1 Preferred Stock will be entitled to receive cash dividends representing a 12% annual yield on the purchase price, payable quarterly. Dividends may, at our option, also be paid in additional shares of Series 1 Preferred Stock in lieu of cash, and we may choose to do so indefinitely.

Additionally, under Colorado law, we may only pay cash dividends or make distributions to our shareholders if after giving effect to such cash dividend or distribution (i) we would not be able to pay our debts as they become due in the usual course of business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the dividend or distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend or distribution. Therefore, our ability to pay cash dividends and make any other distributions in the future will depend upon our financial results, liquidity and financial condition.

Your rights as a holder of shares of Series 1 Preferred Stock are primarily those set forth in the terms of the Series 1 Preferred Stock, and our board of directors may prefer the interests of the holders of our Class A common stock if they differ from those of the holders of the Series 1 Preferred Stock.

The special contractual preferences of the Series 1 Preferred Stock are primarily governed by the principles of contract law, rather than being fiduciary in nature. While our board of directors has fiduciary duties to the holders of the Series 1 Preferred Stock to the extent those holders share rights with the holders of our Class A common stock, if there is a divergence of interests between the holders of the Series 1 Preferred Stock and Class A common stock, it will generally be the duty of our board of directors to prefer the interests of the holders of our Class A common stock to those of the preferred shareholders.

Risks Related to our Business and Industry

The risk factors contained under the heading “Risk Factors Related to our Business and Industry” in Item 1A. Risk Factors of our Annual Report on Form 10-K filed on April 15, 2019 available here and in Item 1A. Risk Factors of our Quarterly Report on Form 10-Q filed on August 13, 2019 available here are incorporated by this reference.

The Office of the President of the United States’ trade war with China could further increase our cost of goods sold, which could cause us to further raise our prices and harm customer demand for our product.

The tariffs on solar cells and photovoltaic modules from China imposed by the Office of the President of the United States has increased our cost of goods sold by 26% which increases significantly the price we would otherwise be able to sell our solar shingle. Further escalation in the ongoing trade war with China or other changes in US trade policy could result in increased costs for solar components imported from China, which may reduce customer demand for our product, or China limiting its trade with the US, any of which would adversely affect our sales, business, financial condition and results of operation.

PLAN OF DISTRIBUTION

Introduction

Promptly after the Record Date, we will distribute the Rights and subscription documents to holders of record of our Class A common stock and holders of record of outstanding warrants to purchase our Class A common stock, in each case as of 5:00 p.m., Eastern time, on November 27, 2019, the Record Date.

If you wish to exercise your Rights, you should follow the instructions in the subscription documents sent to you and also available from the Information Agent. If you are unable to do so, you may contact the Information Agent for assistance. See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact the Information Agent, Mackenzie Partners, via telephone at (800) 322-2885 (toll-free in North America) or +1(212) 929-5500 or by email at rightsoffer@mackenziepartners.com.

Dealer-Manager

Advisory Group Equity Services Ltd. d/b/a RHK Capital, which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (FINRA), will act as the dealer-manager for this Rights Offering. The dealer-manager’s principal business address is 88 Post Road West, Westport, Connecticut 06880. Under the terms and subject to the conditions contained in the dealer-manager agreement between us and the dealer-manager, the dealer-manager will provide marketing assistance and advice to us in connection with this Rights Offering and will solicit the exercise of Rights. RHK Capital shall not solicit any holders of our company’s securities (including the Rights) or engage in the offer and sale of the Series 1 Preferred Stock in any jurisdiction in which the Rights or such preferred stock are not qualified or registered for sale in accordance with, or exempt from, the state securities or “blue sky” laws, as applicable. RHK Capital may perform certain of its services through its affiliates and any of its affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of the dealer-manager agreement.

This Rights Offering is not contingent upon any number of Rights being exercised. The dealer-manager is not underwriting any of the Rights or the shares of Series 1 Preferred Stock in this Rights Offering nor is the dealer-manager required to arrange or procure the purchase or sale of any specific number or dollar amount of the shares of Series 1 Preferred Stock. Therefore, we may not sell the entire amount of the shares of Series 1 Preferred Stock offered pursuant to this offering circular. The dealer-manager does not make any recommendation with respect to the Rights or the shares of Series 1 Preferred Stock in this Rights Offering, including with respect to the exercise of such rights.

Pursuant to the dealer-manager agreement, we are obligated to pay RHK Capital as compensation a cash fee of 6.0% of the proceeds of the Rights Offering plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering, which fee and expense to be calculated in respect of the total gross proceeds received by us from the exercise of the Rights in the Rights Offering.

The following table shows the per-share and total fee we will pay to the dealer-manager in connection with this Rights Offering (assuming the Rights Offering is fully subscribed):

	Price to Public	Dealer- Manager Fee	Proceeds to Issuer Before Expenses
Per Share of Series 1 Preferred Stock	$10.00	$0.60	$9.40
Total	$20,000,000	$1,200,000	$18,800,000

As part of the 0.2% accountable expense allowance referenced above, we have advanced to RHK Capital funds, in the amount of $25,000, to be applied against due diligence, road show and other expenses incurred or to be incurred by RHK Capital, as dealer-manager, in connection with the Rights Offering. Our dealer-manager agreement provides that our obligation to reimburse the out-of-pocket accountable expenses of RHK Capital in this Rights Offering shall not exceed the aggregate maximum sum of $40,000, and provides further that, in the event the Rights Offering is not consummated, any portion of such accountable expense allowance that may be advanced by us but not used by RHK Capital’s actual out-of-pocket expenses shall be promptly reimbursed to us.

Under the dealer-manager agreement, we have agreed to indemnify the dealer-manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the dealer-manager may be required to make in respect of such liabilities. The dealer-manager agreement also provides that the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the dealer-manager.

The dealer-manager agreement will terminate upon the earliest to occur of (i) the last to occur of (x) the consummation, termination or withdrawal of the Rights Offering and (y) the expiration of the standby placement period (if any), and (ii) the withdrawal by RHK Capital as dealer-manager in the event we use in the Rights Offering offering materials and documentation in form and substance not previously submitted to dealer-manager for comment and approved by the dealer-manager, as more particularly provided in the dealer-manager agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of the dealer-manager agreement is included as an exhibit to the offering statement on Form 1-A of which this offering circular forms a part. See “Where You Can Find More Information.”

The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

The dealer-manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for shares of Series 1 Preferred Stock, and (ii) the dealer-manager has agreed or will agree to reallocate to each such broker-dealer whose clients purchase shares of our Series 1 Preferred Stock in this Rights Offering pursuant to their Rights one-half of the dealer-manager fee payable to dealer-manager with respect to the proceeds attributable to such purchased shares. The total compensation payable to the dealer-manager and any such other broker-dealers in connection with the sale of shares of Series 1 Preferred Stock in the Rights Offering shall not exceed 8% of the aggregate proceeds realized by the Company under the Rights Offering

Other than as described herein, we do not know of any existing agreements between or among any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of Series 1 Preferred Stock offered pursuant to this offering circular.

Electronic Distribution

This offering circular may be made available in electronic format on websites or via email or through other online services maintained by the dealer-manager. Other than this offering circular in electronic format, the information on the dealer-manager’s websites and any information contained in any other websites maintained by the dealer-manager is not part of this offering circular or the offering statement on Form 1-A of which it is a part, has not been approved and/or endorsed by us or the dealer-manager, and should not be relied upon by investors.

Standby Placement Period; Placement of Unsubscribed Series 1 Preferred Stock following Expiration of Rights Offering

If the Rights Offering is not fully subscribed following expiration of the Rights Offering, RHK Capital has agreed to act as a placement agent to use its commercially reasonably efforts to place any unsubscribed shares of our Series 1 Preferred Stock authorized for the Rights Offering, at the subscription price, for an additional period of up to 45 calendar days after the expiration of the Rights Offering.

For any unsubscribed shares of Series 1 Preferred Stock placed by RHK Capital in such capacity after the expiration of the Rights Offering, we have agreed to pay RHK Capital a placement fee equal to 6% of such sales, together with a continuing 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2%, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement. Any such placement fee and expenses are not to exceed the aggregate amounts that would have been otherwise received by RHK Capital as a dealer-manager if the Rights Offering were to have been fully subscribed. Neither the placement fee nor expense allowance in connection with the placement will be payable with respect to any shares of Series 1 Preferred Stock purchased as result of the exercise of any basic subscription privilege or over-subscription privilege in the Rights Offering.

Regulation M Restrictions

RHK Capital, in its capacity as dealer-manager in the Rights Offering or placement agent during the standby placement period, may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. If deemed an underwriter in either such capacity, RHK Capital would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by RHK Capital acting as a principal. Under such rules and regulations, the principal must not engage in any stabilization activity in connection with our securities to the extent the same are determined to be “covered securities” or “reference securities” within the meaning of Regulation M, and must not bid for or purchase any of such securities or attempt to induce any person to purchase any of such securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with this Rights Offering.

USE OF PROCEEDS

If the Rights Offering is fully subscribed for 2,000,000 shares of Series 1 Preferred Stock, we expect that the net proceeds from the sale of shares of Series 1 Preferred Stock will be approximately $18 million, based on the subscription price of $10 per share and after deducting dealer-manager fees and other estimated expenses of this Rights Offering. We estimate that the aggregate expenses of this Rights Offering will be approximately $2 million, if fully subscribed.

We intend to use the net proceeds from this Rights Offering (i) in connection with the commercialization of the POWERHOUSE™ product, (ii) to improve our financial position, and (iii) for general corporate purposes, including, without limitation, for working capital purposes. Working capital purposes include payments of accounts payable and pre- payments with our supply chain to manufacture the POWERHOUSE™ product. As part of working capital purposes, we plan to use proceeds from the Rights Offering to make cash dividend payments on Series 1 Preferred Stock until cash flow from our operations are positive. As of the date of this offering circular, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this Rights Offering or the order of priority in which we may use such proceeds. Circumstances that may cause us to alter our anticipated uses and allocations of proceeds from this Offering include (i) the size of the Offering and, (ii) our cash flow from operations during 2020. Accordingly, we will retain broad discretion over the use of these proceeds.

The table below discloses the amount of proceeds expected to be allocated to each purpose in greater specificity and the changes in the allocation of proceeds if we raise varying levels of proceeds, exemplified for gross Rights Offering proceeds of between $5,000,000 and $10,000,000, and $11,000,000 and $20,000,000, respectively.

Rights Offering proceeds, net of offering costs:	$4,500,000 - $9,000,000	$10,000,000 - $18,000,000
Commercialization of Powerhouse:
Marketing and branding	$400,000 - $800,000	$1,200,000 - $2,000,000
Sales organization and activities	300,000 - 600,000	900,000 - 1,200,000
Certification of additional roof materials	100,000 - 150,000	250,000 - 350,000
International expansion		400,000 - 1,000,000
R&D for Powerhouse 4.0		250,000 - 500,000

Working Capital	3,700,000 -7,900,000	7,000,000 - 12,950,000
Totals	$4,500,000 - $9,000,000	$10,000,000 - $18,000,000

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 2,000,000 shares of Series 1 Preferred Stock through our distribution of non-transferable Rights to the holders of our Class A common stock and the holders of our outstanding warrants exercisable to purchase our Class A common stock, at a subscription price of $10 per share. In addition, we are offering 3,000,000 additional shares of Series 1 Preferred Stock issuable at our election in lieu of payment of cash dividends on the Series 1 Preferred Stock. When issued, the Series 1 Preferred Stock will be fully paid and nonassessable. Prior to this Rights Offering, no shares of Series 1 Preferred Stock have been issued or are outstanding.

The terms of the Series 1 Preferred Stock are set forth in the articles of designation of preferences, rights and limitations filed as an exhibit to the offering statement on Form 1-A (SEC File No. 024-11087) of which this offering circular is a part. The terms of the Series 1 Preferred Stock are summarized below.

Dividends

Holders of the Series 1 Preferred Stock will be entitled to receive cumulative cash dividends representing a 12% annual yield on the purchase price, payable on the tenth business day after each dividend record date ($0.30 per share of Series 1 Preferred Stock with respect to each quarterly payment date). Each dividend record date will be the last business day of each calendar quarter, with the first dividend record date to be March 31, 2020. Dividends may also be paid, at our option, in additional shares of Series 1 Preferred Stock, valued at their $10 liquidation preference. We will not issue any fractional shares of Series 1 Preferred Stock when paying the dividends in kind and instead round down to the nearest whole share. Dividends will be entitled to be paid prior to any dividend to the holders of our Class A common stock. Our ability to pay cash dividends in the future will depend upon our financial results, liquidity and financial condition.

Liquidation Preference and Sale Transactions

The Series 1 Preferred Stock will have a liquidation preference of $10.00 per share, equal to its purchase price. Subject to the rights of the holders of any securities we issue in the future the terms of which expressly provide that such securities will rank senior to or on a parity with the Series 1 Preferred, in the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to shareholders after payment of all liabilities of our company will be distributed first to the holders of Series 1 Preferred Stock, before any distributions may be made to the holders of any junior securities, such as the holders of our Class A common stock.

Certain “sale transactions” (as defined in the articles of designation of preferences, rights and limitations of the Series 1 Preferred Stock) will be treated as a liquidation, dissolution or winding up of our company unless holders of a majority of the outstanding shares of Series 1 Preferred Stock shall have consented otherwise. Generally, a “sale transaction” includes (i) a merger involving our company where the holders of our voting capital stock before such merger do not retain at least a majority of the voting power of the surviving entity, or (ii) a sale of all or substantially all of our assets.

Voting Rights

Except as otherwise provided in the articles of designation, preferences and rights or as required by law, the Series 1 Preferred Stock will vote together with the shares of our Class A common stock (and not as a separate class) at any annual or special meeting of shareholders. Except as required by law, each holder of shares of Series 1 Preferred Stock will be entitled to 100 votes for each share of Series 1 Preferred Stock held as of the applicable record date as though each share of Series 1 Preferred Stock were 100 shares of our Class A common stock. Holders of the Series 1 Preferred Stock will vote as a class on any modification or amendment of the articles of designation, preferences and rights.

No Conversion

The Series 1 Preferred Stock will not be convertible into or exchangeable for shares of our Class A common stock or any other security.

Rank

With respect to payment of dividends, redemption payments, and rights upon liquidation, dissolution or winding-up of our affairs or a sale transaction, as applicable, the Series 1 Preferred Stock will rank:

•	senior to our common stock and any other securities we issue in the future unless the terms of such securities provide that they rank senior to the Series 1 Preferred Stock;

•	on a parity with any securities we issue in the future the terms of which provide that it will rank on a parity with any or all of the Series 1 Preferred Stock;

•	junior to any securities issued in the future the terms of which expressly provide that such securities will rank senior to the Series 1 Preferred Stock; and

•	junior to all of our existing and future indebtedness.

In addition, with respect to rights upon our liquidation, dissolution or winding-up, the Series 1 Preferred Stock will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

As of November 6, 2019, we had total consolidated debt of $0 and liabilities of approximately $6.6 million consisting of trade payables and accrued liabilities.

Term

The Series 1 Preferred Stock is perpetual and does not have a term. However, we may redeem or otherwise repurchase the Series 1 Preferred Stock as described below.

Redemption

We may redeem any or all of the Series 1 Preferred Stock at any time after the one-year anniversary of the issuance of the first share of Series 1 Preferred Stock and from time to time thereafter at our option, by giving 20 business days of notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of Series 1 Preferred Stock, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method.

The redemption price for any shares of Series 1 Preferred Stock will be an amount equal to 125% of the $10.00 purchase price per share plus any unpaid dividends with respect to any record date that occurred before notice of redemption if the holder of any shares of Series 1 Preferred to be redeemed was the record holder of such shares on any such record date.

From and after any applicable redemption date:

•	the shares of Series 1 Preferred to be redeemed will no longer be entitled to receive dividends with respect to any record date that occurs after such redemption date

•	the shares of Series 1 Preferred Stock will no longer be deemed outstanding;

•	the holders of the shares of Series 1 Preferred Stock, as such, will cease to be shareholders; and

•	all rights with respect to the shares of Series 1 Preferred Stock will terminate except the right of the holders to receive the redemption price, without interest.

There will not be any sinking fund for the Series 1 Preferred Stock.

Potential Series 1 Preferred Stock Repurchases

We do not currently intend to repurchase, outside of our redemption rights, any of the Series 1 Preferred Stock in privately-negotiated transactions or in the open market, if any, after the Series 1 Preferred Stock are issued. However, we could do so, subject to applicable regulations regarding issuer repurchases of their capital stock. If we do so, we would most likely do so at prices substantially lower than the prices at which we might be entitled to redeem the shares. Because our right to redeem the Series 1 Preferred Stock will be at a price per share equal to 125% of the $10 subscription price, we will have an economic incentive to repurchase shares of Series 1 Preferred Stock at their trading prices, if any, from time to time if those prices are lower than the price at which we would be entitled to redeem the shares. If we repurchase shares of Series 1 Preferred Stock, the trading market for the Series 1 Preferred Stock, if any, would become less liquid, which would likely cause the trading prices of the Series 1 Preferred Stock to decrease further, which would give us an economic incentive to repurchase additional shares. The occurrence of the foregoing would have a material adverse effect on holders of the Series 1 Preferred Stock and the liquidity in and trading prices, if any, of the Series 1 Preferred Stock.

Anti-dilution Adjustments

The Series 1 Preferred Stock will not be adjusted, and no additional shares of Series 1 Preferred Stock will be issued, solely as a result of any future change to or affecting our Class A common stock. The number of votes and the liquidation preference per share of Series 1 Preferred Stock is subject to proportional adjustments for stock splits or similar events affecting the Series 1 Preferred Stock. Further, the number of votes per share of Series 1 Preferred Stock is subject to proportional adjustments for stock splits or similar events affecting our Class A common stock.

Form

The Series 1 Preferred Stock may be held in registered book-entry form or in a brokerage account through an intermediary. You may also request that we issue the shares of Series 1 Preferred Stock in certificated form at any time.

Amendments

We may modify or amend the articles of designation of preferences, rights and limitations for the Series 1 Preferred Stock with the consent of the holders of a majority of the outstanding shares of Series 1 Preferred; provided, however, that any proposed modification or amendment that materially and adversely affects the rights and obligations of any holder of Series 1 Preferred shall require the prior written consent of such holder of Series 1 Preferred.

Trading

The Series 1 Preferred Stock will not be listed on any national securities exchange. We intend for the Series 1 Preferred Stock to trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group. However, there can be no assurance that the Series 1 Preferred Stock will be quoted on the OTCQX marketplace.

No Other Rights

The holders of the Series 1 Preferred Stock will have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions, which are contained in our articles of incorporation or bylaws, could have the effect of delaying, deferring or preventing a change in control of our company.

Our articles of incorporation and bylaws provide that our board may consist of any number of directors, which may be fixed from time to time by our board. Newly created directorships resulting from any increase in our authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose. Any vacancies on our board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled a majority of our board then in office, even if less than a quorum is remaining in office.

Our bylaws require advance notice by a shareholder of any proposal to be brought before an annual meeting of shareholders by a shareholder, including any nomination for election of directors by any shareholder entitled to vote for the election of directors at the meeting. Our bylaws also provide that no shareholder proposal may be considered at a meeting of our shareholders unless the proposal relates to a matter on which a shareholder vote is required by our charter, bylaws or by applicable law.

Our board of directors has the power to issue preferred stock with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by shareholders. The issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire our company, or of discouraging a third party from attempting to acquire our company.

Subject to repeal or change by action of our shareholders, our board may amend, supplement or repeal our bylaws or adopt new bylaws.

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company, located at Continental Stock Transfer and Trust Company, 1 State Street, 30th Floor, New York, NY 10004, will be the transfer agent and registrar for the Series 1 Preferred Stock.

DESCRIPTION OF BUSINESS

The description of our business contained under the headings “Offering Circular Summary – Overview of the Company and “Offering Circular Summary – Recent Developments” in this offering circular and under the heading “Business” in Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 15, 2019 available here is incorporated by this reference.

DESCRIPTION OF PROPERTY

The description of our properties contained under the heading “Properties” in Item 2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 15, 2019 available here is incorporated by this reference.

LEGAL PROCEEDINGS

From time to time, we are involved in legal proceedings that we consider to be in the normal course of business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Management’s discussion and analysis of financial condition and results of operation contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 15, 2019 available here, and in Item 2 of our Quarterly Reports on Form 10-Q filed May 15, 2019 and August 13, 2019 available here and here, respectively, are incorporated by this reference.

We have a history of recurring operating losses and negative cash flow from operations which have necessitated cost reduction measures and raising capital from the offering of equity and derivate securities in prior periods. Also, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our historical operating results indicate substantial doubt exists related to our ability to continue as a going concern. Further, as disclosed herein, we have cash at September 30, 2019 of $0.8 million. For the quarter ended September 30, 2019, we had minimal revenue from POWERHOUSE™ of $0.2 million and accordingly we incurred cash outflows from operations of $0.9 million. We expect that future sales of POWERHOUSE™ 3.0 in-roof solar shingles will be our primary source of revenue. We only recently began the nationwide commercialization of POWERHOUSE™ 3.0 and have a backlog at September 30, 2019 of $7.7 million which we expect will result in cash inflows from operations in future periods. To improve our financial condition and to further our commercialization of POWERHOUSE™ 3.0, we are seeking additional capital with this subscription Rights Offering.  In the event that we do not receive any capital with this rights offering and our future cash inflows from POWERHOUSE™ 3.0 are not sufficient to cover our operating expenses, we would evaluate (i) further cost-reduction measures, (ii) sale of assets not associated with POWERHOUSE™, (iii) debt financing, (iv) public or private offerings of our Class A common stock, and (v) capital from Class A common stock warrant exercises by reducing the exercise price of Class A common stock warrants to induce conversion. No assurances can be given that we will be successful in doing so.

MANAGEMENT

DIRECTORS

The following table sets forth the names and ages of our current directors:

Name	Age	Position
Ian Bowles	53	Director and Chairman
Dennis Lacey	66	Director and Chief Executive Officer
George Neble	62	Director

Each director serves for a one-year term. Biographical information for each director, including the years in which they began serving as directors and their positions with the Company, are set forth below.

IAN BOWLES — age 53 — Director.

Mr. Bowles has served as a director since December 2013. He is Co-founder and Managing Director of WindSail Capital Group, a Boston-based investment firm providing growth capital to emerging clean energy companies; a position he has held since March 2011. Mr. Bowles is also Senior Director of Albright Stonebridge Group, a global strategy firm based in Washington, DC; a position he has held since February 2011. From January 2007 to January 2011, he served as Secretary of Energy and Environmental Affairs of Massachusetts, during which time he oversaw all aspects of energy and environmental regulation and policy in Massachusetts. Earlier in his career, Mr. Bowles served on the White House staff for President Bill Clinton, holding the posts of Senior Director of Global Environmental Affairs at the National Security Council and Associate Director of the White House Council on Environmental Quality.

Our board of directors believes that Mr. Bowles brings significant strategic focus, regulatory and public policy expertise and financial and industry experience.

DENNIS LACEY—age 66— Director and Chief Executive Officer.

Mr. Lacey joined the Company in February 2014 as Senior Vice President Finance and became the President of our Residential Solar Division in April 2014 and our Chief Executive Officer and a director in August 2014. Mr. Lacey also served as our acting Principal Financial Officer from October 2014 to February 2016. He brings to his role as Chief Executive Officer more than 25 years of executive financial management experience. Before joining RGS, Mr. Lacey served as the Chief Financial Officer of Community Enhancement Group REIT, Inc., formed to invest in multi-family properties and acquire REIT status, between May 2012 and February 2014. Between January 2010 and March 2012, Mr. Lacey served as Chief Financial Officer and Vice President of Stream Global Services, a publicly-traded company providing business process outsourcing services. Between September 2006 and December 2009, he was the head of capital markets for Republic Financial Corporation, a private investment firm engaged in aircraft leasing and alternative asset management. Before that, Mr. Lacey held a number of senior executive positions at Imperial Bancorp, a $6 billion publicly-traded commercial bank best known for its high-tech lending practice before it was acquired by Comerica. At Imperial Bancorp, he served as Executive Vice President and Chief Financial Officer, President of the SBA Division, and President of the Equipment Leasing Division. Mr. Lacey also served as President and Chief Executive Officer of Capital Associates, a publicly traded equipment leasing company. He previously served as Chief Financial Officer of two multi-billion dollar publicly-traded companies: TeleTech Holdings, Inc., one of the largest customer experience management companies in the United States, and CKE Restaurants, Inc., an owner, operator and franchisor of popular brands in the quick-service restaurant industry. Earlier in his career, Mr. Lacey was an audit partner at Coopers & Lybrand, an accounting firm.

Our board of directors believes that Mr. Lacey brings significant senior leadership management, operational and financial experience.

GEORGE NEBLE — age 62 — Director.

Mr. Neble has served as a member of the board of directors at EverQuote, Inc since May 2018 and as a Business Consultant since July 2017. He brings to his role more than 40 years of accounting experience. From 2012 to 2017, he served as a Managing Partner of the Boston office of Ernst & Young LLP. Prior to that, Mr. Neble was a Senior Assurance Partner at Ernst & Young LLP from 2002 to 2012 and an Assurance Partner at Arthur Anderson serving emerging and growth-oriented companies in all commercial sectors in the New England market from 1978 to 2002. Mr. Neble is a certified public accountant with extensive experience in accounting, SEC and financial reporting matters. His industry experience includes all areas of technology along with consumer products, retail, manufacturing, service and distribution. He holds a B.S. degree in accounting from Boston College.

Our board of directors believes that Mr. Neble brings significant technical skills in accounting, financial expertise, internal controls, senior leadership and public company matters.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current executive officers:

Name	Age	Position
Dennis Lacey	66	Chief Executive Officer and Director
Alan Fine	66	Chief Financial Officer, Chief Administrative Officer, Principal Accounting Officer and Treasurer

Our executive officers are appointed annually by our board of directors. Biographical information about Mr. Lacey is included herein under the heading “DIRECTORS.”

ALAN FINE—age 66— Mr. Fine joined RGS Energy in July 2014 as the Director of Commercial Accounting and Finance before he was named Treasurer and Principal Accounting Officer in October 2014. He held this position until February 2016 when he was named as the Principal Financial Officer and General Manager of Operations. Effective September 12, 2018 he was named as the Chief Financial Officer, Chief Administrative Officer and Treasurer. Before joining RGS Energy, between August 2011 and June 2014, he served as the Chief Financial Officer and Principal Accounting Officer of Roomlinx, Inc., a public company engaged in in-room guest entertainment systems servicing the hospitality industry. From May 2008 to June 2011, Mr. Fine served as the Chief Financial Officer and Director of Operations for Pearlstine Distributors, a privately held distributor of Anheuser Busch, Samuel Adams, Heineken, New Belgium and other craft beers to the Charleston, South Carolina market. From November 1997 to May 2000, he served as the Vice President of Finance at Colorado Greenhouse, an international producer of hydroponic tomatoes. Before that, Mr. Fine served as the Chief Financial Officer of Gold Coast Beverage Distributors, a beer and water wholesaler serving Southern Florida, from May 1994 to July 1997. Mr. Fine has a Bachelor of Science degree in accounting from Loyola College of Maryland, a Bachelor of Science degree in civil engineering from UMASS, Lowell and is a licensed certified public accountant in Pennsylvania.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The executive compensation and director compensation information contained under the headings “Executive Compensation” and “Director Compensation”, respectively, in our Proxy Statement on Schedule 14A filed on May 7, 2019 available here is incorporated by this reference. Nicolle Dorsey resigned from all positions with our company, including as Principal Accounting Officer and Controller, on May 28, 2019. Our board of directors appointed Alan Fine as our Principal Accounting Officer effective May 28, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of November 6, 2019 (except as noted) for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table set forth in our Proxy Statement on Schedule 14A filed on May 7, 2019 available here, and (iv) all current directors and executive officers as a group. As of November 6, 2019, there were 119,980,991 shares of our Class A common stock and no shares of our Class B common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Hudson Bay Master Fund, Ltd.(2)	9,807,904	7.85%
Intracoastal Capital, LLC(3)	6,942,342	5.71%
Dennis Lacey(4)	590,042	*
Alan Fine(5)	163,008	*
Nicolle Dorsey(6)	0	*
Ian Bowles(7)	229,180	*
George Neble(8)	80,000	*
All directors and executive officers as a group (4 persons)(9)	1,062,230	0.89%

*Indicates less than 1% ownership.

(1) This table is based upon information supplied by officers, directors and principal shareholders directly to the Company or on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the SEC. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted. Share amounts and percent of class include stock options exercisable and restricted stock vesting within 60 days after November 6, 2019.

(2) According to information available to the Company, consists of (i) 4,905,966 shares of our Class A common stock; and (ii) 4,901,938 shares of our Class A common stock issuable upon exercise of warrants that are currently exercisable (subject to a 4.99%, 9.95% or 9.99% beneficial ownership limitation). Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Hudson Bay Capital Management LP may be deemed to be the beneficial owner of all shares of Common Stock underlying the securities held by Hudson Bay Master Fund Ltd. Mr. Gerber disclaims beneficial ownership of these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(3) According to a Schedule 13G filed April 11, 2019 by Intracoastal Capital LLC (“Intracoastal”), Mitchell P. Kopin and Daniel B. Asher and information available to the Company, consists of (i) 5,255,658 shares of our Class A common stock; and (ii) 1,686,684 shares of our Class A common stock issuable upon exercise of warrants that are currently exercisable (subject to a 4.99% or 9.99% beneficial ownership limitation). The reporting persons share voting and dispositive power over the shares. Mr. Kopin and Mr. Asher, each of whom are managers of Intracoastal, share voting control and investment discretion over the securities held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Intracoastal. The address of Intracoastal and Mr. Kopin is 245 Palm Trail, Delray Beach, FL 33483. The address of Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, IL 60604.

(4) Consists of  (i) 270,000 shares of our Class A common stock owned by Mr. Lacey, of which 60,000 of such shares are restricted stock subject to forfeiture, (ii) 155,000 shares of our Class A common stock owned by a limited partnership, of which Mr. Lacey and his spouse are each a general partner and a limited partner, over which Mr. Lacey shares voting and investment power with his spouse, (iii) 55,000 shares of our Class A common stock owned by Mr. Lacey’s spouse, (iv) 88,375 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (v) 21,667 shares of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after November 6, 2019.

(5) Consists of (i) 118,000 shares of our Class A common stock, of which 23,000 of such shares are restricted stock subject to forfeiture, (ii) 36,258 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 8,750 shares of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after November 6, 2019.

(6) Nicolle Dorsey resigned from all positions with our company, including as Principal Accounting Officer and Controller, on May 28, 2019.

(7) Consists of  (i) 200,005 shares of our Class A common stock, (ii) 22,508 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 6,667 shares of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after November 6, 2019.

(8) Consists of 80,000 shares of our Class A common, of which 20,000 of such shares are restricted stock subject to forfeiture.

(9) Includes Messrs. Lacey, Fine, Bowles and Neble.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

The disclosure contained under the heading “Certain Relationships and Related Transactions” in our Proxy Statement on Schedule 14A filed on May 7, 2019 available here is incorporated by this reference.

Transaction with Mobomo, LLC

On May 23, 2017, our company entered into an agreement with Mobomo, LLC for the design and development of certain intellectual property for a total fee of $516,000. The intellectual property consisted of an integrated mobile phone application and the new RGS 365™ customer portal. Our company has paid the fee in full and the project has been completed.

Mobomo’s Chief Executive Officer Brian Lacey is the son of our company’s CEO Dennis Lacey. We approved the agreement in accordance with its related-party transaction policy.

Director Independence

The board of directors has determined and confirmed that each of Messrs. Bowles and Neble do not have a material relationship with Real Goods Solar, Inc. that would interfere with the exercise of independent judgment and are independent as defined by the applicable laws and regulations and the listing standards of Nasdaq. Membership on our board of directors’ Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is limited to independent directors, within the meaning of the Nasdaq Marketplace Rules.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding our results of operations and financial positions, and our business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “future,” “intend,” “strategy,” “likely,” “seek,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our history of operating losses; rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation such as net energy metering; the continuation and level of government subsidies and incentives for solar energy; existing and new regulations impacting solar installations including electric codes; future shortages in supplies for solar energy systems; the adoption and general demand for solar energy; the impact of a drop in the price of conventional energy on demand for solar energy systems; seasonality of customer demand and adverse weather conditions inhibiting our ability to install solar energy systems; changing and updating technologies and the issues presented by these new technologies related to customer demand and our product offering; adverse outcomes arising from litigation and legal disputes to which we may be subject from time to time; our ability to continue to obtain services and components from suppliers, installers and other vendors; disruption of our supply chain from equipment manufacturers and potential shortages of components for solar energy systems; our ability to manage supply chain in order to have production levels and pricing of the POWERHOUSE™ 3.0 shingles to be competitive; our ability to realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0, and to the extent, anticipated; our ability to realize revenue from backlog and sales pipeline for POWERHOUSE™; our ability to increase the rate of participation within its network; our ability to obtain future purchase orders for POWERHOUSE™ deliveries; whether we will realize increased market penetration from its brand and network supporting activities; competition in the built-in photovoltaic solar system business; whether we will receive any proceeds from exercise of common stock warrants; the volatile market price of our Class A common stock; the dilutive effect of future issuances of stock, options, warrants or other securities and the effect on the market price of our Class A common stock; our ability to successfully implement our revenue growth strategy, achieve our target level of sales, generate cash flow from operations, and achieve break-even and better results; the adequacy of, and access to, capital necessary to implement our revenue growth strategy; the ability to obtain requisite international product certification of POWERHOUSE™ 3.0; our ability to satisfy the conditions and obligations under the POWERHOUSE™ license agreement; our ability to realize revenue from sales of POWERHOUSE™ arising from the California Energy Commissions’ mandate for solar systems with new home building commencing in 2020; our ability to successfully and timely expand our POWERHOUSE™ 3.0 business outside of the United States; foreign exchange risks associated with the POWERHOUSE™ 3.0 business; intellectual property infringement claims and warranty claims related to the POWERHOUSE™ 3.0 business; cost and availability of raw materials including the impact from changes in the price of oil and the foreign currency exchange rate for Chinese yuan; the continuation and level of government and utility incentives for solar energy; changes in general economic, business and political conditions, including tariffs on imported solar cells, and changes in the financial markets; adverse effect on our sales and business from changes in U.S. trade policy that result in increased “trade wars,” resulting in increased costs for solar components imported from China, which may reduce customer demand for our product, or China limiting its trade with the United States; and such other factors as discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2018 and Part I, Item 2, Management’s Discussion and Analysis of Financial Conditions and Results of Operations and Part II, Item 1A, Risk Factors included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30 2019.

Any forward-looking statement made by us in this offering circular and the documents incorporated by reference herein and therein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences of the receipt, ownership, and exercise of the Rights and the ownership and disposition of shares of Series 1 Preferred Stock. This discussion does not describe all of the tax considerations that may be relevant to a particular holder’s ownership of the shares.

This discussion is based upon the tax laws of the United States including the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as of the date hereof. These laws are subject to change, possibly with retroactive effect.

This discussion does not describe all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, certain financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion transaction, integrated transaction or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their shares of Class A common stock pursuant to which the Rights in this Rights Offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, persons holding the shares that own or are deemed to own 10% or more of our voting shares, U.S. expatriates, and persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as alternative minimum, estate or gift taxation). This discussion is limited to U.S. Holders which hold our shares as capital assets and does not address U.S. Holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code. For purposes of this discussion, a “U.S. Holder” is a holder that is, for U.S. federal income tax purposes:

• a citizen or resident of the United States;

• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

• an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

• a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the Rights or holds the shares received upon exercise of the Rights or, if applicable, the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the Rights or the ownership of the shares received upon exercise of the Rights or, if applicable, upon exercise of the over-subscription privilege.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF YOUR RECEIPT, OWNERSHIP, AND EXERCISE OF THE RIGHTS AND THE OWNERSHIP AND DISPOSITION OF SERIES 1 PREFERRED STOCK, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Receipt of the Rights

Each Right entitles a holder to purchase 10 shares of our Series 1 Preferred Stock. Generally, the distribution of stock by a corporation to its shareholders with respect its stock is not taxable to such shareholders pursuant to Section 305(a) of the Code. Rights to acquire stock of the distributing corporation constitute stock for purposes of Section 305(a) of the Code. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) or 305(c) of the Code, the distribution may be taxable to the shareholders of the distributing corporation. Although the authorities governing transactions such as the Rights Offering are complex and do not speak to certain aspects of the Rights Offering (including the distribution of rights to warrant holders and the effects of the over-subscription right), and as a result, the tax consequences of the receipt of Rights by a U.S. Holder are not free from doubt, we believe that the Rights Offering should not be treated as a distribution under Section 305(b) or 305(c) of the Code, and as such, a U.S. Holder should not be required to include any amount in income for U.S. federal income tax purposes as a receipt of the Rights. We intend to treat the distribution of Rights pursuant to the Rights Offering as a non-taxable transaction for U.S. federal income tax purposes; however, it is possible that the Internal Revenue Service may take a contrary view and require a U.S. Holder to include in income the fair market value of the Rights on the date of its distribution. Further, if our position is incorrect, the treatment of the Rights for holders of warrants to purchase Class A common stock may differ from the treatment of the Rights for holders of Class A common stock. The warrant holders may be treated in a manner similar to holders of Class A common stock but it is possible that they may be subject to different and adverse U.S. federal income tax consequences.

The remainder of the discussion assumes that the receipt of Rights with respect to shares of Class A common stock or warrants to purchase Class A common stock will not be a taxable event for U.S. federal income tax purposes.

Tax Basis and Holding Period of the Rights

Your tax basis of the Rights for U.S. federal income tax purposes will depend on the fair market value of the Rights you receive and the fair market value of your existing shares of Class A common stock or warrants to purchase shares of Class A common stock on the date you receive the Rights. The tax basis of the Rights received by you in the Rights Offering will be zero unless either (i) the fair market value of the Rights on the date such Rights are distributed is equal to at least 15% of the fair market value of such Class A common stock or warrants to purchase shares of Class A common stock on the date of distribution or (ii) you elect to allocate part of the tax basis of such shares to the Rights. If either (i) or (ii) is true, then, if you exercise the Rights, your tax basis in your shares of Class A common stock or warrants to purchase shares of Class A common stock (as applicable) will be allocated between the Rights and the shares of Class A common stock or warrants to purchase shares of Class A common stock with respect to which the Rights were received in proportion to their respective fair market values on the date the Rights are distributed.

We have not obtained an independent appraisal of the valuation of the Rights and, therefore, you should consult with your tax advisor to determine the proper allocation of basis between the Rights and the shares of Class A common stock or warrants to purchase shares of Class A common stock with respect to which the Rights are received.

Your holding period for the Rights will include your holding period for the shares of Class A common stock or warrants to purchase shares of Class A common stock with respect to which the Rights were received.

Expiration of the Rights

If you allow Rights received in this Rights Offering to expire, you will not recognize any gain or loss. If you have tax basis in the Rights, the tax basis of the shares of Class A common stock or warrants to purchase shares of Class A common stock owned by you with respect to which such Rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the Rights in the Rights Offering.

Exercise of the Rights; Tax Basis and Holding Period of the Shares

The exercise of the Rights by you or on your behalf likely will not be a taxable transaction for U.S. federal income tax purposes. Your tax basis in the shares of our Series 1 Preferred Stock acquired upon exercise of the Rights will equal the sum of the price paid for the Series 1 Preferred Stock and your tax basis (as determined above), if any, in the Rights you exercised.

The holding period for the Series 1 Preferred Stock acquired through exercise of the Rights will begin on the date the Rights are exercised.

Taxation of Series 1 Preferred Stock

Distributions

Generally, any distribution with respect to the Series 1 Preferred Stock that is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid. Distributions with respect to the Series 1 Preferred Stock in excess of our current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in the Series 1 Preferred Stock (thus reducing such tax basis dollar-for-dollar), and thereafter as capital gain, which will be long-term capital gain if your holding period for such stock at the time of distribution exceeds one year.

Sale, Exchange or Other Disposition

Upon a sale, exchange or other disposition of the Series 1 Preferred Stock, you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which generally will be taxable as described above, under “Taxation of Series 1 Preferred Stock — Distributions,” to holders that have not previously included such dividends in income) and your tax basis in the Series 1 Preferred Stock so disposed. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for such stock at the time of disposition exceeds one year. The deductibility of capital losses is subject to limitations.

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale or other disposition of Series 1 Preferred Stock may be subject to information reporting to the Internal Revenue Service and possible U.S. federal backup withholding at the then applicable backup withholding rate. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the Internal Revenue Service Form W-9 or valid substitute Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

LEGAL MATTERS

Legal matters relating to (a) the validity of the shares of Series 1 Preferred Stock offered pursuant to this offering circular, and (b) certain material U.S. federal income tax consequences of the Rights Offering with respect to the Company and holders of Class A common stock will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.

Mandelbaum Salsburg P.C, New York, New York, is counsel for the dealer-manager in connection with this Rights Offering.

EXPERTS

The consolidated financial statements of Real Goods Solar, Inc., as of December 31, 2018 and for the year then ended included in this offering circular have been so included in reliance on the report of BDO USA LLP, an independent registered public accounting firm, as stated in their report (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Real Goods Solar, Inc. and its subsidiaries, as of and for the year ended December 31, 2017, included in this preliminary offering circular have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to going concern uncertainty) appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. Information contained on our website or any other website is not incorporated into this offering circular supplement and the accompanying offering circular and does not constitute a part of this offering circular supplement and the accompanying offering circular. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this offering circular the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this offering circular. Any information incorporated by reference will automatically be deemed to be modified or superseded to the extent that information in this offering circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We urge you to carefully read this offering circular and the documents incorporated by reference herein, before purchasing any shares of Series 1 Preferred Stock offered under this offering circular. This offering circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this offering circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this offering circular and the statements made in this offering circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

You should rely only on the information contained in this offering circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this offering circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This offering circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this offering circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this offering circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this offering circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this offering circular have been delivered, a copy of any of the documents incorporated by reference into this offering circular but not delivered with them. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 110 16th Street, 3rd Floor, Denver, CO 80202, (303) 222-8300. Exhibits to these filings will not be provided unless those exhibits have been specifically incorporated by reference in this offering circular.

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Real Goods Solar, Inc.

Denver, Colorado

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Real Goods Solar, Inc. (the “Company”) and subsidiaries as of December 31, 2018, the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2018, and the results of their operations and their cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company's auditor since 2018.

Dallas, Texas

April 15, 2019

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

Real Goods Solar, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Real Goods Solar, Inc. (the “Company”) as of December 31, 2017, the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit as of December 31, 2017 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Moss Adams LLP

Denver, Colorado

April 2, 2018, except for the reclassification adjustments applied to the 2017 financial statements as described under the heading Discontinued Operations in Note 2 as to which the date is April 15, 2019.

We have served as the Company’s auditor from 2017 to 2018.

F-2

REAL GOODS SOLAR, INC.

Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share data)	2018	2017
ASSETS
Current assets:
Cash	$5,831	$1,170
Accounts receivable, net	1,340	2,787
Costs in excess of billings	11	62
Inventory, net	1,595	2,013
Deferred costs on uncompleted contracts	236	615
Other current assets	1,613	1,987
Total current assets	10,626	8,634
Property and equipment, net	778	1,154
POWERHOUSE™ license, net	3,202	1,114
Goodwill	-	1,338
Net investment in sales-type leases and other assets	1,654	2,018
Total assets	$16,260	$14,258
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Convertible debt, net	336	1
Accounts payable	862	1,657
Accrued liabilities	1,571	1,474
Deferred revenue and other current liabilities	956	1,810
Total current liabilities	3,725	4,942
Other liabilities	1,242	3,074
Common stock warrant liabilities	511	76
Total liabilities	5,478	8,092
Commitments and contingencies (Note 7)
Shareholders’ equity:
Preferred stock, par value $.0001 per share; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Class A common stock, par value $.0001 per share; 150,000,000 shares authorized; 91,859,638 and 8,151,845 shares issued and outstanding at December 31, 2018 and 2017, respectively	17	8
Class B common stock, par value $.0001 per share; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Additional paid-in capital	253,331	206,640
Accumulated deficit	(242,566)	(200,482)
Total shareholders’ equity	10,782	6,166
Total liabilities and shareholders’ equity	$16,260	$14,258

See accompanying notes to consolidated financial statements.

F-3

REAL GOODS SOLAR, INC.

Consolidated Statements of Operations

	For the years ended December 31,
(in thousands, except per share data)	2018	2017
Contract revenue:
Sale and installation of solar energy systems	$11,511	$14,030
Service	1,159	1,509
Leasing, net	59	53
Contract expenses:
Installation of solar energy systems	11,177	13,135
Service	1,589	1,623
Customer acquisition	3,616	5,918
Contract loss	(3,653)	(5,084)
Operating expense	9,793	10,789
Proxy contest expense	-	1,186
Goodwill impairment	1,338	-
Litigation	187	327
Operating loss	(14,971)	(17,386)
Change in fair value of derivative liabilities and loss on debt extinguishment	(27,134)	(379)
Amortization of debt discount and deferred loan costs	(1,042)	(3)
Other income	1,063	68
Net loss	$(42,084)	$(17,700)
Net loss per share:
Basic and Diluted	$(1.18)	$(2.55)
Weighted-average shares outstanding:
Basic and Diluted	35,618	6,950

See accompanying notes to consolidated financial statements.

F-4

REAL GOODS SOLAR, INC.

Consolidated Statement of Changes in Shareholders’ Equity

					Total
	Class A Common Stock		Additional	Accumulated	Shareholders’
(in thousands, except share data)	Shares	Amount	Paid - in Capital	Deficit	Equity
Balances, January 1, 2017	1,183,151	$8	$187,752	$(182,782)	$4,978
Equity changes related to compensation		-	249	-	249
Proceeds from common stock offering and warrant exercises, net of costs	6,780,939	-	17,095	-	17,095
Fair value of shares issued for convertible note and interest and preferred stock liability converted to common stock	177,018	-	734	-	734
Fractional shares issued in connection with reverse split	10,737	-	-	-	-
Proxy contest consideration	-	-	810	-	810
Net Loss	-	-	-	(17,700)	(17,700)
Balances, December 31, 2017	8,151,845	$8	$206,640	$(200,482)	$6,166
Proceeds from January 2018 Offering of common stock issuance and warrant exercises, net of costs	1,600,000	-	1,524	-	1,524
Issuance and conversion of 2018 Notes, net of costs	72,826,126	8	31,816	-	31,824
Proceeds from warrant exercises related to 2018 Note Offering	8,681,667	1	13,088	-	13,089
Share-based compensation	-	-	263	-	263
Common stock issued to settle proxy contest	600,000	-	-	-	-
Net Loss	-	-	-	(42,084)	(42,084)
Balances, December 31, 2018	91,859,638	$17	$253,331	$(242,566)	$10,782

See accompanying notes to consolidated financial statements.

F-5

REAL GOODS SOLAR, INC.

Consolidated Statements of Cash Flows

	For the years ended December 31,
(in thousands)	2018	2017
Operating activities:
Net loss	$(42,084)	$(17,700)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	401	415
Amortization of POWERHOUSE™ License	33	-
Share-based compensation expense	263	249
Goodwill impairment	1,338	-
Change in fair value of derivative liabilities and loss on debt extinguishment	27,134	379
Amortization of debt discount and issuance costs	1,042	-
Bad debt expense	37	353
Inventory obsolescence	32	398
Gain on settlement of liability	(942)	-
(Gain) loss on sale of assets	-	(3)
Loss on settlement of proxy contest	-	810
Changes in operating assets and liabilities:
Accounts receivable	1,410	397
Costs in excess of billings on uncompleted contracts	51	164
Inventory	386	(872)
Deferred costs on uncompleted contracts	379	(217)
Net investment in sales-type leases and other current assets	277	(945)
Other non-current assets	364	542
Accounts payable	(834)	(804)
Accrued liabilities	97	(844)
Billings in excess of costs on uncompleted contracts	-	(107)
Deferred revenue and other current liabilities	(854)	664
Other liabilities	(897)	1,086
Net cash used in operating activities	(12,367)	(16,035)
Investing activities:
Payments related to POWERHOUSE™ license	(2,121)	(1,114)
Purchases of property and equipment	(25)	(432)
Payments related to RGS 365™ portal	-	(413)
Net cash used in investing activities	(2,146)	(1,959)
Financing activities:
Proceeds from warrants	9,614	1,064
Proceeds from issuance of 2018 Notes	5,000	-
Proceeds from collection of Investor Notes	4,891	-
Proceeds from the issuance of common stock	920	16,187
Payments for transaction costs	(1,251)	(158)
Restricted cash released upon conversion of debt	-	173
Principal borrowings on revolving line of credit	-	1,498
Principal payments on revolving line of credit	-	(2,540)
Net cash provided by financing activities	19,174	16,224
Net increase (decrease) in cash	4,661	(1,770)
Cash at beginning of year	1,170	2,940
Cash at end of year	$5,831	$1,170
Supplemental cash flow information:
Income taxes paid	-	-
Interest paid	-	8
Non-cash items
Proxy contest settlement payment in shares of common stock	-	810
Debt discount arising from 2018 Note Offering	10,088	-
Embedded derivative liability with 2018 Note Offering	12,987	-
Common stock warrant liability with 2018 Note Offering	6,818	-
Issuance of Class A common stock for conversion of 2018 Notes, net of costs	31,824	-
Issuance of Class A common stock for exercise of common stock warrants	13,089	-
Interest paid with common stock	-	125

 See accompanying notes to consolidated financial statements.

F-6

Notes to consolidated financial statements

1. Principles of Consolidation, Organization and Nature of Operations

Real Goods Solar, Inc. (“RGS” or the “Company”) is in the solar energy systems business as (i) the manufacturer of POWERHOUSE™ 3.0 in-roof solar shingles under a license agreement with Dow Global Technologies LLC (“Dow”) and (ii) a residential and commercial solar energy engineering, procurement, and construction firm (“EPC”).

The consolidated financial statements include the accounts of RGS and its wholly-owned subsidiaries. RGS has prepared the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP, which include the Company’s accounts and those of its subsidiaries. Intercompany transactions and balances have been eliminated. The Company has included the results of operations of acquired companies from the effective date of acquisition.

POWERHOUSE™ License Agreement

A material significant event occurred on September 29, 2017 (the “Effective Date”), when the Company executed an exclusive domestic and international world-wide Technology License Agreement (the “License”) with Dow for its POWERHOUSE™ in-roof solar shingle. The License allows RGS to market the POWERHOUSE™ 3.0 product using the Dow name, and under the terms of the License agreed to a license fee of $3 million. The license fee was comprised of two payments; the first $1 million was paid in connection with the Effective Date of the License in 2017 and the remaining $2 million was paid in 2018 in connection with receiving UL certification. The License requires the Company to commercialize and sell a minimum of 50 megawatts of solar within 5-years of the Effective Date to retain exclusive world-wide rights.

The Company obtained UL certification for POWERHOUSE™ 3.0 during November 2018, immediately after which the Company commenced commercialization of POWERHOUSE™ 3.0 entailing the manufacturing, marketing and sale of POWERHOUSE™ 3.0 to roofing companies and homebuilders. The first purchase order for POWERHOUSE™ 3.0 was received from a customer on December 27, 2018 and shipped to the customer in January 2019.

Liquidity and Financial Resources Update

The Company’s historical operating results indicate substantial doubt exists related to its ability to continue as a going concern. Management’s plans and actions, which are intended to mitigate the substantial doubt raised by the Company’s historical operating results in order to satisfy its estimated liquidity needs for a period of 12 months from the issuance of the consolidated financial statements, are discussed below. As the Company cannot predict, with certainty, the outcome of its actions to generate liquidity, or whether such actions would generate the expected liquidity as currently planned, management’s plans to mitigate the risk and extend cash resources through the evaluation period, are not considered probable under current accounting standards for assessing an entity’s ability to continue as a going concern.

As of December 31, 2018, the Company has cash of $5.8 million, working capital of $6.9 million, debt of $0.5 million and shareholders’ equity of $10.8 million.

The Company has experienced recurring operating losses and negative cash flow from operations which have necessitated:

•	Exiting the mainland residential division and execution of a reduction in workforce, see Note 16. Subsequent Events;
•	Focusing on growing POWERHOUSE™ revenue through a re-allocation of personnel to POWERHOUSE™ sales and initiating sales to other solar installers and distribution companies; and
•	Raising additional capital. See Note 8. Shareholders Equity and Note 16. Subsequent Events for transactions to raise capital during the second quarter of 2019.

No assurances can be given that the Company will be successful with its plans to grow revenue for profitable operations.

The Company has historically incurred a cash outflow from its operations as its revenue has not been at a level for profitable operations. As discussed above, a key component of the Company’s revenue growth strategy is the sale of the POWERHOUSE™ 3.0 in-roof solar shingle. The Company obtained UL certification for POWERHOUSE™ at the close of 2018 and therefore only recently begun to market POWERHOUSE™ at the start of 2019. The Company believes that it will require several quarters to generate sales to meet its goals for profitable operations.

F-7

The first quarter of the year has always been one of the Company’s slowest sales periods and as such, this is a period of higher cash outflow. POWERHOUSE™ 3.0 sales during the first quarter of 2019 have been materially less than the Company’s expectations and, accordingly, the Company raised additional capital during the second quarter of 2019.

As discussed above, (i) the Company expects that future sales of POWERHOUSE™ 3.0 in-roof solar shingles will be its primary source of revenue and (ii) the Company only recently began marketing POWERHOUSE™ 3.0, and accordingly, expects to incur a quarterly cash outflow for a portion of 2019.

Errors Identified in Previously Issued Consolidated Financial Statements

During the preparation of the 2018 consolidated financial statements, the Company identified an error in the accounting for the 2018 Note Offering (Note 9. Convertible Debt). The Company incorrectly included debt issue costs of $0.6 million in the calculation of the debt discount and loss upon issuance, which resulted in amortization of debt discount being overstated and the loss on debt extinguishment to be understated. As a result, “change in fair value of derivative liabilities and loss on debt extinguishment” was understated by $0.5 million and $0.7 million and “amortization of debt discount and deferred loan costs” was overstated by $0.8 million and $0.7 million for the quarters ended June 30, 2018, and September 30, 2018, respectively. The Company evaluated the impact of the error on its previously issued financial statements and concluded that the impact was not material. The error was corrected in the fourth quarter of 2018 and resulted in a net impact of $0.09 million.

F-8

2. Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Significant estimates are used to value warranty liabilities, the fair value of derivative liabilities embedded in complex financial instruments, common stock warrants, and allowance for doubtful accounts. Actual results could differ materially from those estimates.

Discontinued Operations

During 2014, the Company committed to a plan to sell certain contracts and rights comprised of the Company’s large commercial installations business, otherwise known as the Company’s former Commercial segment. The Company had previously reported this business as a discontinued operation, separate from the Company’s continuing operations. As of December 31, 2018, this business no longer met the criteria to be presented as discontinued operations. The remaining assets and liabilities were reclassified out of discontinued operations to continuing operations on the consolidated balance sheet as of December 31, 2017. Income from discontinued operations on the consolidated statements of operations was reclassified into the loss related to current continuing operations for the years ended December 31, 2018 and 2017 and had no impact on net loss. References to any gains or losses from discontinued operations as well as net cash used or provided by discontinued operations were removed, with these amounts reclassified into the continuing operations figures for the years ending December 31, 2018 and 2017. The 2017 financial statements have been reclassified to eliminate the presentation of the business as a discontinued operation and did not result in a material change.

Cash

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of demand deposit accounts with financial institutions that are denominated in U.S. dollars

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company estimates anticipated losses based on the expected collectability of all accounts receivable, taking into account collection history, number of days past due, identification of specific customer exposure and current economic trends. When the Company determines a balance is uncollectible and no longer actively pursues collection of the account, it is written off. The allowance for doubtful accounts was $0.5 million and $0.8 million December 31, 2018 and 2017, respectively.

Inventory

Inventory for our Solar Division consists primarily of solar energy system components (such as solar panels and inverters) and its cost is determined by the first-in, first-out ("FIFO") method. The inventory is stated at the lower of cost or net realizable value with an allowance for slow moving and obsolete inventory items based on an estimate of the markdown to the retail price required to sell or dispose of such items. The Company has an allowance for obsolete or slow-moving inventory of $0.7 and $0.6 million at December 31, 2018 and 2017, respectively.

POWERHOUSE™ inventories are recorded at lower of cost (incurred from third party supply channel manufacturers) or net realizable value. Cost is determined using the FIFO method. Management will establish an estimated excess and obsolete inventory reserve based on slow-moving and obsolete inventory. At December 31, 2018, there was no excess and obsolete inventory reserve.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives, generally three to twenty years. RGS amortizes leasehold and building improvements over the shorter of the estimated useful lives of the assets or the remaining term of the lease or remaining life of the building, respectively.

F-9

Goodwill and Purchased Intangibles

Intangible assets arising from business combinations, such as acquired customer contracts and relationships (collectively, “customer relationships”), licenses, trademarks, non-compete agreements are initially recorded at fair value. Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination.

The Company early adopted ASU 2017-04 during the second quarter of 2018 while performing its annual impairment test. The Company’s impairment assessment begins with a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. The qualitative assessment includes comparing the overall financial performance of the reporting units against the planned results used in the last quantitative goodwill impairment test. If it is determined under the qualitative assessment that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then a quantitative impairment test is performed. The estimated fair value of the reporting unit is compared with its carrying value (including goodwill) and if the carrying value exceeds estimated fair value, an impairment charge is recorded. As a result of the annual impairment test, the Company fully impaired the Goodwill balance charging an impairment loss to the Consolidated Statement of Operations.

Fair value of the reporting unit is determined using a discounted cash flow analysis. The use of present value techniques requires us to make estimates and judgments about the Company’s future cash flows. These cash flow forecasts will be based on assumptions that are consistent with the plans and estimates the Company uses to manage its business. The process of evaluating the potential impairment of goodwill is highly subjective and requires significant judgment at many points during the analysis. Application of alternative assumptions and definitions could yield significantly different results.

The Company capitalized the up-front POWERHOUSE™ 3.0 license payment, costs to obtain UL certification and legal costs to acquire the License. The intangible asset is amortized to operations, commencing November 2018 after UL certification, on a straight-line basis over the expected life of the License through 2034. As of December 31, 2018, the intangible asset had a carrying cost of $3.2 million, with $0.03 million in related amortization. The estimated amortization expense for each of the five succeeding fiscal years is expected to be $0.2 million per annum.

Intangible assets with finite useful lives are amortized over their respective estimated useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Revenue Recognition

For the Company’s significant accounting policy related to revenue please see Note 3. Revenue.

Share-Based Compensation

The Company recognizes compensation expense for share-based awards based on the estimated fair value of the award on the date of grant and the probable attainment of a specified performance condition or over a service period. The Company uses the Black-Scholes option valuation model to estimate the fair value for purposes of accounting and disclosures. In estimating this fair value, certain assumptions are used (see Note 11. Share-Based Compensation), including the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of different estimates for any one of these assumptions could have a material impact on the amount of reported compensation expense.

Income Taxes

The Company recognizes income taxes under the asset and liability method. Deferred income taxes are recognized based on temporary differences between financial reporting and income tax basis of assets and liabilities, using current enacted income tax rates and regulations. These differences will result in taxable income or deductions in future years when the reported amount of the asset or liability is recovered or settled, respectively. Considerable judgment is required in determining when these events may occur and whether recovery of an asset is more likely than not. RGS has significant net operating loss carry-forwards and evaluates at the end of each reporting period whether it expects it is more likely than not that the deferred tax assets will be fully recoverable and provides a tax valuation allowance as necessary. A valuation allowance is established if it is more likely than not that a deferred tax asset will not be realized.  In determining the appropriate valuation allowance, the Company considered projected realization of tax benefits based on expected levels of future taxable income, available tax planning strategies, and its overall deferred tax position. To identify any uncertain tax positions, the Company reviews (1) the decision to exclude from the tax return certain income or transactions; (2) the assertion that a particular equity restructuring (e.g., a spin-off transaction) is tax-free when that position might actually be uncertain, and; (3) the decision not to file a tax return in a particular jurisdiction for which such a return might be required in tax years that are still subject to assessment or challenge under relevant tax statutes. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses when applicable.

F-10

Warranties

The Company warrants its EPC solar energy systems sold to customers for up to 10 years against defects in installation workmanship. The manufacturers’ warranties on the solar energy system components, which are typically passed through to the customers, typically have product warranty periods of 10 years and a limited performance warranty period of 25 years. The Company generally provides for the estimated cost of warranties at the time the related revenue is recognized. The Company also maintains specific warranty liabilities for large commercial customers. The Company assesses the accrued warranty reserve quarterly and adjusts the amounts as necessary based on actual experience and changes in future estimates.

The Company’s manufacturing warranties for its POWERHOUSE™ solar shingle, are an 11-year product warranty, which is the standard product warranty of most traditional solar panels today, and a 24-year power production warranty. The Company receives warranties from its supply chain matching the terms of the POWERHOUSE™ solar shingle warranty. As of December 31, 2018, there were no POWERHOUSE™ sales which required an estimate of warranty liability.

Net Loss per Share

RGS computes net loss per share by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution that could occur if options or warrants to issue shares of the Company’s Class A common stock were exercised. Common share equivalents of 10,445,294 and 5,857,861 shares have been omitted from net loss per share for 2018 and 2017, respectively, as they are anti-dilutive. The Series O warrants, Series Q warrants, and the 2018 Notes are considered participating securities, and as such, are entitled to participate in any dividends or distribution of assets made by the Company. There was no effect on earnings per share for these participating securities as the Company operated with a net loss for both 2018 and 2017. See Note 8. Shareholders’ Equity for a description of these transactions.

The following table sets forth the computation of basic and diluted net income (loss) per share:

	For the Years Ended December 31,
(In thousands, except per share data)	2018	2017
Numerator for basic and diluted net loss per share	$(42,084)	$(17,700)
Denominator:
Weighted average shares for basic net loss per share	35,618	6,950
Effect of dilutive securities:
Weighted average of common stock, stock options and warrants	-	-
Denominators for diluted net loss per share	35,618	6,950
Net loss per share—basic and diluted	$(1.18)	$(2.55)

Segment Information

Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the executive team. Based on the financial information presented to and reviewed by the chief operating decision maker in deciding how to allocate the resources and in assessing the performance of the Company, the Company has determined that it has three reporting segments: Solar Division, POWERHOUSE™ and corporate expenses (“other segment”).

Common Stock Warrants

The Company accounts for common stock warrants as either liabilities or as equity instruments depending on the specific terms of the warrant agreement. Certain of the Company’s warrants are accounted for as liabilities due to redemption provisions that are outside the control of the Company. The Company classifies these warrant liabilities with maturities of five years on the Consolidated Balance Sheet as long-term liabilities. They are revalued at each balance sheet date after their initial issuance with changes in the value recorded in earnings. The Company used a Monte Carlo pricing model to value these warrant liabilities. The Company also has issued common stock warrants which have been classified in equity. Upon exercise of the warrants, the Company determines the fair value of the warrants exercised using the share price and records the impact to common stock and additional paid-in capital.

F-11

Derivatives

The Company’s Senior Convertible Notes issued on April 9, 2018 (the "2018 Notes") contained conversion features and various redemption clauses that were required to be bifurcated and were initially measured and recorded at fair value and were revalued at each balance sheet date with changes in the value recorded in earnings. Each of the 2018 Notes gave the holder the right to convert the 2018 Notes into shares of Class A common stock at a set strike price (“conversion feature”). In addition to the conversion feature, redemption of the 2018 Notes could have been triggered by failure to notify the holders timely of a change in control, subsequent placement and failure to timely deliver shares to convert the 2018 Notes. The Company used a Lattice pricing model to value these derivative liabilities. The Lattice pricing model, which is based, in part, upon unobservable inputs for which there is little or no market data, required the Company to develop its own assumptions. Upon completing our fair value estimate of the derivative liabilities, the Company determined that the fair value exceeded the cash proceeds received and recorded a loss upon issuance. This loss was recorded within the “Change in fair value of derivative liabilities and loss on debt extinguishment” in our Consolidated Statements of Operations and the derivative liabilities are classified as short-term in the Consolidated Balance Sheet as of December 31, 2018, due to their maturity in April 2019. Upon exercise of the conversion option, the derivative liabilities and related debt host were accounted for as an extinguishment whereby a gain or loss was recognized in an amount equal to the difference between the recorded value of the liabilities and the fair value of the consideration issued to extinguish them.

Residential Leases

To determine lease classification, the Company evaluates lease terms to determine whether there is a transfer of ownership or bargain purchase option at the end of the lease, whether the lease term is greater than 75% of the useful life, or whether the present value of minimum lease payments exceed 90% of the fair value at lease inception. The Company’s leased systems are treated as sales-type leases under GAAP accounting policies due to the present value of their minimum lease payments exceeding 90% of the fair value at lease inception.

Financing receivables are generated by solar energy systems leased to residential customers under sales-type leases. Financing receivables represents gross minimum lease payments to be received from customers over a period commensurate with the remaining lease term of up to 20 years and the systems estimated residual value, net of allowance for estimated losses. Initial direct costs for sales-type leases are recognized as cost of sales when the solar energy systems are placed in service.

For systems classified as sales-type leases, the net present value of the minimum lease payments, net of executory costs, is recognized as revenue when the lease is placed in service. This net present value as well as the net present value of the residual value of the lease at termination are recorded as other assets in the Consolidated Balance Sheet. The difference between the initial net amounts and the gross amounts are amortized to revenue over the lease term using the interest method. The residual values of the Company’s solar energy systems are determined at the inception of the lease applying an estimated system fair value at the end of the lease term.

RGS considers the credit risk profile for its lease customers to be homogeneous due to the criteria the Company uses to approve customers for its residential leasing program, which among other things, requires a minimum “fair” FICO credit quality. Accordingly, the Company does not regularly categorize its financing receivables by credit risk.

Recently Issued Accounting Standards

ASU 2018-20, ASU 2018-11, ASU 2018-01 and ASU 2016-02

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for the Company on January 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The Company has adopted the new standard on January 1, 2019 and used the effective date as its date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company has elected the ‘package of practical expedients’. The Company expects that this standard will have a material effect on our financial statements for contracts in which the Company is the lessee. While the Company continues to assess all of the effects of adoption, the Company currently believe the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on our balance sheet for our real estate and vehicle operating leases and (2) providing significant new disclosures about our leasing activities. The Company has made an accounting policy election to exclude immaterial leases from lease accounting and will continue to expense them as incurred similar to our capitalization policy. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. The Company has also elected the practical expedient to not separate lease and non-lease components for all of our leases.

F-12

The accounting standards noted above also requires lessors to classify leases as sales-type, direct financing or operating leases. The Company currently holds leases of solar systems where it is the lessor. While the Company continues to evaluate certain aspects of the new standard, it does not expect the new standard to have a material effect on its financial statements for contracts where the Company is the lessor and it does not expect a significant change in our sales-type leasing activities between now and adoption. The Company believes substantially all of its leases will continue to be classified as sales-type leases under the new standard. While the new standard identifies maintenance as a non-lease component of equipment lease contracts, the Company will account for solar system leases and associated maintenance service components as a single, combined lease component. Consequently, the Company does not expect the new standard’s changed guidance on contract components to significantly affect its financial reporting.

ASU 2017-11

On July 13, 2017, the FASB issued Accounting Standards Update No. 2017-11 (“ASU 2017-11”), Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in Part I of ASU 2017-11 change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. The amendments in Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of ASU 2017-11 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The amendments in Part II of ASU 2017-11 do not require any transition guidance because those amendments do not have an accounting effect. The Company will assess the impact of ASU 2017-11 on any derivative instruments entered into in the future.

Recently Adopted Accounting Standards

ASU 2017-04

On January 26, 2017, the FASB issued Accounting Standards Update No. 2017-04 (“ASU 2017-04”), Intangibles – Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, which was issued to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance remains largely unchanged. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2019. The Company early adopted ASU 2017-04 during the second quarter of 2018 while performing its annual impairment test. As a result, the Company fully impaired the Goodwill balance charging an impairment loss to the consolidated statement of operations.

ASU 2014-09

On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09 (“ASU 2014-09”), which created Topic 606, Revenue from Contracts with Customers. This standard outlines a single comprehensive model for companies to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that revenue is recognized when a customer obtains control of a good or service. A customer obtains control when it has the ability to direct the use of and obtain the benefits from the good or service. Transfer of control is not the same as transfer of risks and rewards, as it is considered in current guidance. The Company adopted 2014-09 as of January 1, 2018 and utilized the modified retrospective method. See Note 3. Revenue below for all required disclosures.

F-13

3. Revenue

Effective January 1, 2018, the Company has adopted “ASC 606 – Revenue from Contracts with Customers” related to revenue recognition. Under the standard, revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services using a five-step model to achieve that principle. In addition, the standard requires disclosures to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company has elected to adopt the modified retrospective method for transitioning this accounting standard which requires that the cumulative effect of applying the revenue standard to existing contracts be recorded as an adjustment to retained earnings. Based on the Company’s review of contracts that were not substantially completed on December 31, 2017, there was no impact to the opening retained earnings balance.

Deferred Revenue

When the Company receives consideration, or such consideration is unconditionally due, from a customer prior to transferring goods or services to the customer under the terms of a sales contract, it records deferred revenue, which represents a contract liability. The Company recognizes deferred revenue as net sales after it has satisfied its performance obligations to the customer and all revenue recognition criteria are met.

Revenue Recognition – Installation of photovoltaic modules (“PV”) solar systems

The Company uses standard contract templates to initiate sales with customers and determined that each project started during the year ended December 31, 2018 and each project that was not substantially complete at the adoption date, contains one performance obligation. Although the contract states multiple services which are capable of being distinct, they are considered a single integrated output to the customer which is customized for each customer. As such all the services promised within a contract are considered one performance obligation. The Company generally recognizes revenue for installation of PV solar systems over time following the transfer of control to the customer which typically occurs as the PV solar system is being installed. If control transfers over time, revenue is recognized based on the extent of progress towards the completion of the performance obligation. The method utilized by the Company to measure the progress towards completion requires judgment and is based on the products and services provided. The Company utilizes the input method to measure the progress of its contracts because it best depicts the transfer of assets to the customer which incurs as materials are consumed by the project. The input method measures the progress towards completion based on the ratio of costs incurred to date (“actual cost”) to the total estimated costs (“budget”) at completion of performance obligation. Revenue, including estimated fees, are recorded proportionally as costs are incurred. Costs to fulfill include materials, labor and/or subcontractors’ costs, and other direct costs. Indirect costs and costs to procure the panels, inverters, and other system miscellaneous costs needed to satisfy the performance obligation are excluded since the customer does not gain control of those items until delivered to the site. Including the costs of those items would overstate the extent of our performance.

Each project’s transaction price is included within the contract and although there is only one performance obligation, changes to the contract price could take place after fulfillment of performance obligation. The Company has considered financing components on projects started during the year ended December 31, 2018 and elected the use of a practical expedient where an entity need not adjust the promised amount of consideration for the effects of a significant financing component if the entity expects, at contract inception, that the period between when the entity transfers a promised service to the customer and when the customer pays for that good or service will be one year or less. Typically, the payments are received as the performance obligation is being satisfied with a final payment received after the solar system has been installed. All receivables from projects are expected to be received within one year from project completion and there were no adjustments to the contract value.

Under ASC 606, the Company is required to recognize as an asset the incremental costs of obtaining a contract with a customer if those costs are expected to be recovered. The Company incurs sales commissions that otherwise would not have been incurred if the contract had not been obtained. These costs are recoverable; however, the Company has elected the use of a practical expedient to expense these costs as incurred as the amortization period of the asset would be less than one year.

Revenue Recognition – Operations & Maintenance

The Company generally recognizes revenue for standard, recurring commercial operations and maintenance services over time as customers receive and consume the benefits of such services, which typically include corrective maintenance, data hosting or energy/deck monitoring services for a period. These services are treated as stand-ready performance obligations and are satisfied evenly over the length of the agreement, so the Company has elected a time-based method to measure progress and recorded revenue using a straight-line method.

F-14

Revenue Recognition – Service & Warranty

Warranties for workmanship and roof penetration are included within each contract. These warranties cannot be purchased separately from the related services, are intended to safeguard the customer against workmanship defects and does not provide any incremental service to the customer. It is necessary for the Company to perform the specified tasks to provide assurance that the final product complies with agreed-upon specifications and likely do not give rise to a separate performance obligation. The Company will continue to account for any related warranties in accordance with ASC 460-10 and record an accrual for potential warranty costs at the completion of a project. Any services provided to a customer outside of warranties such as system inspections are recognized upon completion of the service.

Adoption of the standard related to revenue recognition had no impact to cash from or used in operating, financing, or investing on our consolidated cash flows statements. In the following table, revenue is disaggregated by primary geographical market and includes a reconciliation of the disaggregated revenue with the reportable segments for the years ended December 31, 2018 and 2017.

Reportable Segments
December 31, 2018
(in thousands)
Primary Geographical Regions	Solar Division	POWERHOUSE™	Total reportable segments	All other segments	Total
East	$10,022	$-	$10,022	$-	$10,022
West	2,681	-	2,681	25	2,706
	$12,703	$-	$12,703	$25	$12,728

Reportable Segments
December 31, 2017
(in thousands)
Primary Geographical Regions	Solar Division	POWERHOUSE™	Total reportable segments	All other segments	Total
East	$12,324	$-	$12,324	$-	$12,324
West	3,262	-	3,262	6	3,268
	$15,586	$-	$15,586	$6	$15,592

4. Property and Equipment

Property and equipment, stated at lower of cost or estimated fair value, consists of the following as of December 31:

(in thousands)	2018	2017
Buildings and leasehold improvements	$441	$441
Furniture, fixtures and equipment	1,832	1,811
Software	2,135	2,135
Vehicles and machinery	1,142	1,167
Total property and equipment	5,550	5,554
Accumulated depreciation and amortization	(4,772)	(4,400)
Total property and equipment, net	$778	$1,154

Depreciation on other property, plant and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as follows:

Useful lives
Buildings	40 years
Leasehold improvements	3-5 years
Furniture, fixtures and equipment	3-5 years
Software	3-15 years
Vehicles and machinery	2-7 years

For the years ended December 31, 2018 and 2017, depreciation expense was $0.4 million per annum.

F-15

5. Accrued Liabilities

Accrued expenses consist of the following:

(in thousands)	2018	2017
Accrued Expenses	$924	$524
Accrued Compensation	476	690
Other	69	130
Accrued Project Costs	102	130
Total	$1,571	$1,474

6. Related Parties

On May 23, 2017, the Company entered into an agreement with Mobomo, LLC (“Mobomo”) pursuant to the design and development of intellectual property at a cost of $0.5 million. The intellectual property consisted of an integrated mobile phone application and the new RGS 365™ customer portal. In 2018, Mobomo continued to provide data hosting services which totaled approximately $20,000.

Mobomo’s Chief Executive Officer Brian Lacey is the son of the Company’s CEO Dennis Lacey. The Company approved the agreement in accordance with its related-party transaction policy.

7. Commitments and Contingencies

The Company leases office and warehouse space through operating leases. Some of the leases have renewal clauses, which range from one month to five years.

The Company leases vehicles through operating leases for certain field personnel. Leases range up to five years with varying termination dates through May 2022.

The following schedule represents the annual future minimum payments of all leases as of December 31, 2018:

Future Minimum
(in thousands)	Lease Payments
2019	$848
2020	505
2021	378
2022	112
2023 and thereafter	-
Total minimum lease payments	$1,843

The Company incurred office and warehouse rent expense of $0.6 million and $0.7 million for the years ended December 31, 2018 and 2017, respectively. The Company incurred automobile lease expense of $0.3 million and $0.4 million for the years ended December 31, 2018 and 2017, respectively.

The Company is subject to risks and uncertainties in the normal course of business, including legal proceedings; governmental regulation, such as the interpretation of tax and labor laws; and the seasonal nature of its business due to weather-related factors. The Company has accrued for probable and estimable costs incurred with respect to identified risks and uncertainties based upon the facts and circumstances currently available.

8. Shareholders’ Equity

January 2017 Reverse Stock Split

On January 25, 2017, the Company executed a reverse stock split of all outstanding shares of the Company’s Class A common stock at a ratio of one-for-thirty, whereby thirty shares of Class A common stock were combined into one share of Class A common stock. The reverse split was previously authorized by a vote of the Company’s shareholders on January 23, 2017. The Company did not decrease its authorized shares of capital stock in connection with the reverse stock split. Share amounts are presented to reflect the reverse split for all periods.

F-16

February 2017 Offerings

On February 6, 2017, the Company closed a $11.5 million offering and sale of (a) units, “February 6 Primary Units,” each consisting of one share of the Company’s Class A common stock, and a Series K warrant to purchase one share of Class A common stock, and (b) units, “February 6 Alternative Units,” each consisting of a prepaid Series L warrant to purchase one share of Common Stock, and a Series K warrant pursuant to the Securities Purchase Agreement, dated as of February 1, 2017, by and among the Company and several institutional investors, and to public retail investors. As a result, the Company issued 2,096,920 February 6 Primary Units, 1,613,080 February 6 Alternative Units, 2,096,920 shares of Class A common stock, Series K warrants to purchase 3,710,000 shares of Class A common stock, and Series L warrants to purchase 1,613,080 shares of Class A common stock. The purchase price for a February 6 Primary Unit was $3.10 and the purchase price for a February 6 Alternative Unit was $3.09. The Company received net proceeds of approximately $10.5 million at the closing, after deducting commissions to the placement agents and estimated offering expenses payable by the Company associated with the offering.

On February 9, 2017, the Company closed a $6 million offering and sale of (a) units, “February 9 Primary Units,” each consisting of one share of the Company’s Class A common stock, and a Series M warrant to purchase 75% of one share of Class A common stock, and (b) units, “February 9 Alternative Units,” each consisting of a prepaid Series N warrant to purchase one share of Class A common stock, and a Series M warrant, pursuant to the Securities Purchase Agreement, dated as of February 7, 2017, by and among the Company and several institutional and accredited investors. As a result, the Company issued 1,650,000 February 9 Primary Units, 750,000 February 9 Alternative Units, 1,650,000 shares of Common Stock as part of the February 9 Primary Units, Series M warrants to purchase 1,800,000 shares of Class A common stock, and Series N warrants to purchase 750,000 shares of Class A common stock. The purchase price for a February 9 Primary Unit was $2.50 and the purchase price for a February 9 Alternative Unit was $2.49. The Company received net proceeds of approximately $5.5 million at the closing, after deducting commissions to the placement agents and estimated offering expenses payable by the Company associated with the offering.

January 2018 Offering

On January 4, 2018, the Company closed a $1.8 million offering and sale of (a) 800,000 shares of Class A common stock, (b) a prepaid Series P Warrant to purchase 800,000 shares of Class A common stock, and (c) a Series O Warrant to purchase 1,600,000 shares of Class A common stock, pursuant to the Securities Purchase Agreement, dated as of January 2, 2018, by and between the Company and one unaffiliated institutional and accredited investor. The purchase price was $1.15 per share of Class A common. The Company received net proceeds of approximately $1.5 million at the closing, after deducting commissions to the placement agents and estimated offering expenses associated with the offering.

2018 Convertible Note Offering

On March 30, 2018, the Company entered into a Securities Purchases Agreement with two unaffiliated institutional and accredited investors for a private placement (the "2018 Notes Offering", see Note 9) of up to $10.75 million in principal amount and $10 million funding amount (reflecting $750,000 of original issue discount) of the 2018 Notes, and Series Q Warrants to purchase 9,270,457 shares of Class A Common Stock. As of December 31, 2018, a total of 73 million shares of Class A common stock had been issued upon conversion of the 2018 Notes, and 8.7 million shares of Class A common stock had been issued upon exercise of the Series Q warrants in exchange for gross proceeds of $8.7 million, before placement agent fees and other expenses.

Option Exercises, 2018 Convertible Note Conversions and Warrant Exercises

During the twelve months ended December 31, 2018, the Company issued stock options as discussed in Note 11. Share-Based Compensation. During the twelve months ended December 31, 2018, the Company issued 800,000 shares of its Class A common stock upon exercise of Series P warrants and 81,507,793 shares upon conversion of the 2018 Notes and exercise of Series Q warrants.

At December 31, 2018, RGS had the following shares of Class A common stock reserved for future issuance:

Stock options and grants outstanding under incentive plans	1,206,645
Common stock warrants outstanding	8,714,871
2018 Notes outstanding - derivative liability	1,726,423
Total shares reserved for future issuance	11,647,939

F-17

The table below summarizes the Company’s warrant activity:

Issuances
Warrants outstanding at December 31, 2016	682,693
Issuances	8,178,580
Exercised	(3,007,412)
Warrants outstanding at December 31, 2017	5,853,861
Issuances	12,385,143
Expired	(42,465)
Exercised	(9,481,668)
Warrants outstanding at December 31, 2018	8,714,871

9. Convertible Debt

2018 Convertible Note Offering

On March 30, 2018, the Company entered into a Securities Purchase Agreement with two unaffiliated institutional and accredited investors for a private placement (the "2018 Note Offering") of up to $10.75 million in principal amount and $10 million funding amount (reflecting $750,000 of original issue discount) of Series A Senior Convertible Notes (“Series A Notes”), Series B Senior Secured Convertible Notes (“Series B Notes,” and collectively with the Series A Notes, the “2018 Notes”), and Series Q warrants (the “Series Q Warrants”) to purchase 9,126,984 shares of Class A Common Stock. On April 9, 2018, the Company closed the 2018 Note Offering. At the closing on April 9, 2018, the Company received $5 million of the gross proceeds and two secured promissory notes, one note from each investor, in a combined aggregate amount of $5 million (each, an “Investor Note”), secured by cash and/or securities held in investor accounts. These Investor Notes are presented net of the convertible debt carrying amount on the Consolidated Balance Sheets due to right of offset. All amounts outstanding under the 2018 Notes matured and were due and payable on or before the one-year anniversary of the issuance of the 2018 Notes (“Maturity Date”).

The 2018 Notes did not incur interest other than upon the occurrence of an event of default, in which case the 2018 Notes bore interest at 18% per year (“Interest Rate”). The 2018 Notes were convertible at any time, at the option of the holders, into shares of Common Stock at a conversion price. The initial fixed conversion price (“ICP”) was $1.2405 per share, subject to reduction, as described below, and adjustment for stock splits, stock dividends, and similar events.

The ICP of the 2018 Notes were subject to reduction subsequent to shareholder approval. On June 21, 2018 the Company held its 2018 annual shareholder meeting at which time the shareholders approved the 2018 Note Offering and thereby initiating a reset period which enabled the note holders to earn additional amounts (“Additional Amounts”), effectively a make-whole for amounts previously converted. As a result of the shareholder approval, the conversion price of the 2018 Notes and the exercise price of the Series Q Warrants were reset. Subsequent to that date, the Company agreed to permanently reduce the conversion price of the 2018 Notes from $0.3223 to $0.3067 effective on August 27, 2018. The 2018 Notes were convertible at any time, at the option of the holder, into shares of the Company’s Class A common stock at a conversion price equal to $0.3067. The Series Q Warrants were exercisable into shares of the Company’s Class A common stock at an exercise price of $0.3223 per share.

If the Company were to have consummated a Subsequent Placement, subject to some exceptions, a Note holder would have had the right to require that the Company redeem, in whole or in part, a portion of the amounts owed by the Company to such holder under a Note in cash. A Note holder could also have required the Company to redeem all or a portion of its 2018 Note in connection with a transaction resulting from a Change of Control and upon the occurrence of an event of default.

The 2018 Notes contained customary events of default, including but not limited to: (i) failure to file or have declared effective by the SEC the applicable registration statement required by the Registration Rights Agreement within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement, (ii) failure to maintain the listing of the Common Stock, (iii) failure to make payments when due under the Notes, (iv) breaches of covenants, and (iv) bankruptcy or insolvency. The occurrence of an event of default under the 2018 Notes would have triggered default interest and would have caused an Equity Condition Failure, which may mean that the Company would have been unable to force mandatory conversion of the Notes and that Note Holders may not be required to prepay the Investor Note under a mandatory prepayment event. Following an event of default, Note holders could have required the Company to redeem all or any portion of their Notes in cash at a conversion price equal to the greater of (i) 125% of the amount to be redeemed, and (ii) the product of (A) the amount to be redeemed divided by the conversion price, multiplied by (B) the product of (x) 125% multiplied by (y) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire redemption payment.

The principal amount of the Series B Notes was considered restricted principal until collection of the Investor Notes was received by the Company (“Restricted Principal”). Upon any offset, the restricted principal under a Series B Note would automatically and simultaneously be reduced, on a dollar-for-dollar basis, in an amount equal to the principal amount of an investor’s Investor Note cancelled and offset. Under the terms of the Series B Notes, the Company granted a security interest to each investor in such investor’s Investor Note to secure the Company’s obligations under the applicable Series B Note. Each investor perfected its security interest by taking possession of such investor’s Investor Note at the closing.

Each Series Q Warrant is immediately exercisable and will expire five years from the date of issuance. Initially, only 75% of the shares of Common Stock issuable upon exercise of a Series Q Warrant may be exercised, which amount increases upon an investor’s prepayment under such investor’s Investor Note. A holder may not exercise any of the Series Q Warrants, and the Company may not issue shares of Common Stock upon exercise of any of the Series Q Warrants if, after giving effect to the exercise, a holder together with (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issuance date, directly or indirectly managed or advised by the holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a group together with the holder or any of the foregoing and (iv) any other persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the holder’s and certain other “Attribution Parties” would beneficially own in excess of 4.99 or 9.99%, as elected by each investor at closing, of the outstanding shares of Common Stock. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

As disclosed in Note 2. Significant Accounting Policies, the warrants issued in connection with the 2018 Note Offering as well as the embedded derivatives were accounted for as liabilities that had been initially measured and recorded at fair value and were revalued at each balance sheet date after their initial issuance with the changes in value recorded in earnings. These conversion options accounted for as embedded derivatives were incorporated into the 2018 Notes to incentivize the holders to provide the Company with short term funding for POWERHOUSE™. See Note 10. Fair Value Measurements for information about the techniques the Company uses to measure the fair value of our derivative instruments. The fair value of the embedded derivatives and Series Q warrants exceeded the proceeds received from the 2018 Notes Offering which was recognized as a loss within the line item “Change in fair value of derivative liabilities and loss on debt extinguishment” in the statement of operations.

10. Fair Value Measurements

The Company complies with the provisions of FASB ASC No. 820, Fair Value Measurements and Disclosures (“ASC 820”), in measuring fair value and in disclosing fair value measurements at the measurement date. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. FASB ASC No. 820-10-35, Fair Value Measurements and Disclosures- Subsequent Measurement (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10-35-3 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model.

F-18

ASC 820-10-35 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1 Inputs – Level 1 inputs are unadjusted quoted prices in active markets for assets or liabilities identical to those to be reported at fair value. An active market is a market in which transactions occur for the item to be fair valued with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 Inputs – Level 2 inputs are inputs other than quoted prices included within Level 1. Level 2 inputs are observable either directly or indirectly. These inputs include: (a) Quoted prices for similar assets or liabilities in active markets; (b) Quoted prices for identical or similar assets or liabilities in markets that are not active, such as when there are few transactions for the asset or liability, the prices are not current, price quotations vary substantially over time or in which little information is released publicly; (c) Inputs other than quoted prices that are observable for the asset or liability; and (d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs – Level 3 inputs are unobservable inputs for an asset or liability. These inputs should be used to determine fair value only when observable inputs are not available. Unobservable inputs should be developed based on the best information available in the circumstances, which might include internally generated data and assumptions being used to price the asset or liability.

When determining the fair value measurements for assets or liabilities required or permitted to be recorded at and/or marked to fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. When possible, the Company looks to active and observable markets to price identical assets. When identical assets are not traded in active markets, the Company looks to market observable data for similar assets.

The following tables present the fair values of derivative instruments included in our consolidated balance sheets as of December 31, 2018 and 2017 (in thousands):

Fair Value of Derivative Instruments
	Liability Derivatives
	2018		2017
Balance at December 31, 2018	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments
Deriviative liability	Convertible debt, net	$344	N/a	$-

The Effect of Derivative Instrument on the Statement of Operations

for the Nine Months Ended December 31, 2018 and 2017

		Amount of Loss Recognized in Statement of Operations
Derivatives not designated as hedging instruments	Location of Loss Recognized in Statement of Operations	2018	2017
2018 Notes Conversion Options
	Change in fair value of derivative liabilities and loss on debt extinguishment	$(27,134)	$-
	Amortization of debt discount & deferred loan costs	(1,042)	-
		$(28,176)	$-

F-19

The Company accounts for Series Q warrants in accordance with ASC 480. The Series Q warrants are accounted for as liabilities due to provisions in the warrants allowing the warrant holders to request redemption, upon a change of control, and failure to timely deliver shares of Class A common stock upon exercise or default. The Company classifies these warrant liabilities on the Consolidated Balance Sheet as long-term liabilities, which are revalued at each balance sheet date subsequent to their initial issuance. The Company used a Monte Carlo pricing model to value these warrant liabilities. The Monte Carlo pricing model, which is based, in part, upon unobservable inputs for which there is little or no market data, requires the Company to develop its own assumptions. The following tables summarize the basis used to measure certain financial assets and liabilities at fair value on a recurring basis in the consolidated balance sheets:

		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Items	Inputs	Inputs
Balance at December 31, 2018 (in thousands)	Total	(Level 1)	(Level 2)	(Level 3)
Common stock warrant liability	$511	-	-	$511
Derivative liability	344	-	-	344
	$855	-	-	$855

The following table shows the reconciliation from the beginning to the ending balance for the Company’s common stock warrant liability and embedded derivative liability measured at fair value on a recurring basis using significant unobservable inputs (i.e. Level 3) for the period ended December 31, 2018:

		Embedded
	Common Stock	derivative
(in thousands)	warrant liability	liability	Total
Fair value of financial liabilities at December 31, 2017	$76	$-	$76
Common stock warrant liability	6,818	-	6,818
Expiration of common stock warrant liabilities	(48)	-	(48)
Change in the fair value of common stock warrant liabilities, net	(1,940)	-	(1,940)
Adjustment for exercise of common stock warrant liabilities	(4,395)	-	(4,395)
Derivative liability	-	3,195	3,195
Investor Notes		(109)	(109)
Change in the fair value of derivative liabilities and additional amounts earned	-	17,910	17,910
Conversions of 2018 Notes	-	(20,652)	(20,652)
Fair value of financial liabilities at December 31, 2018	$511	$344	$855

2018 Notes Derivative Liability

The fair value of the 2018 Notes derivative liabilities was derived using a Lattice pricing model, which is based, in part, upon unobservable inputs for which there is little or no market data, requiring the Company to develop its own assumptions. The assumptions used on April 9, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 to value the derivative liabilities are as follows:

	Conversion Price	Closing Market Price (average)	Risk-free Rate	Dividend Yield	Market Price Volatility	Remaining Term (years)	Debt Yield	Soft Call Threshold	First Redemption Period	Second Redemption Period
Derivative Liability April 09, 2018	$1.26	$0.85	2.08%	0.00%	110%	1.00	60%	$2.52	20%	25%
Derivative Liability June 30, 2018	$0.55	$0.57	2.23%	0.00%	130%	0.78	60%	$2.52	20%	25%
Derivative Liability September 30, 2018	$0.31	$0.39	2.36%	0.00%	125%	0.53	60%	$2.52	20%	25%
Derivative Liability December 31, 2018	$0.31	$0.52	2.45%	0.00%	90%	0.28	60%	$2.52	20%	25%

F-20

Common Stock Warrants

The fair value of Series Q Warrants was derived using a Monte Carlo pricing model, which is based, in part, upon unobservable inputs for which there is little or no market data, requiring the Company to develop its own assumptions. The assumptions used on April 9, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 to value the common stock warrant liabilities are as follows:

	Exercise Price	Strike Floor	Closing Market Price (average)	Risk-free Rate	Dividend Yield	Market Price Volatility	Remaining Term (years)
Warrant Liability April 09, 2018	$1.12	$0.97	$0.85	2.60%	0.00%	120%	5.00
Warrant Liability June 30, 2018	$0.55	$0.19	$0.57	2.72%	0.00%	115%	4.78
Warrant Liability September 30, 2018	$0.32	$0.19	$0.39	2.93%	0.00%	115%	4.53
Warrant Liability December 31, 2018	$0.32	N/a	$0.52	2.49%	0.00%	120%	4.28

2018 Options

The determination of the estimated fair value of the 2018 Options (as defined in Note 10) using the Black-Scholes option-pricing model was affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. Expected volatilities were based on a value calculated using the historical stock price volatility. Expected life was based on the specific vesting terms of the option and anticipated changes to market value and expected employee exercise behavior. The risk-free interest rate used in the option valuation model was based on U.S. Treasury zero-coupon securities with remaining terms similar to the expected term on the options. RGS does not anticipate paying any cash dividends on its Class A common stock in the foreseeable future and, therefore, an expected dividend yield of zero was used in the option valuation model. The assumptions used to value to 2018 Options as of December 31, 2018 are as follows:

2018 Non-Qualified Stock Options
Grant Date	Vesting Period	Expected Life	Expected Dividend Rate	Risk-free Rate	Market Price Volatility
June 21, 2018	2.78 years	4.2 years	0%	2.70%	148.77%
September 4, 2018	2.82 years	5.7 years	0%	2.78%	147.40%
September 10, 2018	2.81 years	5.7 years	0%	2.83%	146.66%
October 15, 2018	2.96 years	4.3 years	0%	2.96%	149.82%
October 29, 2018	2.92 years	4.3 years	0%	2.87%	150.34%

Nonrecurring Fair Value Measurements

The Company tests its long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable or that the carrying value may exceed its fair value.

As described in Note 12. Goodwill Impairment, during the second quarter of 2018, the Company recorded a $1.3 million impairment charge related to goodwill measured at fair value on a nonrecurring basis. When recognizing an impairment charge, the carrying value of the asset is reduced to fair value and the difference is recorded within operating earnings in our consolidated statements of operations. The fair value measurements included in the indefinite-lived intangible impairments were primarily based on significant unobservable inputs (Level 3) developed using company-specific information.

Other Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, deferred revenue and convertible debt. The carrying values of these financial instruments approximate their fair values, due to their short-term nature.

11. Share-Based Compensation

At December 31, 2017, the Company’s 2008 Long-Term Incentive Plan provided that an aggregate of 52,536 shares of its Class A common stock could be issued or subject to awards under the plan. Employees, members of the Board of Directors, consultants, service providers and advisors were eligible to participate in the 2008 Long-Term Incentive Plan. The 2008 Long-Term Incentive Plan expired under its terms in 2018. All outstanding options are nonqualified and were generally granted with an exercise price equal to the closing market price of the Company’s Class A common stock on the date of the grant. Options vest based on service conditions, performance (attainment of a certain amount of pre-tax income for a given year), or some combination thereof. Grants typically expire seven years from the date of grant.

F-21

On June 21, 2018, Company shareholders approved the Real Goods Solar 2018 Long-Term Incentive Plan (the “2018 Incentive Plan”) which allows the Company to issue, or grant awards for, up to 1,300,000 shares of Class A common stock. Employees or individuals who perform services for the Company are eligible to participate in the 2018 Incentive Plan, which terminates upon the earlier of a board resolution terminating the 2018 Incentive Plan or ten years after the effective date of June 21, 2018, unless extended by action of the Board of Directors for up to an additional five years. All options are non-qualified and are generally granted with an exercise price equal to the closing market price of the Company’s Class A common stock on the date of the grant. Under the 2018 Incentive Plan, the Company granted multiple non-qualified stock options (“2018 Options”) with various requisite service periods, described in Note 9 Fair Value Measurements, which expire seven years from the grant date. On the last day of each calendar quarter occurring after the grant date, the 2018 Options will vest at 8.3% contingent on continuous employment. The 2018 Options are classified as equity and measured using the “fair-value-based method” with share-based compensation expense recognized in the income statement on a straight-line basis over the requisite service for the entire award.

The determination of the estimated fair value of share-based payment awards on the date of grant using the Black-Scholes option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. Expected volatilities are based on a value calculated using the combination of historical volatility of comparable public companies in RGS’ industry and its stock price volatility since the Company’s initial public offering. Expected life is based on the specific vesting terms of the option and anticipated changes to market value and expected employee exercise behavior. The risk-free interest rate used in the option valuation model is based on U.S. Treasury zero-coupon securities with remaining terms similar to the expected term on the options. RGS does not anticipate paying any cash dividends on its Class A common stock in the foreseeable future and, therefore, an expected dividend yield of zero is used in the option valuation model. RGS is required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. In accordance with ASC 718, an entity can make an accounting policy to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. The Company utilizes the plan life-to-date forfeiture experience rate to estimate option forfeitures and records share-based compensation expense only for those awards that are expected to vest.

The tables below present a summary of the Company’s option activity as of December 31, 2018 and 2017 and changes during the years then ended:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual	Aggregate
		Exercise	Term	Intrinsic
	Shares	Price	(Yrs)	Value
Outstanding at January 1, 2017	185	$15,736.67	3.30	$-
Granted	-	-
Exercised	-	-
Forfeited or expired	(36)	4,990.00
Outstanding at December 31, 2017	149	$18,452.38	2.60	$-
Exercisable at December 31, 2017	141	$19,418.30	2.80	$-
Granted	1,331,500	0.96
Exercised	-	-
Forfeited or expired	(125,004)	1.13
Outstanding at December 31, 2018	1,206,645	$3.22	6.58	$-
Exercisable at December 31, 2018	268,189	$11.26	6.53	$-

The Company granted 1,331,500 stock options and cancelled 125,004 stock options and did not grant any stock options and cancelled 36 stock options during 2018 and 2017, respectively. The Company’s share-based compensation cost charged against income for continuing operations was approximately $0.2 million and $0.2 million during the years 2018 and 2017, respectively.

12. Goodwill Impairment

The Company performed its annual test of goodwill as of June 30, 2018, and based on the results of this test, the Company determined that the fair value of the goodwill no longer exceeded the carrying amount. The fair value was determined using a discounted cash flow valuation technique and resulted in the full impairment of goodwill of $1.3 million charging an impairment loss to the consolidated statement of operations during the twelve months ended December 31, 2018.

13. Supplier Concentration

The Company relies on a limited number of third-party suppliers to provide the components used in our POWERHOUSE™ in-roof solar shingles and our solar energy systems. The production of POWERHOUSE™ solar laminates, connectors and wire harnesses is concentrated in China so it is reasonably possible that operations could be disrupted in the future.

F-22

14. Income Taxes

On December 22, 2017, The President of the United States signed the TCJA. The enactment of TCJA requires companies, under Accounting Standards Codification (ASC) 740, Income Taxes, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. The TCJA would permanently reduce the maximum corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017, and the future benefits of existing deferred tax assets would need to be computed at the new tax rate. In addition to the change in the corporate income tax rate, the TCJA further introduced a number of other changes including a one-time transition tax via a mandatory deemed repatriation of post-1986 undistributed foreign earnings and profits; the introduction of a tax on global intangible low-taxed income (“GILTI”) for tax years beginning after December 31, 2017; the limitation of deductible net interest to 30% of adjustable taxable income; the further limitation of the deductibility of share-based compensation of certain highly compensated employees; the ability to elect to accelerate bonus depreciation on certain qualified assets; and the Base Erosion and Anti-Abuse Tax ("BEAT"), amongst other changes. The Company recognized the income tax effects of the 2017 Tax Act in its financial statements in accordance with Staff Accounting Bulletin (SAB) No. 118, which provides SEC staff guidance for the application of ASC Topic 740, Income Taxes. The Company has finalized its accounting for the income tax effects of the 2017 Tax Act.

The tax effects recorded primarily include an estimate of the impact of the reduction in the U.S. tax rate on our deferred tax assets and liabilities in 2017. The Company had $0 of income tax expense (benefit) for the years ended December 31, 2018 and 2017. Variations from the federal statutory rate are as follows:

	Years ended December 31,
(in thousands)	2018	2017
Expected federal income tax expense (benefit) at statutory rate of 21% and 35% at December 31, 2018 and 2017, respectively	$(8,888)	$(6,191)
Effect of permanent other differences
Debt extinguishment	5,145	170
Transaction Cost Amortization	552	-
Other	319	(28)
Effect of valuation allowance	3,479	(12,572)
Other	39	(1,147)
Impact of change in federal tax rate on deferred tax asset	-	20,479
State income tax expense (benefit), net of federal benefit	(646)	(690)
	$-	$21

Deferred income taxes reflect net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the net accumulated deferred income tax assets shown on a gross basis as of December 31, 2018 and 2017 are as follows:

(in thousands)	2018	2017
Deferred tax assets (liabilities)
Provision for doubtful accounts	$138	$195
Inventory-related expense	195	209
Accrued liabilities	367	444
Depreciation and amortization	2,084	2,128
Net operating loss carry-forwards	39,154	35,754
Other	705	719
Total deferred tax assets	42,643	39,449
Valuation allowance	(42,643)	(39,449)
Total net deferred tax assets	$-	$-

At December 31, 2018, RGS had $140.7 million of federal net operating loss carryforwards expiring, if not utilized, beginning in 2020 and $14.1 million with no expiration. Additionally, the Company had $142.8 million of state net operating loss carryforwards expiring, it not utilized, beginning in 2020.

Utilization of the net operating loss carry-forwards may be subject to annual limitation under applicable federal and state ownership change limitations and, accordingly, net operating losses may expire before utilization. The Company has not completed a Section 382 analysis through December 2018 and therefore has not determined the impact of any ownership changes, as defined under Section 382 of the Internal Revenue Code has occurred in prior years. Therefore, the net operating loss carryforwards above do not reflect any possible limitations and potential loss attributes to such ownership changes. However, the Company believes that upon completion of a Section 382 analysis, as a result of prior period ownership changes, substantially all of the net operating losses will be subject to limitation.

F-23

The Company’s valuation allowance increased by approximately $3.5 million for the year ended December 31, 2018 as a result of its operating loss for the year. The valuation allowance was determined in accordance with the provisions of ASC 740, Income Taxes, which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Based upon the available objective evidence and the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be realized. At December 31, 2018, the Company has a valuation allowance against its deferred tax assets net of the expected income from the reversal of its deferred tax liabilities.

The Company’s predecessor, Real Goods Trading Corporation, was acquired by Gaiam, Inc. (now known as Gaia, Inc. and hereinafter as Gaia) in 2001. Gaia operated Real Goods Trading Corporation essentially as a separate business until 2008 when operations were consolidated into the corporate entity, Real Goods Solar, Inc., upon its formation. Following the Company’s initial public offering, a tax sharing agreement was entered into with Gaia. The Company is required, under the terms of its tax sharing agreement with Gaia, to distribute to Gaia the tax effect of certain tax loss carryforwards as utilized by the Company in preparing its federal, state and local income tax returns. At December 31, 2018, utilizing the new federal income tax rate of 21%, the Company estimates that the maximum amount of such distributions to Gaia could aggregate $1.1 million.

15. Segment Information

Financial information for the Company’s segments and a reconciliation of the total of the reportable segments’ income (loss) from operations (measures of profit or loss) to the Company’s consolidated net loss are as follows:

(in thousands)	2018	2017
Contract revenue:
Solar Division	12,703	15,586
POWERHOUSE™	-	-
Other	25	6
Consolidated contract revenue	12,728	15,592
Operating loss from continuing operations:
Solar Division	(5,855)	(8,729)
POWERHOUSE™	(598)	(20)
Other	(8,518)	(8,637)
Operating Loss	(14,971)	(17,386)
Reconciliation of consolidated loss from operations to consolidated net loss:
Other income	1,063	68
Change in fair value of derivative liabilities and loss on debt extinguishment	(27,134)	(379)
Amortization of debt discount and deferred loan costs	(1,042)	(3)
Net loss	(42,084)	(17,700)

The following is a reconciliation of reportable segments’ assets to the Company’s consolidated total assets. The Other segment includes certain unallocated corporate amounts.

(in thousands)	2018	2017
Total assets:
Solar Division	$10,615	$9,840
POWERHOUSE™	1,366	1,140
Other	4,279	3,278
	$16,260	$14,258

16. Subsequent Events

On March 29, 2019, the Company announced an operational realignment to exit its mainland residential solar business so as to focus on the POWERHOUSE™ in-roof shingle market. Revenues and net loss in 2018 for the mainland residential solar business were approximately $8.9 million and $6.3 million, respectively.

On April 4, 2019, the Company closed a registered offering in which it issued and sold (i) 15,938,280 shares of Class A common stock, (ii) prepaid Series S Warrants to purchase 1,430,141 shares of Class A common stock and (iii) Series R Warrants to purchase 17,368,421 shares of Class A common stock pursuant to the terms of the Securities Purchase Agreement dated April 2, 2019 between the Company and the investors. The investors paid $0.19 per share of Class A common stock and $0.18 per share of Class A common stock underlying the Series S Warrant for aggregate gross proceeds of $3.3 million at the closing and before $0.34 million of expenses.

F-24

REAL GOODS SOLAR, INC.

Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2019	2018
ASSETS
Current assets:
Cash	$1,696	$5,831
Accounts receivable, net	985	1,340
Costs in excess of billings	92	11
Inventory, net	4,638	1,595
Deferred costs on uncompleted contracts	206	236
Other current assets	1,048	1,613
Total current assets	8,665	10,626
Property and equipment, net	635	778
POWERHOUSE™ license, net	3,245	3,202
Operating lease right-of-use asset	1,464	-
Net investment in sales-type leases and other assets	1,476	1,654
Total assets	$15,485	$16,260
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Convertible debt, net	$-	$336
Accounts payable	2,444	862
Accrued liabilities	2,105	1,811
Operating lease liability	616	-
Deferred revenue and other current liabilities	921	716
Total current liabilities	6,086	3,725
Other liabilities	954	1,242
Operating lease liability	894	-
Common stock warrant liabilities	3,766	511
Total liabilities	11,700	5,478
Commitments and contingencies

Mezzanine equity:
Redeemable placement agent common stock warrants	195	-

Shareholders’ equity:
Preferred stock, par value $.0001 per share; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Class A common stock, par value $.0001 per share; 150,000,000 shares authorized; 114,021,830 and 91,859,638 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	19	17
Class B common stock, par value $.0001 per share; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Additional paid-in capital	255,715	253,331
Accumulated deficit	(252,144)	(242,566)
Total shareholders’ equity	3,590	10,782
Total liabilities, mezzanine equity and shareholders’ equity	$15,485	$16,260

See accompanying notes.

F-25

REAL GOODS SOLAR, INC.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Contract revenue:
Sale and installation of solar energy systems	$1,887	$3,358	$3,443	$5,879
POWERHOUSE™ Sales	106	-	171	-
Service	293	196	821	484
Leasing, net	8	14	21	29
Contract expenses:
Installation of solar energy systems	1,780	3,008	3,686	5,801
POWERHOUSE™ manufacturing	270	4	437	5
Service	278	340	719	732
Customer acquisition	529	793	1,613	1,981
Contract loss	(563)	(577)	(1,999)	(2,127)
Operating expense	2,640	2,250	5,656	4,974
Goodwill Impairment	-	1,338	-	1,338
Litigation	149	44	199	161
Operating loss	(3,352)	(4,209)	(7,854)	(8,600)
Change in fair value of derivative liabilities and loss on debt extinguishment	(1,502)	(3,073)	(1,445)	(3,046)
Amortization of debt discount and deferred loan costs	(234)	(1,435)	(287)	(1,435)
Other income	12	955	20	985
Net loss	$(5,076)	$(7,762)	$(9,566)	$(12,096)
Net loss per share – basic and diluted:
Basic and Diluted	$(0.05)	$(0.72)	$(0.09)	$(1.15)
Weighted-average shares outstanding:
Basic and Diluted	109,521	10,757	101,242	10,485

See accompanying notes.

F-26

REAL GOODS SOLAR, INC.

Condensed Consolidated Statement of Changes in Equity (unaudited)

					Total
					Shareholders’
	Class A Common Stock		Additional	Accumulated	Equity	Mezzanine
(in thousands, except share data)	Shares	Amount	Paid - in Capital	Deficit	(Deficit)	Equity
Balance, January 1, 2018	8,151,845	$8	$206,640	$(200,482)	$6,166	$-
Proceeds from common stock offering and warrant exercises, net of costs	1,600,000	-	1,524	-	1,524	-
Common stock issued to settle proxy contest	600,000	-	-	-	-	-
Net Loss	-	-	-	(4,334)	(4,334)	-
Balance, March 31, 2018	10,351,845	$8	$208,164	$(204,816)	$3,356	$-

Conversion of 2018 Notes, net of costs	5,109,553	1	3,821	-	3,822	-
Procees from warrant exercises related to 2018 Note Offering	200,000	-	373	-	373	-
Share-based compensation	-	-	88	-	88	-
Net loss	-	-		(7,762)	(7,762)	-
Balance, June 30, 2018	15,661,398	$9	$212,446	$(212,578)	$(123)	$-

					Total
	Class A Common Stock		Additional	Accumulated	Shareholders’	Mezzanine
(in thousands, except share data)	Shares	Amount	Paid - in Capital	Deficit	Equity	Equity
Balance, January 1, 2019	91,859,638	$17	$253,331	$(242,566)	$10,782	$-
Conversion of 2018 Notes	894,836	-	421	-	421	-
Proceeds from warrant exercises related to 2018 Note Offering	210,000	-	309	-	309	-
Share-based compensation	-	-	78	-	78	-
Adoption of lease accounting standard	-	-	-	37	37	-
Net loss	-	-	-	(4,490)	(4,490)	-
Balance, March 31, 2019	92,964,474	$17	$254,139	$(247,019)	$7,137	$-

Common stock offering, net of warrant liability and offering costs	15,938,280	2	114	-	116	-
Warrant exercises related to 2019 Offering	5,119,076	-	1,598	-	1,598	-
Share-based compensation	-	-	59	-	59	-
Adoption of lease accounting standard	-	-	-	(49)	(49)	-
Net loss	-	-	-	(5,076)	(5,076)	-
Redeemable placement agent common stock warrants	-	-	(195)	-	(195)	195
Balance, June 30, 2019	114,021,830	$19	$255,715	$(252,144)	$3,590	$195

See accompanying notes.

F-27

REAL GOODS SOLAR, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Six Months Ended June 30,
(in thousands except share data)	2019	2018
Operating activities:
Net loss	$(9,566)	$(12,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	146	211
Amortization of POWERHOUSE™ License	100	-
Share based compensation expense	137	88
Goodwill impairment	-	1,338
Change in fair value of derivative liabilities and loss on debt extinguishment	1,445	3,046
Amortization of debt discount and deferred loan cost	287	1,435
Bad debt expense	75	117
Inventory obsolescence	(180)	(36)
Gain on settlement of liability	-	(942)
Changes in operating assets and liabilities:
Accounts receivable	280	701
Costs in excess of billings on uncompleted contracts	(81)	62
Inventory	(2,863)	565
Deferred costs on uncompleted contracts	30	10
Net investment in sales-type leases and other current assets	541	3
Other non-current assets	1,041	306
Accounts payable	1,582	(181)
Accrued liabilities	351	12
Deferred revenue and other current liabilities	205	(91)
Other liabilities	(1,163)	(386)
Net cash used in operating activities	(7,633)	(5,838)
Investing activities:
Payments related to POWERHOUSE™ license	(143)	(104)
Purchases of property and equipment	(3)	(4)
Net cash used in investing activities	(146)	(108)
Financing activities:
Proceeds from warrant exercises	820	120
Proceeds from issuance of 2018 Notes	-	4,545
Proceeds from Investor Notes	109	-
Repayment of 2016 and 2018 Notes	(256)	-
Proceeds from the issuance of common stock with warrants	3,286	1,652
Transaction costs	(315)	-
Net cash provided by financing activities	3,644	6,317
Net decrease in cash	(4,135)	371
Cash at beginning of period	5,831	1,170
Cash at end of period	$1,696	$1,541

Non-cash items
Debt discount arising from 2018 Note Offering	$-	$10,088
Embedded derivative liability with 2018 Note Offering	-	7,079
Common stock warrant liability with 2018 Note Offering	-	6,818
Issuance of Class A common stock for conversion of 2018 Notes	421	3,822
Issuance of Class A common stock for exercise of common stock warrants	309	262
Accrued closing costs on the 2018 Notes	-	214
Recognition of right-of-use asset upon adoption of ASC 842	2,397	-
Recognition of lease liability upon adoption of ASC 842	2,360	-

See accompanying notes.

F-28

Notes to Condensed Consolidated Financial Statements

1. Organization, Nature of Operations, and Principles of Consolidation

Real Goods Solar, Inc. (the “Company” or “RGS”) is in the solar energy systems business as (i) a manufacturer of POWERHOUSE™ 3.0 in-roof solar shingles and (ii) a residential and small business commercial solar energy engineering, procurement, and construction (“EPC”) firm.

The consolidated financial statements include the accounts of RGS and its wholly-owned subsidiaries. RGS has prepared the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States, or “GAAP”, which include the Company’s accounts and those of its subsidiaries. Intercompany transactions and balances have been eliminated. The Company has included the results of operations of acquired companies from the effective date of acquisition.

Principles of Consolidation

The Company has prepared its unaudited interim condensed consolidated financial statements included herein pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to these rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The unaudited interim financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects, our condensed consolidated balance sheet as of June 30, 2019, the interim results of operations for the three months and six months ended June 30, 2019 and 2018, changes in equity for the three and six months ended June 30, 2019 and 2018 and cash flows for the six months ended June 30, 2019 and 2018. These interim statements have not been audited. The balance sheet as of December 31, 2018 was derived from the Company’s audited consolidated financial statements included in its 2018 10-K. The interim condensed consolidated financial statements contained herein should be read in conjunction with the audited financial statements, including the notes thereto, for the year ended December 31, 2018.

POWERHOUSE™ License Agreement

On September 29, 2017 (the “Effective Date”), the Company executed an exclusive domestic and international world-wide Technology License Agreement (the “License”) with Dow Global Technologies LLC (“Dow”) for its POWERHOUSE™ in-roof solar shingle (“POWERHOUSE™”). The License allows RGS to market the POWERHOUSE™ 3.0 product using the Dow name for a license fee of $3 million. The License requires the Company to commercialize and sell a minimum of 50 megawatts of solar within 5-years of obtaining Underwriter Laboratories (“UL”) Certification to retain exclusive world-wide rights.

The Company obtained UL certification for POWERHOUSE™ 3.0 on November 2, 2018, immediately after which the Company commenced commercialization entailing the manufacturing, marketing and sale of POWERHOUSE™ to roofing companies and homebuilders. In addition, the Company sells POWERHOUSE™ to solar EPC companies, manufacturers and distributors.

Liquidity and Financial Resources Update

The Company’s historical operating results indicate substantial doubt exists related to its ability to continue as a going concern. Management’s plans and actions, which are intended to mitigate the substantial doubt raised by the Company’s historical operating results in order to satisfy its estimated liquidity needs for a period of 12 months from the issuance of the consolidated financial statements, are discussed below. As the Company cannot predict, with certainty, the outcome of its actions to generate liquidity, or whether such actions would generate the expected liquidity as currently planned, management’s plans to mitigate the risk and extend cash resources through the evaluation period, are not considered probable under current accounting standards for assessing an entity’s ability to continue as a going concern.

On March 27, 2019, the Company’s Board of Directors determined to exit its mainland residential solar business to focus on the POWERHOUSE™ in-roof shingle market and reduce overall cash outflow, with the goal of maximizing future shareholder value. The Company believes this structure and realignment enables it to effectively manage its operations and resources. This realignment resulted in the reduction of workforce payroll plus burden of approximately $4.0 million annually.

As of June 30, 2019, the Company had cash of $1.7 million, working capital of $2.6 million and shareholders’ equity of $3.6 million.

The Company has experienced recurring operating losses and negative cash flow from operations which have necessitated:

•	Exiting the mainland residential division and execution of a reduction in workforce;

•	Focusing on growing POWERHOUSE™ revenue through a re-allocation of personnel to POWERHOUSE™ sales and initiating sales to other solar installers and distribution companies; and

•	Raising additional capital. The Company completed a transaction to raise $3.3 million in April 2019.

No assurances can be given that the Company will be successful with its plans to grow revenue for profitable operations.

The Company has historically incurred a cash outflow from its operations as its revenue has not been at a level for profitable operations. As discussed above, a key component of the Company’s revenue growth strategy is the sale of the POWERHOUSE™ 3.0 in-roof solar shingle. The Company obtained UL certification for POWERHOUSE™ at the close of 2018 and therefore only recently began to market POWERHOUSE™ at the start of 2019. The Company believes it will require several quarters to generate sales to meet its goals for profitable operations.

F-29

2. Significant Accounting Policies

The Company made no changes to its significant accounting policies during the three and six months ended June 30, 2019, however it implemented Accounting Standards Codification (“ASC”) 842 as discussed in Note 3. Leases.

Recently Adopted Accounting Standards

ASU 2018-20, ASU 2018-11, ASU 2018-01 and ASU 2016-02

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard was effective for the Company on January 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The accounting standards noted above also requires lessors to classify leases as sales-type, direct financing or operating leases and the Company currently holds leases of solar systems where it is the lessor. Please refer to Note 3. Leases for the impact of the Company’s adoption of Topic 842.

ASU 2018-07

On June 20, 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2018-07 (“ASU 2018-07”), Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). Nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. ASU 2018-07 became effective for the Company on January 1, 2019. Nonemployee share-based payments were made during the three months ended June 30, 2019 and the Company has accounted for them in accordance with Topic 718. See Note 4. April 2019 Offering for further detail.

ASU 2017-11

On July 13, 2017, the FASB issued Accounting Standards Update No. 2017-11 (“ASU 2017-11”), Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in Part I of ASU 2017-11 change the classification analysis of certain equity- linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. The amendments in Part II of ASU 2017-11 recharacterize the indefinite deferral of certain provisions of Topic 480 to a scope exception. The Company adopted ASU 2017-11 during the three months ended March 31, 2019 however, the amendments within ASU 2017-11 do not have any current accounting impact on the Company.

F-30

Recently Issued Accounting Standards

ASU 2016-13

On June 16, 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-13 (“ASU 2016-13”), Financial Instruments—Credit Losses (Topic 326). ASU 2016-13 requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. Additionally, any credit losses relating to available-for-sale debt securities will need to be recorded through an allowance for credit losses upon adoption. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019. The Company expects adoption of ASU 2016-13 to impact various assets on the Condensed Consolidated Balance Sheets, specifically trade receivables and net investments in leases, and is in the process of estimating a lifetime expected credit loss as required by the new standard.

3. Leases

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of rights-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. The Company adopted the new standard on January 1, 2019 and used the effective date as its date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The cumulative effect of the change in accounting principal upon adoption of ASC 842 has resulted in an adjustment to retained earnings of $0 million as of January 1, 2019. Additionally, a right-of-use asset in the amount of $2.4 million was recognized in non-current assets with offsetting lease liabilities of $0.3 million and $2.0 million recorded in current and non-current liabilities respectively.

The Company has operating leases for corporate offices, warehouses, fleet vehicles and certain office equipment. Its leases have remaining lease terms of 1 year to 5 years, some of which include options to extend the leases for up to 3 years. Options to extend have been recognized as part of the Company’s ROU assets and lease liabilities for our warehouse and corporate office leases in Bloomfield, CT and Kailua, HI. As of the date of adoption of ASC 842, the Company had exercised the extension option for these two locations creating a remaining lease term of 1 year. As for the remaining leases, the Company was not reasonably certain that it would exercise its option to extend the leases and they have not been recognized as part of the Company’s right-of-use assets and lease liabilities. Additionally, the Company is the lessor of leased solar systems with 20-year terms which have been classified as sales-type leases. These solar system leases have the option to extend for one or more additional one-year renewal terms.

The Company has elected the “package of practical expedients” and has not reassessed whether the lease contracts contain a lease, their lease classifications or initial direct costs. Additionally, the Company has made an accounting policy election to exclude immaterial leases from lease accounting and will continue to expense them as incurred similar to its capitalization policy. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. The Company has also elected the practical expedient to not separate lease and non-lease components for all of its leases where the Company is the lessee. Significant judgements have been made in the determination of the discount rate for the leases. The rate implicit in the leases was not readily determinable so the Company has used the incremental borrowing rate for measuring the leases liabilities and right-of-use asset. The Company used yields of syndicated loans from comparable companies to estimate an incremental borrowing rate. These loans were collateralized as required by ASC 842 and had similar credit ratings as the Company.

Operating lease costs for the three and six months ended June 30, 2019 were $0.3 million and $0.6 million respectively. Cash paid for amounts included in the measurement of lease liabilities amounted to $0.3 million and $0.6 million for the three months and six months ended June 30, 2019 and have been included within the operating section of the Condensed Consolidated Statements of Cash Flows. Non-cash activities related to the adoption of ASC 842 include additions to right-of-use assets of $2.4 million arising from operating lease liabilities. The weighted average remaining lease term and weighted average discount rate are as follows:

June 30,
2019
Weighted Average Remaining Lease Term
Operating Leases	2.41 years
Weighted Average Discount Rate
Operating Leases	15%

F-31

Maturities of lease liabilities are as follows:

June 30,
2019
Maturities of lease liabilities
2019	$784,706
2020	614,269
2021	385,908
2022	-
2023	-
Thereafter	-
Total lease payments	1,784,883
Less imputed interest	(273,985)
Total	$1,510,898

In determining the amount the Company expects to derive from the leased solar systems following the end of the lease term, it used significant assumptions. At lease inception, the Company engaged the services of a third-party to perform a study of the future fair market value through the end of the assumed lease term of 20 years using a cost approach and income approach. Inflation was projected based on historical trends to determine the residual value in real dollars. The Company has managed the risk associated with the residual value of its leased panels by incorporating system, home and property maintenance requirements within each lease. The Company expects to derive approximately $0.3 million from the underlying solar panels following the end of the lease term.

Maturities of lease receivables are as follows:

June 30,
2019
Maturities of lease receivables
2019	$41,588
2020	84,441
2021	85,912
2022	87,426
2023	88,983
Thereafter	1,062,602
Total lease receivables	1,450,952
Less imputed interest	(610,939)
Present value of lease receivables	840,013
Plus Unguaranteed residual	251,669
Plus Deferred operations and maintenance expenses	59,412
Less Initial direct costs	(80,574)
Total	$1,070,520

The components of the Company’s aggregate net investment in sales-type leases as of June 30, 2019 include lease receivables of $1.5 million, unguaranteed residual assets of $0.3 million, initial direct cost of ($0.08) million, deferred operations and maintenance expense of $0.06 million and unearned revenue of $0.6 million.

4. April 2019 Offering

On April 2, 2019, Company closed an offering and sale of (a) “Primary Units,” each consisting of one share of the Company’s Class A common stock and a Series R Warrant to purchase one share of Class A common stock (the “Series R Warrant”), and (b) “Alternative Units,” each consisting of a Prepaid Series S Warrant to purchase one share of Class A common stock (the “Series S Warrants”) and a Series R Warrant to purchase one share of Class A common stock, pursuant to the Securities Purchase Agreement, dated as of April 2, 2019, by and among the Company and three institutional and accredited investors (the “Investors”) referred to herein as the “April 2019 Offering”. As a result, the Company issued 15,938,280 shares of Class A common stock, Series R Warrants to purchase 17,368,421 shares of Class A common stock, and Series S Warrants to purchase 1,430,141 shares of Class A common stock. The purchase price for a Primary Unit was $0.19 and the purchase price for an Alternative Unit was $0.18.

F-32

The Series R Warrant is exercisable at any time after issuance and will remain exercisable for a period of five years thereafter at an exercise price of $.0.20 per share, subject to adjustments for stock splits and similar events. The Series S Warrant is exercisable immediately after issuance and for a period of five years thereafter at an exercise price of $0.19 per share, of which $0.18 was paid at the closing with $0.01 per share payable upon exercise.

The Company received net proceeds of approximately $2.9 million at the closing, after deducting commissions to the placement agents and estimated offering expenses payable by the Company associated with the offering.

In connection with the closing of the offering, the Company paid a cash fee of $231,000 to the placement agent for the offering. The Company also reimbursed $5,000 of the placement agent’s expenses and $35,000 of legal expenses of the placement agent. In addition, the Company issued a warrant to purchase 1,389,474 shares of Class A common stock to the placement agent.

The Series R Warrants have been accounted for in accordance with ASC 480. The Series R Warrants are accounted for as liabilities due to provisions allowing the Investors to request redemption in cash, upon a change of control or failure to timely deliver shares of Class A common stock upon exercise. The Company classifies these common stock warrant liabilities on the Condensed Consolidated Balance Sheet as long-term liabilities due to their maturity in 5 years. The Series R Warrants are revalued at each balance sheet date subsequent to their initial issuance. The Company used a Monte Carlo pricing model to value these warrant liabilities. The Monte Carlo pricing model, which is based, in part, upon unobservable inputs for which there is little or no market data, requires the Company to develop its own assumptions. See Note 10. Fair Value Measurements for information about the techniques we use to measure the fair value of our Series R Warrants.

The Series S Warrants are derivatives and have been accounted for in accordance with ASC 815. The derivatives do not meet the criteria for equity classification and have been recorded at their fair value on the Condensed Consolidated Balance Sheets as a long-term liability due to their maturity in 5 years. Any changes in the fair value of the conversion options have been recorded as a gain or loss directly on the Condensed Consolidated Statement of Operations. See Note 10. Fair Value Measurements for information about the techniques we use to measure the fair value of our derivative instruments.

The placement agent warrants have been accounted for as non-employee compensation in accordance with ASC 718 upon adoption of ASU 2018-07 which became effective for the Company on January 1, 2019. The warrants were issued to the placement agents for their assistance with the April 2019 Offering and do not meet the requirements for liability classification. Additionally, the placement agent warrants contain a redemption feature which is not solely within the control of the Company resulting in temporary equity presentation on the Condensed Consolidated Balance Sheet as of June 30, 2019. They have been reflected at their grant date fair value and will be reassessed if it becomes probable that the warrants will be redeemable.

5. Inventory

Inventory for our Solar Division consists primarily of solar energy system components (such as solar panels and inverters) and its cost is determined by the first-in, first-out ("FIFO") method. The inventory is stated at the lower of cost or net realizable value with an allowance for slow moving and obsolete inventory items based on an estimate of the markdown to the retail price required to sell or dispose of such items. The Company has an allowance for obsolete or slow-moving inventory of $0.5 million and $0.7 million at June 30, 2019 and December 31, 2018, respectively.

POWERHOUSE™ inventories are recorded at lower of cost (FIFO) or net realizable value. As of June 30, 2019, and December 31, 2018, there was no excess and obsolete inventory reserve for POWERHOUSE™ inventories.

	June 30,	December 31,
	2019	2018
Productive material, work in process and supplies	$1,309	$92
Finished product, including service parts, etc.	3,820	2,174
Total inventories	5,129	2,266
Reserve for obsolescence	(491)	(671)
Total inventories, net	$4,638	$1,595

F-33

6. Accrued Liabilities

Accrued liabilities consist of the following:

	June 30,	December 31,
(in thousands)	2019	2018
Accrued Expenses	$711	$924
Received not billed	870	240
Accrued Compensation	380	476
Other	59	69
Accrued Project Costs	85	102
Total	$2,105	$1,811

7. Related Parties

On May 23, 2017, the Company entered into an agreement with Mobomo, LLC (“Mobomo”) for the design and development of intellectual property at a cost of $0.5 million. The intellectual property consisted of an integrated mobile phone application and the new RGS 365™ customer portal. As of June 30, 2019, and December 31, 2018, Mobomo provided data hosting services which totaled approximately $5,000 and $20,000, respectively.

Mobomo’s Chief Executive Officer is the son of the Company’s CEO. The Company approved the agreement in accordance with its related-party transaction policy.

8. Contingencies

The Company is subject to risks and uncertainties in the normal course of business, including legal proceedings; governmental regulation, such as the interpretation of tax and labor laws; and the seasonal nature of its business due to weather-related factors. The Company has accrued a liability for probable and estimable costs incurred with respect to identified risks and uncertainties based upon the facts and circumstances currently available.

9. Shareholders’ Equity

During the three and six months ended June 30, 2018, the Company issued stock options under the 2018 Long-Term Incentive Plan, however, none of these options were exercised during the three and six months ended June 30, 2019. During the three months ended June 30, 2019, 215,500 stock options were granted.

Related specifically to the Company’s issuance of convertible notes and warrants on April 9, 2018, the Company issued 894,836 shares of its Class A common stock upon the conversion of the 2018 convertible notes and 210,000 shares of its Class A common stock upon exercise of the Series Q warrants during the six months ended June 30, 2019. No such conversions or exercises took place during the three months ended June 30, 2019.

As discussed in Note 4. April 2019 Offering, the Company issued the Series R Warrants, Series S Warrants and placement agent warrants. Of the warrants issued, 1,430,141 shares of Class A common stock were issued upon exercise of the Series S warrants and 3,688,935 shares of Class A common stock were issued upon exercise of the Series R warrants during the three months ended June 30, 2019.

At June 30, 2019, the Company had the following shares of Class A common stock reserved for future issuance:

Stock options and grants outstanding under incentive plans	1,121,228
Common stock warrants outstanding	23,573,833
Total shares reserved for future issuance	24,695,061

10. Fair Value Measurements

The Company complies with the provisions of FASB ASC No. 820, Fair Value Measurements and Disclosures (“ASC 820”), in measuring fair value and in disclosing fair value measurements at the measurement date. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. FASB ASC No. 820-10-35, Fair Value Measurements and Disclosures- Subsequent Measurement (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10-35-3 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model.

F-34

ASC 820-10-35 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1 Inputs – Level 1 inputs are unadjusted quoted prices in active markets for assets or liabilities identical to those to be reported at fair value. An active market is a market in which transactions occur for the item to be fair valued with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 Inputs – Level 2 inputs are inputs other than quoted prices included within Level 1. Level 2 inputs are observable either directly or indirectly. These inputs include: (a) Quoted prices for similar assets or liabilities in active markets; (b) Quoted prices for identical or similar assets or liabilities in markets that are not active, such as when there are few transactions for the asset or liability, the prices are not current, price quotations vary substantially over time or in which little information is released publicly; (c) Inputs other than quoted prices that are observable for the asset or liability; and (d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs – Level 3 inputs are unobservable inputs for an asset or liability. These inputs should be used to determine fair value only when observable inputs are not available. Unobservable inputs should be developed based on the best information available in the circumstances, which might include internally generated data and assumptions being used to price the asset or liability.

When determining the fair value measurements for assets or liabilities required or permitted to be recorded at and/or marked to fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. When possible, the Company looks to active and observable markets to price identical assets. When identical assets are not traded in active markets, the Company looks to market observable data for similar assets.

The Company accounts for Series R Warrants in accordance with ASC 480. The Series R Warrants are accounted for as liabilities due to provisions in the warrants allowing the Investors to request redemption in cash upon a change of control or failure to timely deliver shares of Class A common stock upon exercise. The Company classifies these warrant liabilities on the Consolidated Balance Sheet as long-term liabilities, which are revalued at each balance sheet date subsequent to their initial issuance. The Company used a Monte Carlo pricing model to initially value the Series R Warrants however, due to the immaterial difference in valuations between the two models, the Company utilized Black Scholes as of June 30, 2019 to value these common stock warrant liabilities which is based, in part, upon unobservable inputs some of which have little or no market data, requiring the Company to develop its own assumptions. The following tables summarize the basis used to measure certain financial assets and liabilities at fair value on a recurring basis in the consolidated balance sheets:

Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Items	Inputs	Inputs
Balance at June 30, 2019 (in thousands)	Total	(Level 1)	(Level 2)	(Level 3)
Common stock warrant liability	$3,766	-	-	$3,766
	$3,766	-	-	$3,766

The following table shows the reconciliation from the beginning to the ending balance for the Company’s common stock warrant liability measured at fair value on a recurring basis using significant unobservable inputs (i.e. Level 3) for the period ended June 30, 2019:

(in thousands)	Series Q common stock warrant liability	Series R common stock warrant liability	Series S common stock warrant liability	Total
Fair value of financial liabilities at December 31, 2018	$511	$-	$-	$511
April 2019 Offering	-	2,605	250	2,855
Change in the fair value of common stock warrant liabilities, net	(30)	1,518	-	1,488
Adjustment for exercise of common stock warrant liabilities	(241)	(597)	(250)	(1,088)
Fair value of financial liabilities at June 30, 2019	$240	$3,526	$-	$3,766

F-35

The assumptions used in the Black Scholes model were as follows:

	Exercise Price	Strike Floor	Closing Market Price (average)	Risk-free Rate	Dividend Yield	Market Price Volatility	Remaining Term (years)
Series Q Common Stock Warrant Liability June 30, 2019	$0.19	N/a	$0.28	1.76%	0.00%	151%	3.78
Series R Common Stock Warrant Liability June 30, 2019	$0.20	N/a	$0.28	1.76%	0.00%	151%	4.76

Other Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, deferred revenue and convertible debt. The carrying values of these financial instruments approximate their fair values, due to their short-term nature.

11. Segment Information

Financial information for the Company’s segments and a reconciliation of the total of the reportable segments’ income (loss) from operations (measures of profit or loss) to the Company’s consolidated net loss are as follows:

	Three Months ended June 30,		Six Months ended June 30,
(in thousands)	2019	2018	2019	2018
Contract revenue:
Solar Division	$2,188	$3,568	$4,248	$6,381
POWERHOUSE™	106	-	171	-
Other	-	-	37	11
Consolidated contract revenue	2,294	3,568	4,456	6,392
Operating loss:
Solar Division	(532)	(571)	(2,150)	(1,996)
POWERHOUSE™	(1,004)	(57)	(1,465)	(108)
Other	(1,816)	(3,581)	(4,239)	(6,496)
Operating loss	(3,352)	(4,209)	(7,854)	(8,600)
Reconciliation of consolidated loss from operations to consolidated net loss:
Change in fair value of derivative liabilities and loss on debt extinguishment	(1,502)	(3,073)	(1,445)	(3,046)
Amortization of debt discount and deferred loan costs	(234)	(1,435)	(287)	(1,435)
Other income	12	955	20	985
Net loss	$(5,076)	$(7,762)	$(9,566)	$(12,096)

The following is a reconciliation of reportable segments’ assets to the Company’s consolidated total assets. The Other segment includes certain unallocated corporate amounts.

	June 30,	December 31,
(in thousands)	2019	2018
Total assets:
Solar Division	$6,224	$7,136
POWERHOUSE™	7,592	4,298
Other	1,669	4,826
	$15,485	$16,260

F-36

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

1.1†	Form of Dealer-Manager Agreement by and between Real Goods Solar, Inc. and Advisory Group Equity Services Ltd., d/b/a RHK Capital.

2.1	Articles of Incorporation of Real Goods Solar, Inc. (Incorporated by reference to Exhibit 3.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 8, 2016 (Commission File No. 001-34044)).

2.2	Certificate of Designation of Preferences, Rights and Limitations of Series A 12.5% Mandatorily Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 8, 2016 (Commission File No. 001-34044)).

2.3	Statement of Correction to Articles of Incorporation of Real Goods Solar, Inc. (Incorporated by reference to Exhibit 3.3 to Real Goods Solar, Inc.’s Quarterly Report on Form 10-Q filed May 10, 2017 (Commission File No. 001-34044)).

2.4	Articles of Incorporation of Real Goods Solar, Inc., revised to reflect correction made by Statement of Correction to Articles of Incorporation (incorporated by reference to Exhibit 3.4 to Real Goods Solar’s Registration Statement on Form S-1 filed April 4, 2019 (Commission File No. 333-230885).

2.5	Bylaws of Real Goods Solar, Inc. (Incorporated by reference to Exhibit 3.2 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).

2.6†	Form of Articles of Designation of Preferences, Rights and Limitations of Series 1 Preferred Stock.

3.1	Form of Real Goods Solar Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Amendment No. 5 to Registration Statement on Form S-1 filed May 2, 2008 (Commission File No. 333-149092)).

3.2	Warrant, dated March 26, 2013, pursuant to the Second Loan Modification and Reinstatement Agreement, dated November 13, 2012, among Silicon Valley Bank, Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, and Alteris ISI, LLC (Incorporated by reference to Exhibit 10.21 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

3.3	Warrant, dated March 27, 2013, issued to Silicon Valley Bank pursuant to the Third Loan Modification Agreement, dated March 27, 2013, among Silicon Valley Bank, Real Goods Energy Tech, Inc., Real Goods Trading Corporation, and Alteris Renewables, Inc. (Incorporated by reference to Exhibit 10.22 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

3.4	Form of Warrant, dated June 3, 2013, issued to the investors under the Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and the investors identified therein (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2013 (Commission File No. 001-34044)).

3.5	Form of Warrant, dated November 20, 2013, issued pursuant to the Underwriting Agreement, dated November 15, 2013 by and between Real Goods Solar, Inc. and Cowen (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed November 21, 2013 (Commission File No. 001-34044)).

3.6	Form of Warrant, dated July 2, 2014, issued to the investors under the Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and the investors identified therein (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).

3.7	Warrant, dated June 6, 2014, issued to Silicon Valley Bank pursuant to the Joinder and Sixth Loan Modification Agreement, dated June 6, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 19, 2014 (Commission File No. 001-34044)).

3.8	Warrant, dated November 19, 2014, issued to Silicon Valley Bank pursuant to the Seventh Loan Modification Agreement, dated November 19, 2014, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. - Mercury Solar, Elemental Energy, LLC, Sunetric Management LLC and Silicon Valley Bank (Incorporated by reference to Exhibit 4.8 to Real Goods Solar’s Annual Report on Form 10-K filed March 31, 2015 (Commission File No. 001-34044)).

3.9	Combined Form of Warrant issued to investors on February 26 and 27, 2015 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).

3.10	Warrant to Purchase Common Stock dated February 27, 2015, issued to WestPark Capital, Inc. (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).

3.11	Waiver and Amendment Agreement, dated March 31, 2015, among Real Goods Solar, Inc. and the investor party thereto (Incorporated by reference to Exhibit 4.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 11, 2015 (Commission File No. 001-34044)).

3.12	Form of Series F Warrant issued to investors on June 30 and July 1, 2015 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed June 26, 2015 (Commission File No. 001-34044)).

3.13	Form of Warrant to Purchase Common Stock, dated June 30, 2015, issued to WestPark Capital, Inc. (Incorporated by reference to Exhibit 4.3 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 10, 2015 (Commission File No. 001-34044)).

3.14	Form of Senior Secured Convertible Note issued to the investors under the Securities Purchase Agreement, dated April 1, 2016 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

3.15	Form of Series G Warrants issued to the investors under the Securities Purchase Agreement, dated April 1, 2016 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

3.16	Form of Termination and Amendment Agreement, dated May 12, 2016, between Real Goods Solar, Inc. and each of the investors party to the Securities Purchase Agreement, dated April 1, 2016 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed May 12, 2016 (Commission File No. 001-34044)).

3.17	Form of Series H Warrant, dated September 14, 2016, issued to investors participating in the September 14, 2016 public unit offering (Incorporated by reference to Exhibit 4.17 to Amendment No. 5 to Real Goods Solar’s Registration Statement on Form S-1 filed September 7, 2016 (Commission File No. 333-211915)).

3.18	Form of Real Goods Solar Series A 12.5% Mandatorily Convertible Preferred Stock Certificate (Incorporated by reference to Exhibit 4.18 to Amendment No. 3 to Real Goods Solar’s Registration Statement on Form S-1 filed August 25, 2016 (Commission File No. 333-211915)).

3.19	Representative Warrant to Purchase Units Consisting of Series A 12.5% Mandatorily Convertible Preferred Stock and Series H Warrant to Purchase Common Stock, dated September 14, 2016, issued to Roth Capital Partners, LLC (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed September 14, 2016 (Commission File No. 001-34044)).

3.20	Form of Series I Warrant, dated December 8, 2016, issued to investors party the Securities Purchase Agreement, dated December 8, 2016 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed December 13, 2016 (Commission File No. 001-34044)).

3.21	Form of Series J Warrant, dated December 8, 2016, issued to investors party the Securities Purchase Agreement, dated December 8, 2016 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Current Report on Form 8-K filed December 13, 2016 (Commission File No. 001-34044)).

3.22	Placement Agent Warrant, dated December 13, 2016, issued to Roth Capital Partners, LLC (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed December 14, 2016 (Commission File No. 001-34044)).

3.23	Form of Series K Warrant, dated February 6, 2017, issued to investors party to the Securities Purchase Agreement, dated February 1, 2017 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed February 2, 2017 (Commission File No. 001-34044)).

3.24	Form of Series L Warrant, dated February 6, 2017, issued to investors party to the Securities Purchase Agreement, dated February 1, 2017 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Current Report on Form 8-K filed February 2, 2017 (Commission File No. 001-34044)).

3.25	Placement Agency Warrant, dated February 6, 2017, issued to Roth Capital Partners, LLC (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed February 6, 2017 (Commission File No. 001-34044)).

3.26	Form of Series M Warrant, dated February 9, 2017, issued to investors party to the Securities Purchase Agreement, dated February 7, 2017 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Amendment No. 1 Current Report on Form 8-K/A filed February 15, 2017 (Commission File No. 001-34044)).

3.27	Form of Series N Warrant, dated February 9, 2017, issued to investors party to the Securities Purchase Agreement, dated February 7, 2017 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Amendment No. 1 Current Report on Form 8-K/A filed February 15, 2017 (Commission File No. 001-34044)).

3.28	Placement Agency Warrant, dated February 9, 2017, issued to Roth Capital Partners, LLC (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Amendment No. 1 Current Report on Form 8-K/A filed February 15, 2017 (Commission File No. 001-34044)).

3.29	Form of Series O Warrant, dated January 4, 2018, issued to the investor party to the Securities Purchase Agreement, dated January 2, 2018 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed January 2, 2018 (Commission File No. 001-34044)).

3.30	Form of Series P Warrant, dated January 4, 2018, issued to the investor party to the Securities Purchase Agreement, dated January 2, 2018 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Current Report on Form 8-K filed January 2, 2018 (Commission File No. 001-34044)).

3.31	Placement Agency Warrant, dated January 4, 2018, issued to Roth Capital Partners, LLC (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed January 4, 2018 (Commission File No. 001-34044)).

3.32	Form of Series A Senior Convertible Note, dated April 9, 2018, issued to the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

3.33	Form of Series B Senior Secured Convertible Note, dated April 9, 2018, issued to the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 4.2 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

3.34	Form of Series Q Warrants, dated April 9, 2018, issued to the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 4.3 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

3.35	Form of Secured Promissory Notes, dated April 9, 2018, issued to Real Goods Solar, Inc. under the Note Purchase Agreement, dated April 9, 2018 by each of the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 4.4 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

3.36	Form of Placement Agent Warrant, dated April 9, 2018, issued by Real Goods Solar, Inc. to WestPark Capital, Inc. (Incorporated by reference to Exhibit 4.5 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

3.37	Form of Series R Warrant, dated April 2, 2019, issued to the investors under the Securities Purchase Agreement, dated April 2, 2019 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed April 2, 2019 (Commission File No. 001-34044)).

3.38	Form of Series S Warrant, dated April 2, 2019, issued to the investors under the Securities Purchase Agreement, dated April 2, 2019 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed April 2, 2019 (Commission File No. 001-34044)).

3.39	Form of Placement Agent Warrant, dated as of April 4, 2019, issued to Dawson James Securities, Inc. (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Current Report on Form 8-K filed April 2, 2019 (Commission File No. 001-34044)).

3.40†	Form of Real Goods Solar Series 1 Preferred Stock Certificate.

4.1†	Form of Subscription Rights Certificate.

6.1*	Form of Real Goods Solar, Inc. Employee Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Amendment No. 1 to Registration Statement on Form S-1 filed March 28, 2008 (Commission File No. 333-149092)).

6.2*	Amended and Restated Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed February 12, 2018 (Commission File No. 001-34044)).

6.3	Tax Sharing and Indemnification Agreement between Real Goods Solar, Inc. and Gaiam, Inc. (Incorporated by reference to Exhibit 10.7 to Real Goods Solar’s Amendment No. 3 to Registration Statement on Form S-1 filed April 17, 2008 (Commission File No. 333-149092)).

6.4	Shareholders Agreement, dated December 19, 2011, between Real Goods Solar, Inc. and Riverside Renewable Energy Investments, LLC (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed December 21, 2011 (Commission File No. 001-34044)).

6.5	First Amendment to Tax Sharing Agreement, dated December 19, 2011, between Real Goods Solar, Inc. and Gaiam, Inc. (Incorporated by reference to Exhibit 10.17 to Real Goods Solar’s Annual Report on Form 10-K filed April 1, 2013 (Commission File No. 001-34044)).

6.6	Securities Purchase Agreement, dated May 24, 2013, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed May 24, 2013 (Commission File No. 001-34044)).

6.7	Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).

6.8	Form of Registration Rights Agreement, dated July 9, 2014, among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and such investors (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044)).

6.9	Placement Agency Agreement, dated February 23, 2015, between Real Goods Solar, Inc. and WestPark Capital, Inc. (Incorporated by reference to Exhibit 1.1 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).

6.10	Form of Securities Purchase Agreement, dated February 23, 2015, among Real Goods Solar, Inc. and the investors thereunder (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed February 24, 2015 (Commission File No. 001-34044)).

6.11*	Employment Agreement, dated June 1, 2015, between Real Goods Solar, Inc. and Dennis Lacey (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2015 (Commission File No. 001-34044)).

6.12*	Form of Employee Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed June 3, 2015 (Commission File No. 001-34044)).

6.13	Placement Agency Agreement, dated June 25, 2015, between Real Goods Solar, Inc. and WestPark Capital, Inc. (Incorporated by reference to Exhibit 1.1 to Real Goods Solar’s Current Report on Form 8-K filed June 26, 2015 (Commission File No. 001-34044)).

6.14	Form of Securities Purchase Agreement, dated June 25, 2015, among Real Goods Solar, Inc. and the investors party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 26, 2015 (Commission File No. 001-34044)).

6.15	Securities Purchase Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investors party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

6.16	Registration Rights Agreement, dated April 1, 2016, among Real Goods Solar, Inc. and the investors party thereto (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed April 1, 2016 (Commission File No. 001-34044)).

6.17	Placement Agency Agreement, dated December 8, 2016, among Real Goods Solar, Inc., Roth Capital Partners, LLC and WestPark Capital, Inc. (Incorporated by reference to Exhibit 1.1 to Real Goods Solar’s Current Report on Form 8-K filed December 13, 2016 (Commission File No. 001-34044)).

6.18	Form of Securities Purchase Agreement, dated December 8, 2016, among Real Goods Solar, Inc. and the purchasers party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed December 13, 2016 (Commission File No. 001-34044)).

6.19	Form of Leak-Out Agreement, dated December 8, 2016, entered into by $10,000 or greater investors party to the Securities Purchase Agreement, dated December 8, 2016 (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed December 13, 2016 (Commission File No. 001-34044)).

6.20	Form of Amendment to Securities Purchase Agreement, dated December 12, 2016, among Real Goods Solar, Inc. and the purchasers party thereto (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed December 13, 2016 (Commission File No. 001-34044)).

6.21	Placement Agency Agreement, dated February 1, 2017, between Real Goods Solar, Inc. and Roth Capital Partners, LLC (Incorporated by reference to Exhibit 1.1 to Real Goods Solar’s Current Report on Form 8-K filed February 2, 2017 (Commission File No. 001-34044)).

6.22	Form of Securities Purchase Agreement, dated February 1, 2017, among Real Goods Solar, Inc. and the purchasers party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed February 2, 2017 (Commission File No. 001-34044)).

6.23	Form of Leak-Out Agreement, dated February 1, 2017, among Real Goods Solar, Inc. and certain purchasers party to the Securities Purchase Agreement, dated February 1, 2017 (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed February 2, 2017 (Commission File No. 001-34044)).

6.24	Placement Agency Agreement, dated February 7, 2017, between Real Goods Solar, Inc. and Roth Capital Partners, LLC (Incorporated by reference to Exhibit 1.1 to Real Goods Solar’s Current Report on Form 8-K filed February 8, 2017 (Commission File No. 001-34044)).

6.25	Form of Securities Purchase Agreement, dated February 7, 2017, among Real Goods Solar, Inc. and the purchasers party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Amendment No. 1 Current Report on Form 8-K/A filed February 15, 2017 (Commission File No. 001-34044)).

6.26	Form of Leak-Out Agreement, dated February 7, 2017, among Real Goods Solar, Inc. and certain purchasers party to the Securities Purchase Agreement, dated February 7, 2017 (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed February 8, 2017 (Commission File No. 001-34044)).

6.27	Master Services Agreement, dated May 23, 2017, between Real Goods Solar, Inc. and Mobomo, LLC (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 14, 2017 (Commission File No. 001-34044)).

6.28	Statement of Work, dated May 24, 2017, between Real Goods Solar, Inc. and Mobomo, LLC (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 14, 2017 (Commission File No. 001-34044)).

6.29	Technology License Agreement, dated September 29, 2017, by and between Real Goods Solar, Inc. and Dow Global Technologies LLC (Incorporated by reference to Exhibit 10.1 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed October 4, 2017 (Commission File No. 001-34044)).

6.30	Engagement Agreement, dated December 13, 2017, among Real Goods Solar, Inc. and WestPark Capital, Inc. (Incorporated by reference to Exhibit 1.1 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed January 2, 2018 (Commission File No. 001-34044)).

6.31	Form of Securities Purchase Agreement, dated January 2, 2018, between Real Goods Solar, Inc. and the purchaser party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed January 2, 2018 (Commission File No. 001-34044)).

6.32	Cooperation Agreement dated January 2, 2018, between Real Goods Solar, Inc. and Iroquois Capital Management LLC, Iroquois Master Fund LTD, Iroquois Capital Investment Group LLC, Richard Abbe and Kimberly Page (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed January 3, 2018 (Commission File No. 001-34044)).

6.33*	Amended and Restated Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed February 12, 2018 (Commission File No. 001-34044)).

6.34	Placement Agency Agreement, dated January 29, 2018, between Real Goods Solar, Inc. and WestPark Capital, Inc. (Incorporated by reference to Exhibit 1.1 to Real Goods Solar’s Quarterly Report on Form 10-Q filed August 14, 2018 (Commission File No. 001-34044)).

6.35	Securities Purchase Agreement, dated March 30, 2018, among Real Goods Solar, Inc. and the investor parties thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed April 2, 2018 (Commission File No. 001-34044)).

6.36	Form of Amendment No. 1 to Securities Purchase Agreement, dated April 9, 2018, between Real Goods Solar, Inc. and each of the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

6.37	Registration Rights Agreement, dated April 9, 2018, among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

6.38	Form of Note Purchase Agreement, dated April 9, 2018, between Real Goods Solar, Inc. and each of the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

6.39	Form of Master Netting Agreement, dated April 9, 2018, between Real Goods Solar, Inc. and each of the investors under the Securities Purchase Agreement, dated March 30, 2018 (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed April 10, 2018 (Commission File No. 001-34044)).

6.40	Registration Rights Agreement, dated June 5, 2018, among Real Goods Solar, Inc., Iroquois Master Fund Ltd. and Iroquois Capital Investment Group LLC (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 7, 2018 (Commission File No. 001-34044)).

6.41*	Real Goods Solar, Inc. 2018 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed June 21, 2018 (Commission File No. 001-34044)).

6.42*	Form of Real Goods Solar, Inc. Employee Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed June 21, 2018 (Commission File No. 001-34044)).

6.43	Form of Letter Agreement, dated August 29, 2018, between Real Goods Solar, Inc. and each holder of Series A Senior Convertible Notes and Series B Senior Secured Convertible Notes, in each case due April 9, 2019 (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed August 29, 2018 (Commission File No. 001-34044)).

6.44*	Form of Change in Control Agreement entered into on November 14, 2018 between Real Goods Solar, Inc. and each of, among others, Alan Fine and Nicolle Dorsey (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed November 20, 2018 (Commission File No. 001-34044)).

6.45*	Amendment to Employment Agreement, dated November 19, 2018, between Real Goods Solar, Inc. and Dennis Lacey (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed November 20, 2018 (Commission File No. 001-34044)).

6.46*	Real Goods Solar, Inc. 2019 Incentive Compensation Plan (Incorporated by reference to Exhibit 10.3 to Real Goods Solar’s Current Report on Form 8-K filed November 20, 2018 (Commission File No. 001-34044)).

6.47*	Real Goods Solar, Inc. 2019 One-Time Special Discretionary Bonus Plan (Incorporated by reference to Exhibit 10.4 to Real Goods Solar’s Current Report on Form 8-K filed November 20, 2018 (Commission File No. 001-34044)).

6.48	Engagement Letter, dated March 19, 2019, among Real Goods Solar, Inc. and Dawson James Securities, Inc. (Incorporated by reference to Exhibit 1.1 to Real Goods Solar’s Current Report on Form 8-K filed April 2, 2019 (Commission File No. 001-34044)).

6.49	Form of Securities Purchase Agreement, dated April 2, 2019, among Real Goods Solar, Inc. and the purchasers party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar’s Current Report on Form 8-K filed April 2, 2019 (Commission File No. 001-34044)).

6.50	Form of Leak-Out Agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Current Report on Form 8-K filed April 2, 2019 (Commission File No. 001-34044)).

6.51	Form of Indemnification Agreement and schedule of directors and officers who have entered into such agreement (Incorporated by reference to Exhibit 10.2 to Real Goods Solar’s Quarterly Report on Form 10-Q filed November 14, 2012 (Commission File No. 001-34044)).

6.52†	Technology Services Agreement, created September 28, 2017, between Real Goods Solar, Inc. and The Dow Chemical Company.

6.53†	Sales Agreement-Surplus Property, dated September 29, 2017, between Real Goods Solar, Inc. and The Dow Chemical Company.

8.1†	Subscription and Escrow Agent Agreement, dated November 6, 2019, between Real Goods Solar, Inc. and Continental Stock Transfer and Trust Company.

11.1†	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibits 12.1 and 15.1).

11.2†	Consent of BDO USA, LLP.

11.3†	Consent of Moss Adams LLP.

12.1†	Opinion of Brownstein Hyatt Farber Schreck, LLP.

13.1†	Testing the Waters Materials (Press Release).

13.2†	Testing the Waters Materials (Press Release).

13.3†	Testing the Waters Materials (Investor Presentation).

13.4††	Testing the Waters Materials (Investor Presentation).

13.5††	Testing the Waters Materials (Form of Press Release)

15.1†	Opinion of Brownstein Hyatt Farber Schreck, LLP regarding certain tax matters.

15.2†	Form of Instructions as to Use of Subscription Rights Certificates.

15.3†	Form of Letter to Rightsholders.

15.4†	Form of Notice of Guaranteed Delivery for Rights Certificates.

15.5†	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

15.6†	Form of Letter to Clients.

15.7†	Form of Beneficial Owner Election Form.

*	Indicates management contract or compensatory plan or arrangement.
†	Previously filed.
††	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 8, 2019.

Real Goods Solar, Inc.

/s/ Dennis Lacey
By: Dennis Lacey
Chief Executive Officer and Director
(Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian Bowles	Ian Bowles, Chairman of the Company’s Board of Directors	November 8, 2019

/s/ Dennis Lacey	Dennis Lacey, Chief Executive Officer and Director	November 8, 2019
(Principal Executive Officer)

/s/ Alan Fine	Alan Fine, Chief Financial Officer and Treasurer	November 8, 2019
(Principal Financial Officer and Principal Accounting Officer)

/s/ George Neble	George Neble, Director	November 8, 2019